As filed with the Securities and Exchange Commission on May 11, 2005

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  FORM SB-2/A
                                 AMENDMENT NO.1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                  Pop N Go, Inc.
                 (Name of Small Business Issuer in Its Charter)

       Delaware                         358100                95-4603172
(State or Other Jurisdiction of      (Primary Standard       (I.R.S. Employer
 Incorporation or organization)  Industrial Classification  Identification No.)
                                       Code Number)

                            12429 East Putnam Street
                           Whittier, California 90602
                                 (562) 945-9351

          (Address and telephone number of principal executive offices)

                                  Melvin Wyman
                            12429 East Putnam Street
                           Whittier, California 90602
                                 (562) 945-9351


            (Name, address and telephone number of Agent for Service)

                                   COPIES TO:

 Clayton E. Parker, Esq.                 Christopher K. Davies, Esq.
 Kirkpatrick & Lockhart LLP              Kirkpatrick & Lockhart LLP
 201 S. Biscayne Boulevard, Suite 2000   201 S. Biscayne Boulevard, Suite 2000
 Miami, Florida 33131                    Miami, Florida 33131
 Telephone:      (305) 539-3300          Telephone:      (305) 539-3300
 Telecopier:     (305) 358-7095          Telecopier:     (305) 358-7095



Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                        CALCULATION OF REGISTRATION FEE

Title of each          Amount to be      Proposed maximum  Proposed maximum   Amount of
class of securities     registered        offering price      aggregate      registration
to be registered                             per unit       offering price       Fee
------------------------------------------------------------------------------------------
Common Stock,
par value $0.001
per share	    102,542,499 shares (2)   $0.019	   $1,948,307.48	$204.80
------------------------------------------------------------------------------------------
Total               102,542,499	shares (2)   $0.019	   $1,948,307.48  	$204.80
==========================================================================================




(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933.


(2)	Of these shares, 75,000,000 are being registered under the Standby
Equity Distribution Agreement, 8,666,666 were issued to Cornell Capital Partners, LP, as a one-time commitment fee under the Securities Purchase Agreement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

===============================================================================
                             PROSPECTUS
                                     Subject to completion, dated May 11,2005


                           POP N GO, INC.
                 102,542,499 Shares of Common Stock

This prospectus relates to the sale of up to 102,542,499 shares of common stock of Pop N Go, Inc. ("Pop N Go") by certain persons who are stockholders of Pop N Go, including Cornell Capital Partners, LP ("Cornell Capital Partners").

Cornell Capital Partners, LP is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Standby Equity Distribution Agreement which we entered into on May 14, 2004 (the "Equity Distribution Agreement"). Pursuant to the Equity Distribution Agreement, Pop N Go will issue shares of common stock to Cornell Capital Partners in return for cash advances.

Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "POPN".

Please refer to "Risk Factors" beginning on page 7.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. Neither the selling stockholders nor we may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  The date of this prospectus is May __, 2005.

                               TABLE OF CONTENTS

PROSPECTUS SUMMARY..............................................................................1
THE OFFERING....................................................................................3
RISK FACTORS....................................................................................7
FORWARD-LOOKING STATEMENTS.....................................................................11
SELLING STOCKHOLDERS...........................................................................12
USE OF PROCEEDS RECEIVED UNDER THE EQUITY DISTRIBUTION AGREEMENT...............................15
DILUTION.......................................................................................17
EQUITY DISTRIBUTION AGREEMENT..................................................................18
PLAN OF DISTRIBUTION...........................................................................20
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS..........22
DESCRIPTION OF BUSINESS........................................................................32
MANAGEMENT.....................................................................................36
PRINCIPAL STOCKHOLDERS.........................................................................39
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.................................................40
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S  COMMON EQUITY AND OTHER STOCKHOLDER MATTERS.41
DESCRIPTION OF SECURITIES......................................................................43
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL MATTERS..............46
EXPERTS........................................................................................47
LEGAL MATTERS..................................................................................47
HOW TO GET MORE INFORMATION....................................................................47
POP N GO, INC. AND SUBSIDIARY  CONSOLIDATED FINANCIAL STATEMENTS..............................F-1
PART-II......................................................................................II-1

-------------------------------------------------------------------------------------------

                               PROSPECTUS SUMMARY

The following is only a summary of the information, financial statements and notes included in this prospectus. You should read the entire prospectus carefully, including "Risk Factors" and our Financial Statements and the notes to the Financial Statements before making any investment decision regarding Pop N Go.

Overview

Pop N Go, Inc. is a Delaware corporation, organized October 1996, for the purpose of conducting a business in the development, manufacturing, marketing and distribution of a new line of specialty food service and food vending machine equipment, and related food products.

We began operations in October 1996 and began shipping our first product, the Pop N Go Hot Air Popcorn Vending Machine during the 4th quarter of 1997. In February 1998, we acquired all of the outstanding shares of Nuts to Go, Inc. and its technology under development for a hot nuts vending machine, which management intends to be the our second vending machine product. We have carried on development of this technology in Pop N Go, Inc. Nuts to Go, Inc. is currently an inactive subsidiary without assets or activities.

We intend to generate revenues from the sale of the Pop N Go vending machines; and the operation of our revenue share machines, which are owned by us, and are typically located in airports, shopping malls and high traffic locations. We have, in market testing, a line of popcorn flavorings, and in the future intend to generate revenues from the sale of this product. There can be no assurance, however, that we will be successful or will realize profits from our activities.

Going Concern

Our financial statements have been prepared on a "going concern" basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Our independent auditor has expressed substantial doubt as to our ability to continue as a going concern. As shown in the financial statements, during the fiscal years ended September 30, 2004 and 2003, we have incurred losses of $2,985,708 and $1,945,337, respectively. In addition, our cash flow requirements have been met through private placements of our common stock. Because we continue to incur losses much of our debt is currently in default. As of January 12, 2005, we have $3,681,651 in convertible debentures. We are in default in the repayment of principal on approximately $2,387,751 of these convertible debentures. We also have $1,343,133 including Purchase Agreement for Branxax LLC in notes. We are in default in the repayment of principal on approximately $1,236,133 of these notes.

Defaults on Convertible Debentures and Promissory Notes


We plan to become current on these obligations by converting our debentures and promissory notes to common stock of the and/or issuing long-term promissory notes. We have been in discussions with holders of over 80% these obligations. We expect to reach a repayment agreement with holders of a minimum of 80% of our debt (convertible debentures and promissory notes). There is no assurance that the holders of our debentures and notes will agree to this arrangement. We do not plan to use any of the cash advances from the Equity Distribution Agreement to pay off any of our defaulted obligations. Our repayment obligations under the defaulted debentures and notes can be accelerated by the holders at any time. We have received notice of acceleration from one promissory note holder and we paid the holder of that note the full amount owed on the note in cash in February, 2005. None of the terms of the note were altered in any way. Acceleration of the full amount of our debt would have a material adverse consequence on our ability to carry out our business plan and to continue as a going concern. Currently, we are not authorized to issue a sufficient number of shares of common stock to convert all of our debt to equity. In order to convert the debt on which we have defaulted, we will be required to seek approval from our shareholders to amend our articles of incorporation to authorize the issuance of additional shares of our common stock. We expect to issue new long-term debt to refinance that portion of our debt that we do not convert to equity. The issuance of new long-term debt will be under terms that will allow us to make payments out of positive cash flow expected by the third quarter of 2005. Our ability to service any new long term notes will be dependent on our ability to successfully execute our business plan. There is no assurance that we will be able to make timely payments on any debt instruments that we issue in the future.


Assurances cannot be given that financing will continue to be available or be sufficient to meet our capital needs. If we are unable to generate profits and unable to continue to obtain financing to meet our working capital requirements, we may have to curtail our business sharply or cease operations altogether. The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should we be unable to continue as a going concern. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis, to retain our current financing, to obtain additional financing, and ultimately to attain profitability. Should any of these events not occur, the accompanying financial statements will be adversely effected.

About Us

Our principal executive offices are located at 12429 East Putnam Street, Whittier, California 90602. Our telephone number is (562) 945 9351.

                                  THE OFFERING

This offering relates to the sale of common stock by certain persons who are, or beneficially deemed to be, stockholders of Pop N Go. Cornell Capital Partners intends to sell up to 83,666,666 shares of common stock, 75,000,000 of which are under the Equity Distribution Agreement, and 8,666,666 shares of common stock that Cornell Capital Partners received from Pop N Go as a one-time commitment fee under the Equity Distribution Agreement. In addition, Spencer-Clarke, our placement agent, intends to sell up to 333,333 shares of common stock. The total amount of financing that Cornell Capital Partners has committed to provide us, pursuant to the terms and conditions of the Equity Distribution Agreement, is $5,000,000. Cornell Capital Partners will receive a 5% underwriting discount on the financing we receive from Cornell Capital Partners. Due to the dilutive effect of the financing, we will raise under the Equity Distribution Agreement; there is no assurance our shareholders would authorize the increase in the number of shares necessary to receive further advances under the Equity Distribution Agreement, which we would require in order to receive the maximum amount of funds available under the Equity Distribution Agreement.

We only have 75,000,000 shares available for issuance under the Equity Distribution Agreement. The amount of proceeds we are able to receive from Cornell Capital Partners under the Equity Distribution Agreement will be limited to the number of shares we are authorized to issue to Cornell Capital Partners. Based solely on our assumed market price of our shares and the number of shares we are authorized to issue, we will only be able to receive approximately $1,687,500 in gross proceeds from Cornell Capital Partners under the Equity Distribution Agreement. To receive more proceeds, we will have to issue more shares. This would require us to seek approval of our stockholders to increase the number of shares we are authorized under our Articles of Incorporation, and then register the additional authorized shares under a new registration statement. We are in the process of seeking shareholder approval to increase the number of shares we are currently authorized to issue. We have filed a preliminary proxy statement and will file a definitive proxy statement prior to mailing the materials to our shareholders. Our financing with Cornell Capital Partners will have a dilutive effect on our stock and, therefore, there is no assurance that our shareholders will approve the increase in the number of our authorized shares.

We would have to issue to Cornell Capital Partners 222,222,222 shares of our common stock in order to receive the entire $5,000,000 in gross proceeds that is available to us under the Equity Distribution Agreement. As of May 2, 2005, we had approximately 122,479,060 shares of common stock outstanding. Our Articles of Incorporation currently authorize us to issue 300,000,000 shares of common stock. The issuance of 222,222,222 in addition to our current outstanding stock would increase our outstanding stock to an amount over and above the number of shares we are currently authorized to issue. Therefore, at this time, we are unable to issue a sufficient number of shares to receive the entire $5,000,000 under the Equity Distribution Agreement.



On May 14, 2004, we entered into an Equity Distribution Agreement with Cornell Capital Partners. Under the Equity Distribution Agreement, we may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $5,000,000. The purchase price for the shares is equal to 98% of their market price, which is defined in the Equity Distribution Agreement as the lowest volume weighted average price of the common stock during the five trading days following the notice date. The amount of each cash advance is subject to a maximum advance amount of $140,000, with no cash advance occurring within seven trading days of a prior advance. Cornell Capital Partners will pay the Company 98% of, or a 2% discount to the lowest volume weighted average price of the common stock during the five consecutive trading day period immediately following the notice date. Cornell Capital Partners received a one-time commitment fee of 8,666,666 shares of the Company's common stock. Cornell Capital Partners will be paid a fee equal to 5% of each advance, which is retained by Cornell Capital Partners from each advance. On May 14, 2004, we entered into a Placement Agent Agreement with Spencer-Clarke. Pursuant to the Placement Agent Agreement, Pop N Go paid Spencer-Clarke a one-time placement agent fee of 333,333 restricted shares of common stock equal to approximately $10,000 based on the Company's stock price on May 14, 2004.

Common Stock Offered	  102,542,499 shares by selling stockholders

Offering Price	          Market price

Common Stock Outstanding
Before the Offering(1)	  122,479,060 shares as of May 2, 2005

Use of Proceeds	          We will not receive any proceeds of the shares
                          offered by the selling stockholders. Any proceeds we receive from the sale of common stock under the Equity Distribution Agreement will be used for general working capital purposes.
                          See "Use of Proceeds."

Risk Factors	          The securities offered hereby involve a high
                          degree of risk and immediate substantial dilution. See "Risk Factors" and "Dilution."


Over-the-Counter
Bulletin Board Symbol	  POPN

_______________

(1) Excludes 75,000,000 of common stock to be issued under the Equity Distribution Agreement.


                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

                                                                      Year ended September 30,
                                              2004        2003           2004       2003
                                            ---------   ----------    -----------  ---------
 Equipment sales                            $       -   $      -    $       -     $ 115,730
 Revenue share sales                            4,569     19,047       56,800	     92,015
                                            ---------   ----------    ---------    ---------
       Total                                    4,569     19,047       56,800	    207,745

 Impairment of Inventory                            -          -            -       102,533
 Cost of goods sold - equipment sale                -     15,185            -       112,881
 Cost of goods sold - revenue share sales       4,013     18,406       60,635        86,151
                                            ---------   ----------    ---------    ---------
     Total                                      4,013     33,591       60,635       301,562
                                            ---------   ----------    ---------    ---------
      Gross profit (loss)                         556    (11,049)      (3,835)      (93,820)
                                            ---------   ----------    --------     ---------
 Operating expenses:
      Loss on Legal Settlement                      -          -       61,794             -
      Litigation Expense                            -          -      117,179             -
      Administrative and general              367,382    297,008    1,097,230     1,349,236
      Impairment of inventory                       -          -            -       102,533
                                            ----------  ---------- -----------   -----------
 Total operating expenses                    (366,826)  (308,057)   2,086,203     1,451,769
                                            ----------  ---------- -----------   -----------
 Operating loss                              (366,826)  (308,057)  (2,090,038)   (1,443,056)

 Non-operating income (expenses):
     Loss on conversion of debt                     -          -      (33,591)      (16,200)
     Loss on legal settlement                       -          -           -              -
     Litigation expense                             -          -           -              -
     Interest expense                        (198,228)  (171,733)    (904,334)     (487,753)
     Beneficial conversion feature            (76,911)         -            -             -
     Loss on conversion of debenture                -    (33,591)           -             -
     Recovery of inventory                      2,059          -            -             -
     Gain on sale of rental equipment             745          -        5,555             -
                                            ----------  ---------   ---------     ----------
     Loss before income taxes                (639,161)       852            -             -
     Other income                                   -          -       37,500         1,672
                                            ----------  ---------   ---------     ----------
          Total                              (639,961)  (512,529)    (894,870)     (502,281)

 Loss  before income taxes                   (639,961)  (512,529)  (2,984,908)   (1,945,337)
 Provision for income taxes                       800          -          800             -
                                            ----------  ----------  ----------   -----------
 Net loss                                  $ (639,961) $(512,529) $(2,985,708)  $(1,945,337)
                                            ==========  ========== ===========   ===========
 Loss per share:                           $    (0.01) $   (0.01) $     (0.03)  $     (0.02)
                                            ==========  ========== ===========   ===========
 Basic and diluted weighted
  average number common stock outstanding  122,479,059  90,710,474 103,036,085 	 85,651,264
                                          ===========  ========== ===========   ===========


                             POP N GO, INC.
                       CONSOLIDATED BALANCE SHEET

                                 ASSETS
                                                      December 31,    September 30,
                                                         2004             2004
                                                      ----------      -----------
Current assets
  Cash                                             $    39,425      $    17,629
  Accounts receivable, net of allowance for
    doubtful accounts of $63                               869            1,739
  Prepaid expenses and other current assets              6,351            1,376
                                                     -----------       ---------
      Total current assets                              46,644           20,744

Rental equipment, net                                  100,840          111,186
Note receivable                                         17,023                -
Furniture and equipment, net                             2,448            2,902
Other assets                                                 -            4,975
                                                     ----------        ---------
        Total assets                               $   166,956      $   139,807
                                                     ==========        =========

             LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities
  Accounts payable                                 $   562,799      $   534,280
  Consulting Payable-related party                     448,279                -
  Accrued liabilities                                1,988,931        1,845,116
  Notes payable                                      1,106,626                -
  Accrued consulting fees- related party                     -          472,359
  Short-term note payable                                    -          973,239
  Loan payable - related party                         240,000          240,000
  Convertible debt, net                              3,473,465        3,157,092
  Customer deposits                                     50,125           61,326
                                                    ----------        ---------
    Total current liabilities                        7,870,226        7,283,412
                                                    ----------        ---------
Commitments and contingencies

Shareholders' deficit
  Common stock, $0.001 par value
   300,000,000 shares authorized;
   issued and outstanding 122,479,059 shares           122,479          122,479
  Additional paid-in-capital                        12,561,586       12,514,148
  Beneficial conversion feature                              -         (207,401)
  Stock to be issued- 15,045,000 shares
      of common stock                                  983,729          950,872
  Accumulated deficit as of December 31, 2004
     and September 30, 2004                        (21,371,065)     (20,731,104)
                                                   ------------     ------------
      Total shareholders' deficit                   (7,703,270)      (7,351,007)
                                                   -------------    ------------
      Total liabilities and shareholders' deficit $    166,956     $    139,807
                                                   =============    ============


                                  RISK FACTORS

We are subject to various risks that may materially harm our business, financial condition and results of operations. You should carefully consider the risks and uncertainties described below and the other information in this filing before deciding to purchase our common stock. If any of these risks or uncertainties actually occurs, our business, financial condition or operating results could be materially harmed. In that case, the trading price of our common stock could decline and you could lose all or part of your investment.

                         Risks Related To Our Business


Pop N Go Has Historically Lost Money And Losses May Continue In The Future, Which May Cause Us To Curtail Operations

Since our inception we have not been profitable and have lost money on both a cash and non-cash basis. For the years ended September 30, 2004 and September 30, 2003 we incurred net losses of $2,985,708 and $1,945,337 respectively. During the three months ended December 31, 2004, we incurred a loss of $639,161. We have an accumulated deficit of $21,371,065 as of December 31, 2004. Future losses are likely to occur, as we are dependent on spending money to pay for our operations. No assurances can be given that we will be successful in reaching or maintaining profitable operations. Accordingly, we may experience liquidity and cash flow problems. If our losses continue, our ability to operate may be severely impacted.

Our Inability To Obtain Adequate Financing Could Result In The Need To Curtail Or Cease Our Business Operations

Unless we can become profitable with the existing sources of funds we have available and our operations, we will require additional capital to sustain operations and we may need access to additional capital or additional debt financing to grow our sales. In addition, to the extent that we have a working capital deficit and cannot offset the deficit from profitable sales we may have to raise capital to repay the deficit and provide more working capital to permit growth in revenues. We cannot be assured that financing whether from external sources or related parties will be available if needed or on favorable terms. Our inability to obtain adequate financing will result in the need to reduce the pace of business operations. Any of these events could be materially harmful to our business and may result in a lower stock price.

We Have Been The Subject Of A Going Concern Opinion For The Years Ended September 30, 2004 And December 31, 2004 From Our Independent Auditors, Which Means That We May Not Be Able To Continue Operations Unless We Can Become Profitable Or Obtain Additional Funding

Our financial statements have been prepared on a "going concern" basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Our independent auditor has expressed substantial doubt as to our ability to continue as a going concern. As shown in the financial statements, during the fiscal years ended September 30, 2004 and 2003, we have incurred losses of $2,985,708 and $1,945,337, respectively.
During the three months ended December 31, 2004, we incurred losses of $639,161 and have accumulated a deficit of $21,371,065. In addition, our cash flow requirements have been met through private placements of our common stock. Because we continue to incur losses much of our debt is currently in default.
As of January 12, 2005, we have $3,681,651 in convertible debentures. We are in default in the repayment of principal on approximately $2,387,751 of these convertible debentures. We also have $1,343,133 including Purchase Agreement for Branax, LLC in notes. We are in default in the repayment of principal on approximately $1,236,133 of these notes.

We Are Subject To A Working Capital Deficit, Which Means That Our Current Assets On September 30, 2004 and On December 31, 2004, Were Not Sufficient To Satisfy Our Current Liabilities And, Therefore, Our Ability To Continue Operations Is At Risk

We had a working capital deficit of $7,351,007 for the year ended September 30, 2004 and $7,703,270 for the three months ended December 31, 2004, which means that our current liabilities exceeded our current assets on September 30, 2004 by $7,470,070 and by $7,703,270 on December 31, 2004. Current assets are assets that are expected to be converted to cash within one year and, therefore, may be used to pay current liabilities as they become due. Our working capital deficit means that our current assets on September 30, 2004, and on December 31, 2004, were not sufficient to satisfy all of our current liabilities on those dates.
If our ongoing operations do not begin to provide sufficient profitability to offset the working capital deficit, we will have to raise capital or debt to fund the deficit or curtail future operations.

Our Common Stock May Be Affected By Limited Trading Volume And May Fluctuate Significantly, Which May Affect Our Shareholders' Ability To Sell Shares Of Our Common Stock

Prior to this filing, there has been a limited public market for our common stock and there can be no assurance that a more active trading market for our common stock will develop. An absence of an active trading market could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to enter the market from time to time in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our stock will be stable or appreciate over time. These factors may negatively impact shareholders' ability to sell shares of our common stock.

Our Common Stock Is Deemed To Be "Penny Stock," Which May Make It More Difficult For Investors To Sell Their Shares Due To Suitability Requirements

Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stock:

o	With a price of less than $5.00 per share;

o	That are not traded on a "recognized" national exchange;

o	Whose prices are not quoted on the NASDAQ automated quotation system
       (NASDAQ listed stock must still have a price of not less than $5.00 per share);

        or

o	In issuers with net tangible assets less than $2.0 million (if the
	issuer has been in continuous operation for at least three years) or $10.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

The Full Amount Of The Debt, For Which We Are In Default, May Be Accelerated If We Are Unable To Refinance That Debt Or Convert It Into Equity And Which Could, Therefore, Cause Us To Cease Or Significantly Curtail Our Business Operations If The Full Amount Of Our Debt Becomes Due

We currently have $3,681,651 of outstanding convertible debentures issued to investors. Of those debentures $2,387,750.52 are in default. We also have short term notes in the amount of 1,343,133. We are in default of $1,236,133 of those notes, including a promissory note we issued to Branax, LLC in the amount of $240,000. Our default on these obligations is substantial. Although we are in discussions to convert our debt into equity, there is no assurance that we will be successful in negotiating such a conversion of our debt. The full amount of our defaulted debt may be accelerated if we are unable to refinance or convert our debt into equity. Acceleration of the full amount of our debt would have a material adverse consequence on our ability to carry out our business plan and to continue as a going concern and could cause us to curtail or cease our operations. Currently, we are not authorized to issue a sufficient number of shares of common stock to convert all of our debt to equity. In order to convert the debt on which we have defaulted to equity, we will be required to seek approval from our shareholders to amend our articles of incorporation to authorize additional shares of our common stock. We expect to issue new long term debt to refinance that portion of our debt that we do not convert to equity. The issuance of new long term debt will be under terms that will allow us to make payments out of positive cash flow expected by the third quarter of 2005. Our ability to service any new long term notes will be dependent on our ability to successfully execute our business plan. There is no assurance that we will be able to make timely payments on any debt instruments that we issue in the future. Acceleration of our debt may result in our being rendered insolvent which could result in our shareholders losing all or a substantial part of their investment in our company. There has been no financial litigation or claims brought against us. If, however, any litigation is brought against us, we could be forced to expend significant time, money and resources to defend Pop N Go. This would mean that our management would spend less time managing the operations of our business which could cause us to lose money and have a material negative impact on our financial statements. Any such litigation, if not, could force us to cease operations.

We Are Currently In Default On Our Promissory Note We Issued To Branax, LLC Which Could Result in Litigation and Force Us to Expend Significant Time, Money and Other Resources


We issued a promissory note to Branax, LLC for $240,000 in connection with our acquisition of Branax in July 2001. Our default on this promissory note could result in litigation between Pop N Go and the former shareholders of Branax. If such litigation were to occur we would be forced to expend significant time, money and other resources, that could otherwise be used to advance our business operations. If forced to defend Pop N Go in such litigation, management could have to curtail or even cease operations.

We Could Fail To Attract Or Retain Key Personnel, Which Could Be Detrimental To Our Operations

Our success largely depends on the efforts and abilities of Melvin Wyman, our Chief Executive Officer. The loss of the services of Mr. Wyman could materially harm our business because of the cost and time necessary to find a successor. Such a loss would also divert management attention away from operational issues. We do not presently maintain key-man life insurance policies on Mr. Wyman. We also have other key employees who manage our operations and if we were to lose their services, senior management would be required to expend time and energy to replace and train their replacements. To the extent that we are smaller than our competitors and have fewer resources we may not be able to attract the sufficient number and quality of staff.

                         Risks Related To This Offering

Future Sales By Our Stockholders May Negatively Affect Our Stock Price And Our Ability To Raise Funds In New Stock Offerings


Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 122,479,060 shares of common stock outstanding as of May 2, 2005, 52,497,732 shares are, or will be, freely tradable without restriction, unless held by our "affiliates". The remaining 69,981,328 shares of common stock, which will be held by existing stockholders, including the officers and directors, are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144. In addition, we have issued, or will issue, secured debentures convertible into shares of common stock at a floating discount rate.

Existing Shareholders Will Experience Significant Dilution From Our Sale Of Shares Under The Equity Distribution Agreement

The sale of shares pursuant to the Equity Distribution Agreement will have a dilutive impact on our stockholders. For example, if the offering occurred on May 2, 2005 at an assumed offering price of $0.023 per share, the new stockholders would experience an immediate dilution in the net tangible book value of $0.0266 per share. As a result our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price, the more shares of common stock we will have to issue in order to receive the maximum cash advance allowed under the Equity Distribution Agreement. If our stock price is lower, then our existing stockholders would experience greater dilution.



Cornell Capital Partners Will Pay Less Than The Then-Prevailing Market Price Of Our Common Stock Under The Equity Distribution Agreement

The common stock to be issued under the Equity Distribution Agreement will be issued at a 2% discount to the lowest volume weighted average price for the five days immediately following the notice date of any cash advance we receive. In addition, Cornell Capital Partners will retain 5% from each advance. These discounted sales could cause the price of our common stock to decline.

The Selling Stockholders Intend To Sell Their Shares Of Common Stock In The Market, Which Sales May Cause Our Stock Price To Decline

The selling stockholders intend to sell in the public market 102,542,499 shares of common stock being registered in this offering. That means that up to 102,542,499 shares may be sold pursuant to this registration statement. Such sales may cause our stock price to decline. Our officers and directors and those shareholders who are significant shareholders as defined by the SEC will continue to be subject to the provisions of various insider trading and Rule 144 regulations.

The Sale Of Our Stock Under Our Equity Distribution Agreement Could Encourage Short Sales By Third Parties, Which Could Contribute To The Future Decline Of Our Stock Price

In many circumstances the provision of financing based on the distribution of equity for companies that are traded on the Over-the-Counter Bulletin Board has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market's ability to take up the increased stock or if we have not performed in such a manner to show that the equity funds raised will be used to grow Pop N Go. Such an event could place further downward pressure on the price of our common stock. Under the terms of our Equity Distribution Agreement, we may request numerous cash advances. Even if we use the cash advances to grow our revenues and profits or invest in assets that are materially beneficial to us, the opportunity exists for short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of stock, the price decline that would result from this activity will cause the share price to decline more so which in turn may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock, the price will likely decline.

It is not possible to predict the circumstances whereby short sales could materialize or how low the share price could drop. In some companies that have been subjected to short sales the stock price has dropped to near zero. This could happen to our stock.

The Price You Pay In This Offering Will Fluctuate And May Be Higher Or Lower Than The Prices Paid By Other People Participating In This Offering


The price of our common stock is subject to fluctuations. Our stock price on a given day may be higher or lower as reported on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering. Depending on when you purchase our stock other people may pay less per share and therefore be able to purchase more shares which could have a dilutive effect on the stock.


We May Not Be Able To Access Sufficient Funds Under The Equity Line Of Credit When Needed


We are dependent on external financing to fund our operations. Our financing needs are expected to be substantially provided from the Equity Distribution Agreement and the additional secured convertible debentures to be purchased by Cornell Capital Partners. No assurances can be given that such financing will be available in sufficient amounts or at all when needed, in part, because we are limited to a maximum cash advance of $140,000 during any seven trading day period. If the actual average price at which we sell shares of common stock under the Equity Distribution Agreement were less than our current offering price per share, we would need to register additional shares to fully utilize the funds available to us under the Equity Distribution Agreement. This Prospectus does not seek to register the resale of common stock underlying the convertible debentures to be purchased by Cornell Capital Partners.


We May Not Be Able To Obtain A Cash Advance Under The Equity Distribution Agreement If Cornell Capital Partners Holds More Than 9.9% Of Our Common Stock

In the event Cornell Capital Partners holds more than 9.9% of our then-outstanding common stock, we will be unable to obtain a cash advance under the Equity Distribution Agreement. A possibility exists that Cornell Capital Partners may own more than 9.9% of our outstanding common stock at a time when we would otherwise plan to make an advance under the Equity Distribution Agreement. In that event, if we are unable to obtain additional external funding or generate revenue from the sale of our products, we could be forced to curtail or cease our operations.


                           FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis" and "Description of Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.


                              SELLING STOCKHOLDERS

The following table presents information regarding the selling stockholders.
The selling shareholders are the entities who have assisted in or provided financing to Pop N Go. A description of each selling shareholder's relationship to Pop N Go and how each selling shareholder acquired the shares to be sold in this offering is detailed in the information immediately following this table.


Selling         Shares Beneficially      Percentage of                         Percentage                        Percentage
Stockholder     Owned Before Offering    Outstanding        Shares to          of Outstanding                    of shares
                                         Shares             be Acquired\       Shares to Be     Shares           Beneficially
                                         Beneficially       under the Equity   Acquired under   to be Sold       Owned After
                                         Owned              Distribution       the Equity       in the Offering  Agreement (2)
------------------------------------------------------------------------------------------------------------------------------
                            Shares Acquired in Financing Transactions with Pop N Go
                            --------------------------------------------------------
Cornell Capital
Partners, L.P.     8,666,666(2)            7.08%	    75,000,000	         37.98%	        83,666,666 (3)	    0%

                                      Consultants and Others
                                      -----------------------
William Krenz         542,500                *                       --             --%             542,500         0%

Herbert Davis        5,000,000            4.08%                      --             --%           5,000,000         0%

Ruth Williams       4,000,000             3.27%                      --             --%           4,000,000         0%

Calblue, Inc.       4,000,000             3.27%                      --             --%           4,000,000         0%

Financial Advisory
Services            4,000,000             3.27%                      --             --%           4,000,000         0%

Rock Ridge Marketing
& Consulting, Inc.  1,000,000                *                       --             --%           1,000,000         0%

Spencer-Clarke, LLC   333,333                *                       --             --%             333,333         0%
-------------------------------------------------------------------------------------------------------------------------------
Total              27,542,499	        18.88%	             75,000,000	         37.98%	        102,542,499	    0%
                   ==========           ======               ==========          ======         ===========        ====

*       Less than 1%.


(1) Applicable percentage of ownership is based on 122,479,060 shares of common stock outstanding as of May 2, 2005, together with securities exercisable or convertible into shares of common stock within 60 days of May 2, 2005 for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of May 2, 2005, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations - percentage computation is for form purposes only.

(2) Shares received by Cornell Capital Partners as a one-time commitment fee under the Equity Distribution Agreement.

(3) Includes the 75,000,000 shares to be acquired by Cornell Capital Partners under the Equity Distribution Agreement, the 8,666,666 shares of common stock received as a one-time commitment fee under the Equity Distribution Agreement.

The following information contains a description of each selling shareholder's relationship to Pop N Go and how each selling shareholder acquired the shares to be sold in this offering is detailed below. None of the selling stockholders have held a position or office, or had any other material relationship, with Pop N Go, except as follows:

Shares Acquired In Financing Transactions With Pop N Go

Cornell Capital Partners. Cornell Capital Partners is the investor under the Equity Distribution Agreement and a holder of our common stock and secured convertible debentures issued by us. Cornell Capital Partners is an underwriter. All investment decisions of, and control of, Cornell Capital Partners are held by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of and controls Yorkville Advisors. Cornell Capital Partners acquired all of the shares being registered in this offering in financing transactions with Pop N Go. Those transactions are explained below:

o Equity Distribution Agreement. On May 14, 2004, we entered into an Equity Distribution Agreement with Cornell Capital Partners. Under the Equity Distribution Agreement, we may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $5,000,000. The purchase price for the shares is equal to 98% of the market price, which is defined as the lowest volume weighted average price of the common stock during the five trading days following the notice date. The amount of each advance is subject to an aggregate maximum advance amount of $140,000, with no advance occurring within seven trading days of a prior advance. Cornell Capital Partners received a one- time commitment fee of 8,666,666 shares of our common stock. In addition, Cornell Capital Partners is entitled to retain a fee of 5% of each cash advance we receive.

There are certain risks related to sales by Cornell Capital Partners, including:

o The outstanding shares will be issued based on discount to the market rate. As a result, the lower the stock price around the time Cornell Capital Partners is issued shares, the greater likelihood that Cornell Capital Partners gets more shares. This could result in substantial dilution to the interests of other holders of common stock.

o To the extent Cornell Capital Partners sells its common stock, the common stock price may decrease due to the additional shares in the market. This could allow Cornell Capital Partners to sell greater amounts of common stock, the sales of which would further depress the stock price.

o The significant downward pressure on the price of the common stock as Cornell Capital Partners sells material amounts of common stocks could encourage short sales by Cornell Capital Partners or others. This could place further downward pressure on the price of the common stock.

Spencer-Clarke, LLC. On May 14, 2004, we entered into a Placement Agent Agreement with Spencer-Clarke. Spencer-Clarke is an unaffiliated registered broker-dealer and an underwriter. Pursuant to the Placement Agent Agreement, we paid Spencer-Clarke a one-time placement agent fee of 333,333 restricted shares of common stock equal to approximately $10,000 based on our stock price on May 14, 2004. Reid Drescher, President of Spencer-Clarke makes the investment decision on behalf of Spencer-Clarke.

William Krenz, Investor. Mr. Krenz acquired shares by cash investment in a convertible debenture and earned interest that was converted to stock.

Herb Davis, Attorney. Mr. Davis purchased 1,000,000 shares by private placement at $.015 per share and 4,000,000 shares for reduction of $60,000 accounts payable debt for legal services.

Ruth Williams. Ms. Williams was issued 4,000,000 shares of our common stock as payment for her consulting services.

Financial Advisory Services, LLC. We issued Financial Advisory Services 4,000,000 shares of our common stock in return for financial advice and consulting services. Elie Sakaren is the President of Financial Advisory Services, LLC and makes the investment decisions on behalf of Financial Advisory Services

Rock Ridge Marketing. We issued Rock Ridge 1,000,000 shares of our common stock in return for marketing services. Pamela Jackson makes the investment decisions on behalf of Rock Ridge Marketing.

Calblue Inc. We issued Calblue Inc. 4,000,000 shares of our common stock in return for consulting services of Mel Wyman. Mel Wyman makes the investment decisions for Calblue Inc.

With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 Act"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding Pop N Go so as to make an informed investment decision. More specifically, we had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in our securities.

        USE OF PROCEEDS RECEIVED UNDER THE EQUITY DISTRIBUTION AGREEMENT

This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering. However, we will receive proceeds from the sale of 75,000,000 shares of common stock to Cornell Capital Partners under the Equity Distribution Agreement. The purchase price of the shares purchased under the Equity Distribution Agreement will be equal to 98% of the market price which is defined as the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board for the five days immediately following the notice date. As an additional fee we will pay Cornell Capital Partners 5% of each cash advance we receive under the Equity Distribution Agreement. Pursuant to the Equity Distribution Agreement, we cannot receive a cash advance for more than $140,000 every seven trading days or more than $5,000,000 over 24 months. Each $140,000 cash advance is subject to 2% and 5% discounts provided to Cornell Capital Partners. We do not plan to use any of the cash advances we receive under the Equity Distribution Agreement to pay off any of our notes or debenture obligations on which we have defaulted.

Based on our assumed market price of $0.023 per share, we would have to issue to Cornell Capital Partners 222,222,222 shares of common stock in order to receive the entire $5,000,000 available to us under the Equity Distribution Agreement. As of May 2, 2005, we had approximately 122,479,060 shares of common stock outstanding. Our Articles of Incorporation currently authorize us to issue 300,000,000 shares of common stock. The issuance of 222,222,222 would increase the number of our outstanding stock to an amount over and above the number of shares we are currently authorized to issue. Therefore, at this time, we are unable to issue a sufficient number of shares to receive the entire $5,000,000 under the Equity Distribution Agreement. At this time, we are only able to issue 75,000,000 shares of common stock which we have available. In order to receive additional advances under the Equity Distribution Agreement beyond what we will receive upon the sale of the 75,000,000 shares, we will seek shareholder approval for an increase in our number of authorized shares of common stock and file a new registration statement with the SEC. Due to the dilutive effect of the financing we will receive under the Equity Distribution Agreement, there is no assurance that our shareholders would approve an increase in the number of shares we are authorized to issue. We have filed a preliminary proxy statement and will file a definitive proxy statement prior to mailing the proxy materials to our shareholders.



For illustrative purposes only, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Equity Distribution Agreement. The table assumes estimated offering expenses of $85,000, a 5% fee payable to Cornell Capital Partners under the Equity Distribution Agreement, a commitment fee of 8,666,666 shares paid to Cornell Capital Partners and a placement agent fee of 333,333 shares of common stock paid to Spencer-Clark. The figures below are based on good faith estimates and for illustration purposes only. These figures may change due to various factors, including the timing of the receipt of the proceeds.



             USE OF PROCEEDS RECEIVED UNDERTHE EQUITY DISTRIBUTION

AGREEMENT                  AMOUNT         AMOUNT         AMOUNT           AMOUNT
----------------------  ---------      ----------       ---------        ---------
Business Development  $  300,000	$ 200,000	$ 100,000	$  60,000

Infrastructure and
Improvements              55,000	   70,000	   85,000	   40,000

Operating Capital        700,000	  500,000	  300,000	  100,000
                        ---------      ----------       ---------        ---------
Total                 $1,055,000       $  770,000	$ 485,000	$  200,000
                        =========      ==========       =========        =========

The following table illustrates how a decrease in our assumed market price will affect the amount of proceeds we will receive under the Equity Distribution
Agreement.

Assumed Market Price:	 $     0.023   $    0.0120     $    0.0080     $    0.0040
No. of Shares(1):	   75,000,000	75,000,000	75,000,000	75,000,000
Total Outstanding (2):	  197,479,060  197,479,060     197,479,060     197,479,060
Percent Outstanding (3):       37.98%	    37.98%	    37.98%	    37.98%
Net Cash to Pop N Go (4):$  1,055,000  $   770,000     $   485,000     $   200,000

(1) Represents the number of shares of common stock to be issued to Cornell
    Capital Partners, under the Equity Distribution Agreement at the prices set forth in the table, assuming sufficient authorized shares are available.

(2) Represents the total number of shares of common stock outstanding after the issuance of the shares to Cornell Capital Partners, under the Equity
    Distribution Agreement, not including shares issued under the secured convertible debentures.


(3) Represents the shares of common stock to be issued as a percentage of the total number of shares outstanding.

(4) Net cash amounts have been calculated by deducting from gross proceeds a
    5% fee payable to Cornell Capital Partners and offering expenses of $85,000.
    The assumed offering price per share includes a 2% discount from the per share market price.  The discount and 5% fee are provided to Cornell Capital Partners pursuant to the Equity Distribution Agreement.


                                    DILUTION

Our net tangible book value as of December 31, 2004 was a deficit of $(7,710,491) or $(0.0630) per share of common stock. Net tangible book value per share is determined by dividing out tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to Pop N Go, our net tangible book value will be unaffected by this offering. Our net tangible book value and our net tangible book value per share, however, will be impacted by the common stock to be issued under the Equity Distribution Agreement. The amount of dilution will depend on the offering price and number of shares to be issued under the Equity Distribution Agreement. The following example shows the dilution to new investors at an assumed market price of $0.0225 per share, which is in the range of the recent share price.

If we assume that we had issued 75,000,000 shares of common stock under the Equity Distribution Agreement at an assumed market price of $0.0225 per share (i.e., the number of shares registered in this offering under the Equity Distribution Agreement), less retention fees equal to 5% of the advances we will receive from Cornell Capital Partners and offering expenses of $85,000, our net tangible book value as of December 31, 2004 would have been $(5,603,645) or $($0.0249) per share. Cornell Capital Partners would receive a 2% discount to the per-share price equal to $75,500 on the purchase of 75,000,000 shares of
common stock.   Such an offering would represent an immediate increase in the net tangible book value to existing stockholders of $0.0381 per share and an immediate dilution to new stockholders of $(0.0442) per share. The following table illustrates the per share dilution:


Assumed market price per share                                  $ 0.0225
Net tangible book value per share before this offering          $(0.0630)
Increase attributable to new investors                          $(0.0381)
                                                                ---------
Net tangible book value per share after this offering           $ 0.0249
                                                                ---------
Dilution per share to new stockholders                          $(0.0442)
                                                                =========

The dilution tables set forth on this page are used to show the dilution that will result to our shareholders caused by our use of the equity line of credit. The 8,666,666 shares of stock issued to Cornell Capital Partners and the 333,333 shares of stock issued to Spencer-Clarke have already been issued and these shareholders will therefore be subject to the same dilution as any other existing shareholder.

In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed market prices:

                                     DILUTION
   ASSUMED       NO. OF SHARES      PER SHARE
OFFERING PRICE   TO BE ISSUED    TO NEW INVESTORS
--------------   -------------   ----------------

$0.0225	         75,000,000(1)	    $0.0474
$0.0169	         75,000,000	    $0.0442
$0.0113	         75,000,000	    $0.0410
$0.0056          75,000,000	    $0.0378



(1) This represents the maximum number of shares of common stock that are being registered under the Equity Distribution Agreement at this time.



                           EQUITY DISTRIBUTION AGREEMENT
Summary

On May 14, 2004, we entered into an Equity Distribution Agreement with Cornell Capital Partners. Pursuant to the Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for gross proceeds of up to $5,000,000. The $5,000,000 in gross proceeds is subject to certain discounts and deductions discussed below. For each share of common stock purchased under the Equity Distribution Agreement, Cornell Capital Partners will pay us 98% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. The number of shares purchased by Cornell Capital Partners for each cash advance is determined by dividing the amount of each advance by the assumed market price for the shares of common stock. Further, Cornell Capital Partners will retain 5% of each cash advance we receive under the Equity Distribution Agreement. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. In addition, we engaged Spencer-Clarke, a registered broker-dealer, as our placement agent in connection with the Equity Distribution Agreement. For its services, we paid Spencer-Clarke a fee of 333,333 shares of our common stock, equal to approximately $10,000 based on Pop N Go' stock price on May 14, 2004. The effectiveness of the sale of the shares under the Equity Distribution Agreement is conditioned upon us registering the shares of common stock with the SEC and obtaining all necessary permits or qualifying for exemptions under applicable state laws. The costs associated with this registration will be borne by us. Each time we seek to register additional shares to satisfy the equity line conditions we will incur additional offering expenses. There are no other significant closing conditions to cash advances under the Equity Distribution Agreement.



Equity Line Of Credit Explained

Pursuant to the Equity Distribution Agreement, we may periodically sell shares of common stock to Cornell Capital Partners to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every seven trading days. A closing will be held the first trading day after the pricing period at which time we will deliver shares of common stock and Cornell Capital Partners will pay the advance amount. We may request cash advances under the Equity Distribution Agreement once the underlying shares are registered with the SEC. Thereafter, we may continue to request cash advances until Cornell Capital Partners has advanced us a total amount of $5,000,000 or 24 months after the effective date of the this registration statement, whichever occurs first.


Based on our assumed market price of $0.0225 per share, we would have to issue to Cornell Capital Partners 222,222,222 shares of common stock in order to receive the entire $5,000,000 available to us under the Equity Distribution Agreement. As of May 2, 2005, we had 122,479,060 shares of common stock outstanding. Our Articles of Incorporation currently authorize us to issue 300,000,000 shares of common stock. The issuance of 222,222,222 would increase the number of our outstanding stock to an amount over and above the number of shares we are currently authorized to issue. Therefore, at this time, we are unable to issue a sufficient number of shares to receive the entire $5,000,000 under the Equity Distribution Agreement. The amount of each advance is subject to a maximum amount of $140,000, and we may not submit a request for an advance within seven trading days of a prior advance. The amount available under the Equity Distribution Agreement is not dependent on the price or volume of our common stock. Our ability to request advances is conditioned upon us registering the shares of common stock with the SEC. In addition, we may not request cash advances if the shares to be issued in connection with such advances would result in Cornell Capital Partners owning more than 9.9% of our outstanding common stock. We would be permitted to make draws on the Equity Distribution Agreement only so long as Cornell Capital Partners' beneficial ownership of our common stock remains lower than 9.9% and, therefore, a possibility exists that Cornell Capital Partners may own more than 9.9% of our outstanding common stock at a time when we would otherwise plan to make an advance under the Equity Distribution Agreement.



We do not have any agreements with Cornell Capital Partners regarding the distribution of such stock, although Cornell Capital Partners has indicated that it intends to promptly sell any stock received under the Equity Distribution Agreement.


We cannot predict the actual number of shares of common stock that will be issued pursuant to the Equity Distribution Agreement, in part, because the assumed market price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. Assuming we issued the number of shares of common stock being registered in the accompanying registration statement at an assumed market price of $0.0225 per share, we would issue 75,000,000 shares of common stock to Cornell Capital Partners for net proceeds of $1,055,000. Of the gross proceeds we will receive under the Equity Distribution Agreement we will pay Cornell Capital Partners a 5% retention on each cash advance and allow Cornell Capital Partners to purchase each share at a 2% discount from the per share market price. We are registering 75,000,000 shares of common stock for sale under the Equity Distribution Agreement. These shares would represent 42.24% of our outstanding common stock upon issuance. Regardless of whether the average price of our stock is lower than $ 0.0225 per share we will have to register additional shares in order to raise the full amount available under the Equity Distribution Agreement. If the number of shares credited prior to the closing turns out to be more than is required, based on the closing price those shares will not be returned to us after closing but they will be credited to our next advance.

Proceeds used under the Equity Distribution Agreement will be used in the manner set forth in the "Use of Proceeds" section of this prospectus. We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of the advances we intend to receive. Cornell Capital Partners has the ability to permanently terminate its obligation to purchase shares of our common stock under the Equity Distribution Agreement if there shall occur any stop order or suspension of the effectiveness of this registration statement for an aggregate of fifty (50) trading days other than due to acts by Cornell Capital Partners or if we fail materially to comply with certain terms of the Equity Distribution Agreement, which remain uncured for thirty (30) days after notice from Cornell Capital Partners.


All fees and expenses under the Equity Distribution Agreement will be borne by us. We expect to incur expenses of approximately $85,000 in connection with this registration, consisting primarily of professional fees. We will incur equal or greater offering expenses each time we seek to register additional shares to obtain the maximum amount of cash advances we would receive under the Equity Distribution Agreement. In order to receive the full amount of proceeds under the Equity Distribution Agreement, we would have to seek shareholder approval for an increase in the number of our authorized shares.


In connection with the Equity Distribution Agreement, Cornell Capital Partners received a one-time commitment fee in the form of 8,666,666 shares of common stock on May 14, 2004. In addition, we have issued 333,333 shares of common stock to Spencer-Clarke, an unaffiliated registered broker-dealer, as compensation for its services as a placement agent in connection with the Equity Distribution Agreement.


                              PLAN OF DISTRIBUTION

The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or on any other market in which the price of our shares of common stock are quoted or (ii) in transactions otherwise than in the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved).


Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Equity Distribution Agreement. Cornell Capital Partners will pay us 98% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal trading market on which our common stock is traded for the five days immediately following a request by the Company for an advance. In addition, Cornell Capital Partners will retain 5% of the proceeds received by us under the Equity Distribution Agreement, and received a one-time commitment fee in the form of 8,666,666 shares of common stock on May 14, 2004. The 5% retainage and the 8,666,666 shares of common stock are underwriting discounts. In addition, we engaged Spencer-Clarke, an unaffiliated registered broker-dealer, to act as our placement agent in connection with the Equity Distribution Agreement. We issued Spencer-Clarke 333,333 shares of our common stock in return for their services as placement agent. The shares we issued to Spencer-Clarke constitute underwriting compensation.



We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, we expect the selling stockholders to pay these expenses. We have agreed to indemnify Cornell Capital Partners and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $85,000. The offering expenses consist of: an SEC registration fee of $204.80 printing expenses of $2,500, accounting fees of $15,000, legal fees of $50,000 and miscellaneous expenses of $17,295.20. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of common stock under the Equity Distribution Agreement.

Cornell Capital Partners was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing our common stock. Under the Equity Distribution Agreement, Cornell Capital Partners has agreed not to engage in any short selling or hedging activity related to Pop N Go's stock. Cornell Capital Partners may, however, engage in short sales and cover the position with shares issued under the Equity Distribution Agreement.



Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and we have complied with them. The selling stockholders and any brokers, dealers or agents that participate in the distribution of common stock may be considered underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by those underwriters, brokers, dealers or agents may be considered underwriting discounts and commissions under the Securities Act of 1933.

The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Accordingly, the selling stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

         MANAGEMENT'S DISCUSSION AND ANALYSISOF FINANCIAL CONDITION
                         AND RESULTS OF OPERATIONS

Introduction-Forward Looking Statements

Pop N Go is hereby providing cautionary statements identifying important factors that could cause the Company's actual results to differ materially from those projected in forward-looking statements made herein. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions of future events or performance are not statements of historical facts and may be forward-looking. These forward-looking statements are based largely on Pop N Go' expectations and are subject to a number of risks and uncertainties, including but not limited to, economic, competitive, regulatory, growth strategies, available financing and other factors discussed elsewhere in this report and in documents filed by Pop N Go with the SEC. Many of these factors are beyond Pop N Go' control. Actual results could differ materially from the forward-looking statements made. In light of these risks and uncertainties, there can be no assurance that the results anticipated in the forward-looking information contained in this report will, in fact, occur.

Any forward-looking statement speaks only as of the date on which such statement is made, and Pop N Go undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Going Concern

Our financial statements have been prepared on a "going concern" basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Our independent auditor has expressed substantial doubt as to our ability to continue as a going concern. As shown in the financial statements, during the fiscal years ended September 30, 2004 and 2003, we have incurred losses of $2,985,708 and $1,945,337, respectively.
During the three months ended December 31, 2004, we incurred losses of $639,161 and have accumulated a deficit of $21,371,065. In addition, our cash flow requirements have been met through private placements of our common stock. Because we continue to incur losses much of our debt is currently in default.
As of May 2, 2005, we have $3,681,651 in convertible debentures. We are in default in the repayment of principal on approximately $2,387,751 of these convertible debentures. We also have $1,343,133 including Purchase Agreement for Branax, LLC in notes. We are in default in the repayment of principal on approximately $1,236,133 of these notes.



Discussion Of Trends, Demands, Event And Uncertainties

This Management's Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with our consolidated financial statements and accompanying notes.

There continues to be a strong market trend in the foodservice industry toward delivering fresh and healthy food to consumers. There are a limited number of delivery systems available that are capable of producing fresh healthy snacks on demand. Our discussions with potential marketing partners and machine users would point to a strong demand for our patented popcorn vending machine. New legislation is being introduced at the local and state level requiring vending machines to deliver healthy snacks to schoolchildren. We believe this increased demand will provide a broad range of locations for placing Pop N Go popcorn machines. The major uncertainty for our ability to take advantage of this expanding market is our access to capital in sufficient amounts to manufacture our popcorn machines. Our cost to manufacture each machine is $2000 and it will require $500,000 to place 200 machines (including freight and installation costs) for us to reach a positive cash flow. Until we are able to manufacture and install at least 200 machines we will continue to experience a lack of liquidity. We will be able to manufacture and install approximately 50 machines without additional capital which will not be enough machines to generate a positive cash flow.

Results Of Operations

Quarter Ended December 31, 2004 Compared to December 31, 2003



The Company incurred a net loss of $639,961 for the period ended December 31, 2004 as compared to a net loss of $512,529 for the period ended December 31, 2003. This loss represents a loss from operations of $366,826 and $308,057 for the period ended December 31, 2004 and 2003, respectively. The net loss also includes interest expense, beneficial conversion feature and other income totaling $272,335 and $204,472 for the three months ended December 31, 2004 and 2003, respectively.

Total equipment sales for the period ended December 31, 2004 were $0 as compared to $3,495 for the period ended December 31, 2003. This represents a decrease in equipment sales of 100% over the same period in the prior year. This decrease was primarily due to the Company focusing its sales efforts on placing Company
owned and operated machines, which produce a long-term revenue stream.   Total
revenue share sales for the period ended December 31, 2004 were $4,569 as compared to $19,047 for the period ended December 31, 2003. This represents a decrease in revenue share sales of 76.01% over the same period in the prior year. This decrease was primarily due to the Company pulling machines from unprofitable locations thereby reducing the number of machines producing revenue sharing sales. These machines will be redeployed during the second quarter of 2005.



Total cost of goods sold for equipment sales for the period ended December 31, 2004 were $0 as compared to $15,185 for the period ended December 31, 2003. Total cost of goods sold for revenue share for the period ended December 31, 2004 was $4,013 as compared to $18,406 for the period ended December 31, 2003. This decrease was due to a reduction in the cost of maintaining machines as fewer machines were deployed during the period. The cost of goods sold did not decrease on a proportionate basis with the decrease in revenue share sales since the machine service costs remained fixed and represented approximately 25% of the cost of goods sold. We believe that as machine revenue share sales increase after 200 machines are deployed, the cost of goods sold should be approximately 60% of the cost of operating pilot programs that do not allow for economies of scale.



Total operating expenses consist primarily of general and administrative expenses. For the period ended December 31, 2004, total operating expenses were $367,382. For the period ended December 31, 2003, total operating expenses were $297,008. This represents a 23.70% increase over the same period in the prior year. This increase was primarily due to the interest expense on convertible debt.

Interest expense and other income went from $171,733 for the period ended December 31, 2003 to $198,228 for period ended December 31, 2004. This increase was due to the additional issuance of convertible debentures including beneficial conversion features and short-term notes.

Year Ended September 30, 2004 Compared To The Year Ended September 30, 2003

We incurred a net loss of $2,985,708 for the year ended September 30, 2004 as compared to a net loss of $1,945,337 year ended September 30, 2003. This loss represents a loss from operations of $1,911,065 and $1,443,056 for the year ended September 30, 2004 and 2003, respectively. The net loss also includes interest expense and other income charges totaling $1,073,843 and $502,281 for the year ended September 30, 2004 and 2003, respectively.

There were no equipment sales for year ended September 30, 2004. Equipment sales for the year ended September 30, 2003 were $115,730. This is due to our focus on expanding the marketing of the revenue share program and to reduce marketing efforts for the outright sale of popcorn machines.

Total revenue share sales for year ended September 30, 2004 were $56,800 as compared to $92,015 for the year ended September 30, 2003. This represents a decrease in revenue share sales of 38.0% over the same period in the prior year. The decrease in revenue share sales was due to our decision to redeploy machines from unprofitable locations and concentrate on locating machines in the Chicago and Los Angeles markets. During the redeployment period, machines were out of service while they were being reconditioned at our factory. We expect all of these machines to be in the field generating revenue share sales during the second quarter of 2005.

Our analysis of the market trend toward eating more healthy food has caused us to emphasize the placement of company owned machines. As a result, we expected revenue from the outright sale of machines to decline which had a material adverse effect on income for the year ending 2004.

We are actively seeking vending and marketing partners to place our popcorn vending machines in high traffic schools and public access locations. We will share in the revenue stream from popcorn sales with the vending operator and location owner as long as the machines remain at the location.



We will target the Chicago and Los Angeles markets for machine placements through the first half of 2005. Our ability to place a sufficient number of popcorn machines to generate a profit for the company will be dependent on our ability to raise capital for building and placing machines. We will need to place 200 machines in order for Pop N go to generate a profit. It costs approximately $2,500 to build one machine. This includes building costs and the costs associated with placing the machine on a site, which involves shipping and installment



Total cost of goods sold for revenue share for the ended September 30, 2004 was $60,635 as compared to $86,151 in the prior year. The gross profit (loss) margin for the year ended September 30, 2004 was (6.8%) loss as compared to an 6.4% profit in the prior year. This variance was due to a decrease in revenue share sales.



Total operating expenses consist primarily of development expenses and general and administrative expenses. For the year ended September 30, 2004, total operating expenses were $1,907,230. For the year ended September 30, 2003, total operating expenses were $1,451,769. This represents an increase of $781,125 in operating expenses. This increase is primarily due to increased business consulting and payroll expenses. Consulting fees increased as a result of the Company increasing its marketing, research and business development efforts. General and administrative expenses for the year ended September 30, 2004 was $1,907,230 as compared to $1,349,236 for the year ended September 30, 2003. This increase was due primarily to higher consulting fees.

General and administrative expenses for the year ended September 30, 2004 was $1,907,230 as compared to $1,349,236 for the year ended September 30, 2003. This increase was due primarily to higher consulting fees



Interest expense increased from $487,753 for the year ended September 30, 2003 to $904,334 for the year ended September 30, 2004. This increase was due primarily to the interest on convertible debentures. We have not incurred any research and development costs to date.



Liquidity And Capital Resources

As of December 31 2004, the Company had cash and cash equivalents of $39,424 as compared to cash and cash equivalents of $27,934 as of December 31, 2003. At December 31, 2003, the Company had a working capital deficiency (total current liabilities in excess of total current assets) of ($5,859,283) as compared to a working capital deficiency (total current liabilities in excess of current assets) of ($7,703,270) as of December 31, 2004. This increase in working capital deficiency was due to the additional issuance of convertible debentures and short-term notes. Net cash from operating activities was $357,763 for period ended December 31, 2004, as compared to the net cash of $232,416 used in operating activities for the period ended December 31, 2003. Net cash from financing activities was $379,558 for period ended December 31, 2004, as compared to $255,569 for the period ended December 31, 2003.



As of September 30, 2004, we had cash and cash equivalents of $17,629 as compared to cash and cash equivalents of $2,286 as of September 30, 2003. At September 30, 2003, we had a working capital deficiency (total current liabilities in excess of total current assets) of ($7,703,270) as compared to a working capital deficiency (total current liabilities in excess of current assets) of ($7,470,070) as of September 30, 2004. Net cash used in operating activities was $1,367,226 for year ended September 30, 2004 and $496,326 for the year ended September 30, 2003. Net cash provided by financing activities was $1,379,084 for year ended September 30, 2004, as compared to $649,328 for the year ended September 30, 2003. The principal use of cash for the year ended September 30, 2004 was to fund the net loss from operations for the period. We raised a total of $1,383,084 as follows; the issuance of convertible debentures $1,050,018, short-term notes from private lenders $317,066 and sale of common stock of $16,000 during the year ended September 30, 2004.

Net cash provided by investing activities was $3,485 and $0 for the years ended September 30, 2004 and 2003, respectively.

In March 31, 2004, the Company agreed to sell up to $5,000,000 of the Company's common stock to Cornell Capital Partners over the course of 24 months after an effective registration of the shares. The purchase price is set at 98% of the market Price. On May 14, 2004, the Company issued 8,666,666 shares of the Company's common stock to Cornell Capital as a one time commitment fee. In the event the registration statement is not declared effective within 90 days, then we shall pay to Cornell Capital Partners a cash amount within 3 business days of the end of the month equal to 2% per month of the liquidation value of the convertible shares outstanding, as liquidated damages.

Impairment Of Goodwill

The Company has adopted SFAS No. 142 for all goodwill and other intangible assets recognized in the Company's statement of financial position as of September 30, 2002. This standard changes the accounting for goodwill from an amortization method to an impairment-only approach and introduces a new model for determining impairment charges.

Upon transition to the new impairment model, the Company recognized a reduction of its entire goodwill in the amount of $613,457. This charge was a result of the valuation of goodwill based on a discounted cash flow method in the 4th quarter in accordance to SFAS No. 142. Convertible Debentures and Promissory Notes We are currently experiencing difficulties in meeting our debt obligations. We have been able to generate cash through private placements of our common stock. However, as of December 31, 2004 we held $3,680,681 in convertible debentures. We are in default on 64% of these convertible debentures. We have short term notes in the amount of $1,387,399. We are in default on $1,276,899 of these notes or approximately 92% of the notes. Due to our lack of cash flow, nearly all of the convertible debt placed prior to December 31, 2002 is currently in default. We plan to become current on these obligations by converting our debentures and promissory notes to common stock of the company and/or issuing long-term promissory notes. We have been in discussions with holders of over 80% these obligations. We expect to reach a repayment agreement with holders of a minimum of 80% of our debt(convertible debentures and promissory notes). Acceleration of the full amount of our debt would have a material adverse consequence on our ability to carry out our business plan and to continue as a going concern. Currently, we are not authorized to issue a sufficient number of shares of common stock to convert all of our debt to equity. In order to convert the debt on which we have defaulted to equity, we will be required to seek approval from our shareholders to amend our articles of incorporation to authorize the issuance of additional shares of our common stock. We expect to issue new long-term debt to refinance that portion of our debt that is not converted to equity. The issuance of new long-term debt will be under terms that will allow us to make payments out of positive cash flow expected by the third quarter of 2005. Our ability to service any new long term notes will be dependent on our ability to successfully execute our business plan. Our repayment obligations under the defaulted debentures and notes can be accelerated by the holders at any time. We have received notice of acceleration from one promissory note holder and have reached an agreement to repay the holder prior to February 15, 2005. There is no assurance that we will be able to make timely payments on any debt instruments that we issue in the future. To obtain capital for our business development, infrastructure improvements and on going operations, we have signed a Standby Equity Distribution Agreement with Cornell Capital Partners who is an underwriter for $5,000,000. The Agreement allows us, upon our registration statement being declared effective by the SEC, to issue shares of our common stock to Cornell Capital Partners, at our option, for up to a maximum value of $5 million.

We issued a promissory note to Branax, LLC for $240,000 in connection with our acquisition of Branax in July 2001. Our default on this promissory note could result in litigation between Pop N Go and the former shareholders of Branax. If such litigation were to occur we would be forced to expend significant time, money and other resources that could otherwise be used to advance our business operations. If forced to defend Pop N GO in such litigation, management could have to curtail or even cease operations. We do not expect any litigation to arise as a result of our default on this note.

Convertible Debentures And Promissory Notes

We are currently experiencing difficulties in meeting our debt obligations. We have been able to generate cash through private placements of our common stock. However, as of September 30, 2004 we held $3,414,493 in convertible debentures. We are in default on 59% of these convertible debentures. We have short term notes in the amount of $1,213,239. We are in default on $1,086,239 of these notes or approximately 90% of the notes. Due to our lack of cash flow, nearly all of the convertible debt placed prior to December 31, 2002 is currently in default. We plan to become current on these obligations by converting our debentures and promissory notes to common stock of the company and/or issuing long-term promissory notes. We have been in discussions with holders of over 80% these obligations. We expect to reach a repayment agreement with holders of a minimum of 80% of our debt (convertible debentures and promissory notes).



Acceleration of the full amount of our debt would have a material adverse consequence on our ability to carry out our business plan and to continue as a going concern. Currently, we are not authorized to issue a sufficient number of shares of common stock to convert all of our debt to equity. In order to convert the debt on which we have defaulted to equity, we will be required to seek approval from our shareholders to amend our articles of incorporation to authorize the issuance of additional shares of our common stock. We expect to issue new long-term debt to refinance that portion of our debt that is not converted to equity. The issuance of new long-term debt will be under terms that will allow us to make payments out of positive cash flow expected by the third quarter of 2005. We believe that we will be able to place 200 machines by the end of the third quarter of the year 2005, thereby generating positive cash flow for the Company. Our ability to service any new long term notes will be dependent on our ability to successfully execute our business plan. Our repayment obligations under the defaulted debentures and notes can be accelerated by the holders at any time. We have received notice of acceleration from one promissory note holder and have reached an agreement to repay the holder prior to February 15, 2005. We agreed to pay $130,000 for the case of $57,000 principle and $17,500 in interest. There is no assurance that we will be able to make timely payments on any debt instruments that we issue in the future or that we will be able to place 200 machines by the third quarter of 2005.

To obtain capital for our business development, infrastructure improvements and on going operations, we have signed a Standby Equity Distribution Agreement with Cornell Capital Partners who is an underwriter for 5,000,000. The Agreement allows us, upon our registration statement being declared effective by the SEC, to issue shares of our common stock to Cornell Capital Partners, at our option, for up to a maximum value of $5 million.

In addition to the Equity Distribution Agreement, we entered into a Securities Purchase Agreement with Cornell Capital Partners on May 14, 2004. Pursuant to the Securities Purchase Agreement, Cornell Capital Partners was obligated to purchase secured convertible debentures in the aggregate amount of $200,000. Cornell Capital Partners purchased the entire $200,000 in debentures and, in addition, loaned the Company $150,000, for which we issued a promissory note on November 29, 2004.

Thereafter, Pop N Go and Cornell Capital Partners agreed to cancel the $200,000 debentures and the $150,000 promissory note and combine the debt under one promissory note in favor of Cornell Capital Partners, for the total amount of $350,000. We issued the $350,000 promissory note to Cornell Capital Partners on February 10, 2005.

The promissory note is to be repaid in 18 monthly installments and accrues interest of $12% annually.

Pursuant to an agreement with Cornell Capital Partners, we have placed $5,000,000 shares of our common stock into escrow, as collateral to secure the promissory note we have issued to Cornell Capital Partners. In the event we default on the promissory note, Cornell Capital Partners may take the shares in escrow to pay off the debt under the promissory note.

We issued a promissory note to Branax, LLC for $240,000 in connection with our acquisition of Branax in July 2001. Our default on this promissory note could result in litigation between Pop N Go and the former shareholders of Branax. If such litigation were to occur we would be forced to expend significant time, money and other resources that could otherwise be used to advance our business operations. If forced to defend Pop N Go in such litigation, management could have to curtail or even cease operations. We do not expect any litigation to arise as a result of our default on this note. We expect to renegotiate the note and are currently in negotiations with Branax to do so.

Net cash from investing activities was $0, and, $177,129 for the years ended September 30, 2003 and 2002, respectively.

We are currently in default on a substantial amount of the debt in the form of convertible debentures and short term notes. The following table summarizes the nature and amount of such debt:


Date	        Type	        Interest	Conversion	Due	    Principal Due   Default
Started	        Investment	Fee/Rate	Rate	        Date	    @1/19/05	   @1/19/05
----------------------------------------------------------------------------------------------------
05/13/98	Prom Notes	  15%		                06/13/98     40,766	    40,766
12/29/98	Prom Notes	   7%		                03/29/99     28,083	    28,083
04/03/00	Prom Notes	  12%		                07/02/00     15,000	    15,000
10/22/99	Conv Deb	  15%	        1.400	        10/01/00      7,843	     7,843
10/26/99	Conv Deb	  15%	        1.400    	10/01/00     30,000	    30,000
10/28/99	Conv Deb	  15%	        1.400	        10/01/00     40,000	    40,000
11/02/99	Conv Deb	  15%	        1.400	        10/01/00      7,000	     7,000
11/04/99	Conv Deb	  15%	        1.400	        10/01/00    200,000	   200,000
11/11/99	Conv Deb	  15%	        1.400	        10/01/00     10,000	    10,000
11/11/99	Conv Deb	  15%	        1.400	        10/01/00     10,000	    10,000
11/17/99	Conv Deb	  15%	        1.400	        10/01/00      3,000	     3,000
11/17/99	Conv Deb	  15%	        1.400	        10/01/00     10,000         10,000
11/30/99	Conv Deb	  15%	        1.400	        10/01/00     10,000	    10,000
12/22/99	Conv Deb	  15%	        1.400	        10/01/00      8,355	     8,355
12/22/99	Conv Deb	  15%	        1.400	        10/01/00     20,000         20,000
01/03/00	Conv Deb	  15%	        1.400	        10/01/00     30,000	    30,000
01/20/00	Conv Deb	  15%	        1.400	        10/01/00     20,000	    20,000
01/24/00	Conv Deb	  15%	        1.400	        10/01/00     15,000	    15,000
02/07/00	Conv Deb	  15%	        1.400	        10/01/00     20,000	    20,000
02/10/00	Conv Deb	  15%	        1.400    	10/01/00     20,000	    20,000
02/16/00	Conv Deb	  15%	        1.400	        10/01/00     30,000	    30,000
02/17/00	Conv Deb	  15%	        1.400	        10/01/00     10,000	    10,000
02/25/00	Conv Deb	  15%	        1.400	        10/01/00      5,000          5,000
03/13/00	Conv Deb	  15%	        1.400	        10/01/00     20,000         20,000
03/17/00	Conv Deb	  15%	        1.400	        10/01/00      2,800	     2,800
03/17/00	Conv Deb	  15%	        1.400	        10/01/00      2,800	     2,800
03/17/00	Conv Deb	  15%	        1.400	        10/01/00      4,200	     4,200
03/17/00	Conv Deb	  15%	        1.400	        10/01/00     10,000	    10,000
03/23/00	Conv Deb	  15%	        1.400	        10/01/00     10,000         10,000
03/29/00	Conv Deb	  15%	        1.400	        10/01/00     10,000	    10,000
04/05/00	Conv Deb	  15%	        1.400    	10/01/00      8,600	     8,600
04/20/00	Conv Deb	  15%	        1.400    	10/01/00     20,000	    20,000
04/26/00	Conv Deb	  15%	        1.400	        10/01/00      5,952	     5,952
04/28/00	Conv Deb	  15%	        1.400	        10/01/00      5,000          5,000
05/09/00	Conv Deb	  15%	        1.400	        10/01/00     20,000	    20,000
05/11/00	Conv Deb	  15%	        1.400	        10/01/00     10,000	    10,000
05/15/00	Conv Deb	  15%	        1.400	        10/01/00     14,000	    14,000
05/18/00	Conv Deb	  15%	        1.400	        10/01/00     20,000	    20,000
05/26/00	Conv Deb	  15%	        1.400	        10/01/00      3,940          3,940
05/26/00	Conv Deb	  15%	        1.400	        10/01/00     10,000         10,000
06/02/00	Conv Deb	  15%	        1.400	        10/01/00      7,000          7,000
06/02/00	Conv Deb	  15%	        1.400	        10/01/00     10,000         10,000
07/07/00	Conv Deb	  15%	        1.400	        10/01/00     50,000	    50,000
07/26/00	Conv Deb	  15%	        1.400	        10/01/00      3,973          3,973
08/04/00	Conv Deb	  15%	        1.400	        10/01/00     20,000         20,000
08/11/00	Conv Deb	  15%	        1.400	        10/01/00     20,000         20,000
08/08/04	Conv Deb	  12%	        0.020	        10/01/00      5,000	     5,000

--------------------------------------------------------------------------------------------------
Date	        Type	        Interest	Conversion	Due	    Principal Due   Default
Started	        Investment	Fee/Rate	Rate	        Date	    @1/19/05	   @1/19/05
----------------------------------------------------------------------------------------------------
05/01/00	Prom Notes	  12%		                01/01/01    222,192        222,192
07/06/01	Prom Notes	  10%		                09/04/01    240,000        240,000
07/05/01	Prom Notes	  15%		                09/05/01      8,076          8,076
11/07/00	Conv Deb	  15%	        0.500	        10/01/01     10,000	    10,000
01/26/01	Conv Deb	  15%	        0.500	        10/01/01     10,000	    10,000
01/29/01	Conv Deb	  15%	        0.500	        10/01/01      4,342	     4,342
01/29/01	Conv Deb	  15%	        0.500	        10/01/01      5,000	     5,000
01/29/01	Conv Deb	  15%	        0.500	        10/01/01     10,000	    10,000
02/02/01	Conv Deb	  15%	        0.500	        10/01/01     10,000	    10,000
02/07/01	Conv Deb	  15%	        0.500	        10/01/01     10,000	    10,000
02/14/01	Conv Deb	  15%	        0.500	        10/01/01     10,000	    10,000
02/26/01	Conv Deb	  15%	        0.250	        10/01/01     75,658	    75,658
03/16/01	Conv Deb	  15%	        0.250	        10/01/01     50,000	    50,000
03/28/01	Conv Deb	  15%	        0.250	        10/01/01      5,000	     5,000
04/27/01	Conv Deb	  15%	        0.250	        10/01/01      7,500	     7,500
06/07/01	Conv Deb	  15%	        0.250	        10/01/01	652	       652
06/07/01	Conv Deb	  15%	        0.250	        10/01/01     50,000	    50,000
08/30/01	Conv Deb	  15%	        0.250	        10/01/01      5,000	     5,000
09/05/01	Conv Deb	  15%	        0.250	        11/05/01      1,000	     1,000
09/05/01	Conv Deb	  15%	        0.050	        12/31/01      1,600	     1,600
12/18/00	Prom Notes	   8%		                01/31/02      3,000	     3,000
11/15/01	Conv Deb	  15%	        0.050	        02/15/02     10,000	    10,000
12/21/01	Conv Deb	  15%	        0.050	        03/31/02     22,000	    22,000
06/26/01	Prom Notes	  20%		                06/26/02     50,000	    50,000
05/20/02	Conv Deb	  15%	        0.030	        08/20/02     25,000	    25,000
05/21/02	Conv Deb	  15%	        0.030	        08/31/02     60,000	    60,000
06/11/02	Conv Deb	  15%	        0.030	        08/31/02     60,000	    60,000
06/11/02	Conv Deb	  18%	        0.035	        09/11/02     10,000	    10,000
04/24/02	Prom Notes			                09/24/02      8,000	     8,000
07/15/02	Conv Deb	  15%	        0.030	        09/30/02      5,000	     5,000
01/24/01	Conv Deb	  15%	        0.100	        10/01/02     20,000	    20,000
11/09/01	Conv Deb	  15%	        0.250	        10/01/02      3,000	     3,000
12/12/01	Conv Deb	  15%	        0.050	        10/01/02     10,000	    10,000
10/10/02	Prom Notes			                On Demand    40,500
07/30/02	Conv Deb	  18%	        0.030	        10/19/02     14,000	    14,000
09/01/02	Conv Deb	  15%	        0.030	        11/01/02     51,000	    51,000
08/12/02	Conv Deb	  15%	        0.025	        11/12/02     10,000	    10,000
08/16/02	Conv Deb	  15%	        0.050	        11/16/02     25,000	    25,000
09/11/02	Conv Deb	  13%	        0.020	        12/11/02     11,000	    11,000
08/06/01	Conv Deb	   8%	          65% MV	12/16/02     60,035	    60,035
02/14/02	Conv Deb	  15%	        0.050	        12/31/02     10,000	    10,000
02/22/02	Prom Notes			                12/31/02      6,000	     6,000
03/13/02	Conv Deb	  15%	        0.050	        12/31/02      5,000	     5,000
03/13/02	Conv Deb	  15%	        0.050	        12/31/02     50,000	    50,000
04/29/02	Conv Deb	  15%	        0.030	        12/31/02     10,000	    10,000
05/16/02	Conv Deb	  15%	        0.050	        12/31/02     10,000	    10,000
05/20/02	Conv Deb	  15%	        0.050	        12/31/02      5,000	     5,000
09/18/02	Conv Deb	  12%	        0.050	        12/31/02      6,000	     6,000
09/30/02	Conv Deb	  15%	        0.030	        12/31/02      1,000	     1,000
09/30/02	Conv Deb	  15%	        0.050	        12/31/02      2,500	     2,500
10/07/02	Conv Deb	  18%	        0.030	        12/31/02    100,000        100,000
12/12/02	Prom Notes	1,500.00		        01/17/03     25,000	    25,000
12/02/02	Prom Notes	2,000.00		        02/01/03     10,000	    10,000
12/16/02	Prom Notes	8,250.00		        03/16/03     25,000	    25,000
01/14/03	Conv Deb	  15%	        0.020	        04/15/03      5,000	     5,000
02/13/03	Prom Notes	4,000.00		        05/14/03     20,000	    20,000
12/18/02	Prom Notes	8,250.00		        05/17/03     25,000	    25,000
01/23/03	Prom Notes	4,950.00		        06/22/03     15,000	    15,000
12/02/99	Conv Deb	  15%	        0.050	        06/30/03     10,000	    10,000
10/07/02	Prom Notes	1,000.00		        07/06/03     10,000	    10,000
10/28/02	Prom Notes	1,000.00		        07/27/03     10,000	    10,000
10/11/01	Conv Deb	  17%	        0.100	        07/31/03     24,000	    24,000

---------------------------------------------------------------------------------------------------
Date	        Type	        Interest	Conversion	Due	    Principal Due   Default
Started	        Investment	Fee/Rate	Rate	        Date	    @1/19/05	   @1/19/05
----------------------------------------------------------------------------------------------------
10/11/01	Conv Deb	  15%	        0.100	        07/31/03     30,000	    30,000
07/23/03	Conv Deb	  18%	        0.015	        09/23/03     25,000	    25,000
07/05/01	Prom Notes	  10%	          	        12/31/03     17,515	    17,515
02/28/03	Conv Deb	  13%	        0.020	        02/28/04     33,000	    33,000
12/17/03	Prom Notes	2,500.00		        03/16/04     15,000	    15,000
12/19/03	Prom Notes	2,000.00		        03/18/04     10,000	    10,000
12/24/03	Prom Notes	5000.00		                03/23/04     30,000	    30,000
01/27/04	Prom Notes	3,000.00		        03/27/04     20,000	    20,000
04/30/03	Conv Deb	  12%	        0.020     	05/02/04      7,000	     7,000
05/07/02	Conv Deb	  12%	        0.016	        05/07/04    250,000	   250,000
05/16/03	Conv Deb	  12%	        0.020	        05/14/04      5,000	     5,000
05/22/03	Conv Deb	  12%	        0.020	        05/22/04      5,000	     5,000
05/23/03	Conv Deb	  12%	        0.020	        05/23/04     10,000	    10,000
06/15/03	Conv Deb	  12%	        0.020	        06/01/04      5,000	     5,000
12/05/03	Prom Notes	3,500.00		        06/02/04     10,000	    10,000
12/09/03	Prom Notes	10,000		                06/06/04     30,000	    30,000
03/11/04	Prom Notes	1,250.00		        06/09/04      7,500	     7,500
06/10/03	Conv Deb	  12%	        0.020	        06/11/04     10,000	    10,000
06/01/03	Prom Notes	  10%		                06/15/04     15,000	    15,000
12/18/03	Prom Notes	10,000		                06/15/04     30,000	    30,000
03/28/04		        2,500.00		        06/26/04     15,000	    15,000
06/30/03	Conv Deb	  12%       	0.020	        06/30/04      5,000	     5,000
05/07/04	Prom Notes	1,250.00		        07/06/04      7,500	     7,500
07/14/03	Conv Deb	  12%	        0.020	        07/14/04      5,000	     5,000
07/15/03	Conv Deb	  12%	        0.020    	07/15/04      2,500	     2,500
09/18/03	Conv Deb	  12%	        0.020	        07/18/04      5,000	     5,000
04/27/04	Prom Notes	1,250.00	                07/26/04      7,500	     7,500
01/02/04	Prom Notes	5,000.00	                07/27/04     15,000	    15,000
05/03/04	Prom Notes	1,250.00	                08/01/04      7,500	     7,500
02/25/04	Prom Notes	5,000.00	                08/25/04     15,000	    15,000
08/25/03	Conv Deb	  14%	        0.020	        08/26/04     10,000         10,000
06/08/04	Prom Notes	2,500.00		        09/06/04     15,000         15,000
09/10/03	Conv Deb	  12%	        0.020    	09/10/04      2,500	     2,500
09/24/03	Conv Deb	  13%	        0.020    	09/24/04     10,000	    10,000
06/14/02	Conv Deb	  15%	        0.030	        09/30/04     60,000	    60,000
12/02/03	Conv Deb	  13%	        0.020	        10/01/04      5,000	     5,000
04/15/02	Prom Notes			                10/15/04     57,500	    57,500
10/14/03	Conv Deb	  12%	        0.020	        10/15/04      2,000	     2,000
10/15/03	Conv Deb	  13%	        0.020	        10/15/04     10,000         10,000
10/17/03	Conv Deb	  14%	        0.020	        10/17/04     25,000	    25,000
10/24/03	Conv Deb	  15%	        0.020	        10/24/04     25,000         25,000
10/27/03	Conv Deb	  15%	        0.020	        10/27/04     70,000         70,000
10/29/04	Conv Deb	  12%	        0.020   	10/28/04     20,000	    20,000
11/05/03	Conv Deb	  12%	        0.020    	11/05/04      5,000	     5,000
11/07/03	Conv Deb	  12%	        0.015	        11/07/04      5,000          5,000
11/17/03	Conv Deb	  12%	        0.020   	11/17/04      3,000	     3,000
11/21/03	Conv Deb	  14%	        0.020	        11/20/04     10,000	    10,000
12/03/03	Conv Deb	  12%	        0.020	        12/02/04      1,000	     1,000
10/02/03	Conv Deb	  12%	        0.020	        12/07/04      5,000	     5,000
12/19/03	Conv Deb	  12%	        0.020    	12/18/04      2,000	     2,000
11/29/04	Prom Notes	  12%		                12/29/04    150,000	   150,000
01/19/04	Conv Deb	  14%	        0.020	        01/05/05     20,000	    20,000
10/23/03	Conv Deb	  12%	        0.015	        01/31/05      5,000	        -
02/12/04	Conv Deb	  15%	        0.020	        02/11/05     20,000	        -
11/15/04	Conv Deb	  12%	        0.020	        02/13/05     12,000	        -
02/16/04	Conv Deb	  14%	        0.020	        02/15/05     10,000	        -
08/01/04	Prom Notes			                02/15/05     36,500	        -
02/19/04	Conv Deb	  13%	        0.015	        02/19/05      5,000	        -
02/24/04	Conv Deb	  14%	        0.020	        02/25/05          -	        -
03/03/04	Conv Deb	  15%	        0.015	        03/03/05     10,000	        -
03/04/04	Conv Deb	  15%	        0.020	        03/03/05     15,000	        -
03/17/04	Conv Deb	  12%	        0.020	        03/17/05     10,000	        -
03/22/04	Conv Deb	  15%	        0.020	        03/22/05          -	        -
05/18/04	Conv Deb	  15%	        0.020	        03/22/05     20,000	        -
03/30/04	Conv Deb	  14%	        0.020	        03/23/05     22,000	        -
02/15/01	Conv Deb	  15%	        0.020	        03/31/05     13,908	        -
03/25/04	Conv Deb	  15%	        0.020	        04/01/05     20,000	        -
04/06/04	Conv Deb	  14%	        0.020	        04/05/05     10,000	        -
04/21/04	Conv Deb	  12%	        0.020	        04/21/05      5,000	        -
04/22/04	Conv Deb	  14%	        0.020    	04/26/05     10,000	        -
05/07/04	Conv Deb	  15%	        0.020	        05/08/05     20,000	        -
05/18/04	Conv Deb	  12%	        0.020	        05/17/05     10,000	        -
05/21/04	Conv Deb	  12%	        0.020	        05/21/05      2,500	        -
05/24/04	Conv Deb	  14%	        0.020   	05/24/05     25,000	        -
05/26/04	Conv Deb	  12%	        0.020	        05/26/05     10,000	        -

---------------------------------------------------------------------------------------------------
Date	        Type	        Interest	Conversion	Due	    Principal Due   Default
Started	        Investment	Fee/Rate	Rate	        Date	    @1/19/05	   @1/19/05
----------------------------------------------------------------------------------------------------
05/26/04	Conv Deb	  12%	        0.020	        05/26/05     10,000	        -
05/28/04	Conv Deb	  13%	        0.020	        05/28/05     25,000	        -
06/08/04	Conv Deb	  12%	        0.020	        06/08/05      5,000	        -
06/15/04	Conv Deb	  12%	        0.020	        06/14/05     10,000	        -
12/18/04	Prom Notes	  14%		                06/16/05     30,000	        -
06/16/04	Conv Deb	  13%	        0.020	        06/17/05     20,000	        -
06/17/04	Conv Deb	  14%	        0.020	        06/17/05     10,000	        -
06/21/04	Conv Deb	  12%	        0.020	        06/21/05     20,000	        -
06/16/04	Conv Deb	  14%	        0.020	        06/23/05     10,000	        -
06/22/04	Conv Deb	  18%	        0.020   	06/23/05    120,000	        -
05/31/04	Conv Deb	  14%	        0.020	        06/24/05     15,000	        -
07/07/04	Conv Deb	  18%	        0.020	        07/06/05     35,000	        -
07/07/04	Conv Deb	  15%	        0.020	        07/06/05      5,000	        -
07/09/04	Conv Deb	  12%	        0.020	        07/08/05     20,000	        -
07/09/04	Conv Deb	  12%	        0.020	        07/08/05     10,000	        -
07/12/04	Conv Deb	  12%	        0.020	        07/11/05     20,000	        -
02/21/00	Conv Deb	  12%	        0.020	        07/15/05     17,500	        -
07/16/04	Conv Deb	  14%	        0.020	        07/15/05     10,000	        -
07/19/04	Conv Deb	  12%	        0.020	        07/18/05      5,000	        -
07/21/04	Conv Deb	  12%	        0.020   	07/20/05      5,000	        -
07/21/04	Conv Deb	  12%	        0.020    	07/20/05      2,500	        -
07/26/04	Conv Deb	  12%	        0.020	        07/26/05      5,000	        -
07/26/04	Conv Deb	  15%	        0.020	        07/26/05     10,000	        -
07/28/04	Conv Deb	  12%	        0.020	        07/27/05      5,000	        -
07/29/04	Conv Deb	  12%	        0.020	        07/28/05      5,000	        -
08/04/04	Conv Deb	  12%	        0.020	        08/03/05      5,000	        -
08/10/04	Conv Deb	  12%	        0.020	        08/09/05      6,000	        -
08/12/04	Conv Deb	  12%	        0.020	        08/11/05      2,500	        -
08/19/04	Conv Deb	  14%       	0.020   	08/18/05      5,000	        -
08/20/04	Conv Deb	  12%	        0.020	        08/19/05      5,000	        -
08/30/04	Conv Deb	  17%	        0.020	        08/30/05     37,500	        -
08/23/04	Conv Deb	  14%	        0.020	        09/01/05     20,000	        -
09/09/04	Conv Deb	  12%	        0.020	        09/08/05      5,000	        -
09/15/04	Conv Deb	  12%	        0.020    	09/14/05     10,000	        -
09/15/04	Conv Deb	  12%	        0.020   	09/14/05     20,000	        -
09/20/04	Conv Deb	  12%	        0.020	        09/19/05      5,000	        -
09/20/04	Conv Deb	  13%	        0.020    	09/19/05      5,000	        -
09/27/04	Conv Deb	  12%	        0.020    	09/26/05      5,000	        -
09/27/04	Conv Deb	  12%	        0.020   	09/27/05      3,500	        -
09/29/04	Conv Deb	  12%	        0.020	        09/27/05      1,500	        -
10/06/03	Conv Deb	  15%	        0.020	        10/01/05     50,000	        -
10/02/03	Conv Deb	  14%	        0.020	        10/02/05     10,000	        -
10/04/04	Conv Deb	  12%	        0.020	        10/03/05      5,000	        -
10/04/04	Conv Deb	  12%	        0.020	        10/03/05      5,000	        -
10/04/04	Conv Deb	  12%	        0.020	        10/04/05      2,000	        -
10/08/04	Conv Deb	  12%	        0.020	        10/07/05      5,000	        -
10/13/04	Conv Deb	  12%	        0.020	        10/12/05      2,500	        -
10/14/04	Conv Deb	  12%	        0.020	        10/13/05      3,000	        -
10/15/04	Conv Deb	  12%	        0.020	        10/14/05      5,000	        -
10/19/04	Conv Deb	  12%	        0.020	        10/18/05      5,000	        -
10/29/04	Conv Deb	  12%	        0.020	        10/27/05     10,000	        -
11/02/04	Conv Deb	  12%	        0.020	        11/01/05     20,000	        -
11/09/04	Conv Deb	  12%	        0.020	        11/08/05      2,500	        -
11/15/04	Conv Deb	  12%	        0.020	        11/14/05     20,000	        -
11/16/04	Conv Deb	  12%	        0.020	        11/15/05     10,000	        -
11/23/04	Conv Deb	  12%	        0.020	        11/22/05      5,000	        -
12/030/4	Conv Deb	  12%	        0.020	        12/02/05     20,000	        -
12/10/04	Conv Deb	  15%	        0.020	        12/09/05     20,000	        -
12/17/04	Conv Deb	  14%	        0.020	        12/16/05     50,000	        -
12/17/04	Conv Deb	  14%	        0.020	        12/16/05     25,000	        -
12/17/04	Conv Deb	  12%	        0.020	        12/17/05      6,000	        -
12/02/04	Conv Deb	  12%	        0.020	        12/21/05      5,000	        -
12/23/04	Conv Deb	  12%	        0.020	        12/22/05      6,500	        -
12/30/04	Conv Deb	  12%	        0.020	        12/29/05     10,000	        -
01/12/05	Conv Deb	  13%	        0.020	        01/11/06      5,000	        -
01/14/05	Conv Deb	  12%	        0.020	        01/13/06      5,000	        -
05/14/04	Conv Deb	  5%	       80% LCB     	07/22/07     70,000	        -
05/14/04	Conv Deb	  5%	       80% LCB	        07/22/07     70,000      	-
05/14/04	Conv Deb	  5%	       80% LCB	        07/22/07     60,000	        -
===================================================================================================
					                                 5,034,791	3,623,883
					                                 =========      ===========
					                                 Default%	      73%
                                                                         =========      ===========

Management's Strategy

We continually evaluate opportunities to improve popcorn machine models and assesses the marketplace to capitalize on new business opportunities. The fundamental strategy is to launch a program to place our patented machines in schools, colleges and other major institutional facilities, including airports, hospitals and corporate cafeterias. We are also engaged in a revenue sharing program which allows major food service operators to quickly incorporate Pop N Go machines into their systems without any capital expenditures and with minimal space and labor requirements.

We have been successful in placing machines in major airports, shopping malls and secondary schools and believes its revenue sharing program will expand during 2005. Currently we have Company owned popcorn units in place and operating.

Branax, LLC

On July 6, 2001, pursuant to an agreement to purchase membership interests, Pop N Go, through our newly formed, wholly owned subsidiary, POPN Acquisition Corp, acquired 100% of the membership interests of Branax, LLC. Branax produces Flixstix, the first flavoring for popcorn to be offered in individual servings. Branax, has been attempting to develop partnering programs with major food manufacturers. Although there was a successful program with one major customer, the delay in developing significant revenues from Branax has resulted in the decision to write off goodwill.

We believe that Branax has several opportunities for significantly expanding its sales which would be enhanced with the inflow of investment capital into Pop N Go during 2005. We believe the capital would enable Branax to develop the specialized packaging and product mix required by these significant customers. There is no assurance such capital will be available, or on what terms.

We are currently in default on a promissory note in the original principal amount of $240,000 that we issued to purchase Branax, LLC and such default could have legal ramifications. We are in negotiations to restructure the note to Branax upon the completion of the disbursement of funds under the Equity Distribution Agreement. During the course of the default period, we have worked with Branax to develop the marketing and manufacturing of their product line. Because of our negotiations and our ongoing working relationship with Branax we do not believe our default will result in litigation.

Critical Accounting Policies

Our discussion and analysis of our financial conditions and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States. The preparation of financial statements require management to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses and disclosures on the date of the financial statements. On an on-going basis, we evaluate our estimates, including, but not limited to, those related to revenue recognition. We use authoritative pronouncements, historical experience and other assumptions as the basis for making judgments. Actual results could differ from those estimates. We believe that the following critical accounting policies affect our more significant judgments and estimates in the preparation of our consolidated financial statements.

Rental inventory is amortized to an estimated salvage value over an estimated useful life of seven years. Used equipment inventory is sold as used and the un-amortized cost is charged to cost of sales. We amortize the cost of rental inventory using the straight-line method designed to approximate the rate of revenue recognition. We believe that our amortization rates, salvage values, and useful lives are appropriate in our existing operating environment.

The Company recognizes revenues at the time products are shipped. Revenue streams are generated from (1) the sale of the Pop N Go vending machines; and
(2) the operation of company owned revenue share machines, which are typically located in retail stores, shopping malls and high traffic locations. The owner or operator and Pop N Go share the revenue generated by company owned machines. Our personnel provide maintenance and collection services for revenue sharing machines. It is estimated that up to 80% of our machines will be operated on a revenue sharing program. We also have in market testing, Branax's popcorn flavorings, and anticipates generating revenues in 2005 from the sale of this product. There is of course no assurance that we will be successful or will realize profits from its activities.

We assess the fair value and recoverability of our long-lived assets, including goodwill, whenever events and circumstances indicate the carrying value of an asset may not be recoverable from estimated future cash flows expected to result from its use and eventual disposition. In doing so, we make assumptions and estimates regarding future cash flows and other factors to make our determination. The fair value of our long-lived assets and goodwill is dependent upon the forecasted performance of our business, changes in the industry, the market valuation of our common stock and the overall economic environment. When we determine that the carrying value of our long-lived assets and goodwill may not be recoverable, we measure any impairment based upon the excess of the carrying value that exceeds the estimated fair value of the assets. If we do not meet our operating forecasts or if the market value of our stock declines significantly, we may record impairment charges as needed.


                            DESCRIPTION OF BUSINESS

General

Pop N Go, Inc. is a Delaware corporation, organized in October 1996, for the purpose of conducting a business in the development, manufacturing, marketing and distribution of a new line of specialty food service and food vending machine equipment and related food products.

We began operations in October 1996 and began shipping our first product, the Pop N Go Hot Air Popcorn Vending Machine during the 4th quarter of 1997. Since then we acquired all of the outstanding shares of Nuts to Go, Inc. in February of 1998, and its technology under development for a hot nuts vending machine, which management intends to be our second vending machine product. We have carried on development of this technology in Pop N Go, Inc. Nuts to Go, Inc. is currently an inactive subsidiary without assets or activities. We estimate, although we cannot be certain, that we may introduce this second product, the "Hot Nuts" vending machine, during the fourth quarter of 2004.

In July 1998 we amended our Articles of Incorporation to split our outstanding stock on an 1850 for one basis. All share numbers set forth herein are on the basis of post split shares. In July of 2001, we acquired Branax, LLC, a development stage company which had developed a variety of single serving packaged flavorings for use on popcorn and other snack foods.



During the period ending March 31, 2004, 63% of the sales were from three separate locations for our placement of machines on a revenue share basis. The largest of three customers is the McCarran Airport in Las Vegas, Nevada and represents 43% of the gross sales. The other two major customers are Media Center Mall in Burbank, CA for 12% and Fry's Electronics in San Diego, CA for 8% of the gross sales. Although our three major customers generate 63% of our sales, we do not believe our dependence on these few major customers will significantly impact our business since the management believes new revenue-share customers are readily available.



We intend to generate revenue from (1) the sale of the Pop N Go vending machines; and (2) the operation of company owned revenue share machines, which are owned by Pop N Go, and are typically located in airports, shopping malls and high traffic locations. The owner or operator and Pop N Go share the revenue generated by company owned machines. Our personnel provide maintenance and collection services for revenue sharing machines. We also have in market testing, Branax's popcorn flavorings, and intends to generate revenues in 2004 from the sale of this product. There is of course no assurance that we will be successful or will realize profits from its activities. We are in default on a loan we received in the amount of $240,000 to purchase Branax, LLC. The balance of the loan remains outstanding and we continue to expense the interest on the loan.

We entered into a Revenue Sharing Agreement with Canalport Vending Company of Chicago, Il on August 5, 2004. The Agreement allows Canalport to place and operate Pop N Go vending machines in certain locations agreed to by Pop N Go and Canalport and to share the revenue after deducting certain costs. Canalport currently operates over 1000 snack and soda vending machines.

Products

We believe Pop N Go is a unique hot air based popcorn vending machine that delivers a fresh cup of popcorn on demand, with butter flavoring. Pop N Go contains our proprietary microprocessor technology, which provides a closed-loop feedback popping process, and generates an audit trail for each cup vended. The attractive design is geared for the retail environment in an effort to generate a higher volume of cups sold than in a traditional vending environment.

Under our existing revenue sharing programs, we operate machines in Southern California in schools, shopping malls and mass merchandisers. We service these machines with Pop N Go personnel and pay the location a share of the gross revenue monthly. Our personnel restock and collect from the machines weekly. We currently operate revenue sharing machines in Chicago in schools, a police station and a fun center. Canalport Vending performs restocking and collection services for the Chicago based machines. We are currently in discussions with two Chicago based marketing companies to increase the number of revenue sharing machines in retail establishments in the Chicago area.

We have two types of revenue sharing programs. One type is where Pop N Go contracts directly with the end user, such as malls and schools, and pays a percent of the gross sales to the location. We provide installation, maintenance and collection services and pay the location on a monthly basis. The second revenue sharing program involves a third party operator such as Canalport who performs the installation, maintenance and collection services. The third party operator receives a share of the revenue for performing these services. We intend to expand our third party agreements since, we believe that in many cases, vending operators will have locations available for our machines which will save us marketing costs associated with securing locations. We have not recognized any revenue under our revenue-sharing agreement with Canalport.



The popcorn unit has a moving color LED display that instructs the customer on how to use the vending machine, neon lights, and an open "see-through" cooking system that allows the customer to watch and take in the aroma as the machine pops the popcorn on demand. The neon lights and a moving color LED display provide for maximum visibility and customer entertainment. The 46 ounce cup of popcorn is popped with hot air during a two- minute vend cycle, and the customer has a choice of oil-free or butter-flavored popcorn. The latter is sprayed with butter-flavored oil during the pop cycle.

Pop N Go can be operated in automatic vend mode, manual mode or via remote control in manual locations where the machine is not located in close proximity to the cashier. It is available in counter top or floor models. Both models feature a napkin and salt dispenser and a waste drawer. The vender features fully programmable system parameters, including cook time, temperature and butter dispenser. All subsystems can be easily removed for cleaning and maintenance. The machine's computerized audit system allows for easy access to vend history.

To install the machine, the operator need only remove the fully assembled unit from its box, and plug it in at a location. Once the operator stocks the unit with popcorn and flavoring and has verified the kernel and flavoring dispenser level, he or she must only restock the machine every 100 vends.

We are focused on serving the general public. In addition, we believe that the office and factory workplace significantly broaden the market for fresh popped popcorn.



In addition to the United States, where we have revenue share programs in airports and shopping malls, we have also targeted the international market for the sale of popcorn units. During 2003 we shipped machines to England and Korea for a total $16,925 in international sales which represent 9% of total revenue. During the year 2002 we shipped machines to Greece, Israel, Lebanon and Venezuela for a total of $27,975 in international revenue representing 14% of total revenue. Prior to 2002 we shipped internationally to countries that include Cyprus, Korea, Mexico, Canada, Australia, Poland and China. We shipped one machine to Poland in the fourth quarter of 2004.



Branax's products are marketed under the name, "Flixstix", and consist of powdered flavorings, packaged in straw-like containers, each containing one serving. The paper containers are snapped open and then sprinkled on popcorn or other snack foods.

Management intends to develop new niche markets for other vending equipment. We intend that the next vending machine will be a specialty hot nuts vender incorporating many of the unique features of the Pop N Go popcorn vender.

The Market

Management believes the ability to deliver hot fresh popcorn popped right in front of the customer with all of the smell and sound of fresh popping corn presents a powerful attract mode to the consumer. We believe the vend price of $1 for a 46 ounce cup of popcorn represents significant value to the consumer and allows the owner/operator to net up to $.80 for each cup vended, before paying any location commissions.


Our popcorn machines are currently located in retail stores, shopping centers, schools, convenience stores, supermarkets, bowling alleys, car washes, military bases and a wide range of other retail, industrial and office locations. We are in discussions with several operating partners for placing and operating machines on a revenue-share basis. These include vending and marketing companies who currently have contracts and relationships with military bases, schools; retail and commercial locations.


Management believes there is a trend toward eating healthy, which may give Pop N Go a significant advantage over microwave and other kettle popped products, since Pop N Go can be delivered totally oil-free. The customer who enjoys butter flavoring can choose that option by making that selection during the vend process. The total vend cycle takes approximately 2 minutes, which is shorter than the microwave or kettle popped process.

Marketing

Our management estimates there may be over one million potential locations for its popcorn machine in the U.S., which include shopping centers, airports, travel plazas, convenience stores, bowling alleys, schools, hospitals, offices and military bases. We are focusing our operations on owning and operating machines in high traffic venues. Installations in airports and shopping malls have yielded promising sales results.

Our popcorn machines are currently located in retail stores, shopping centers, schools, convenience stores, supermarkets, bowling alleys, car washes, military bases and a wide range of other retail, industrial and office locations. We are in discussions with several operating partners for placing and operating machines on a revenue-share basis. These include vending and marketing companies who currently have contracts and relationships with military bases, schools; retail and commercial locations.

Our strategy is to contract with operators who control a minimum of 100 high traffic locations such as schools, large retailers and public facilities. We believe that this strategy will allow us access to a large number of locations without incurring significant marketing costs. Operator response to our Revenue Sharing Program has been favorable as it allows the vending operator to participate in a new profit center without investing significant capital for new equipment. All Pop N Go machines placed under this program will remain under our ownership.

Competition

Consumers of popcorn outside of the home currently have two options available to them. First is the kettle popped popcorn, which is typically available in movie theaters and concession stands. The popcorn is cooked in oil in large batches and is subject to waste, labor and cleanliness issues. We believe kettle popped corn grows stale quickly if not consumed. The second option typically available in the lunchroom environment is microwave-cooked popcorn. The consumer purchases a bag of microwave popcorn from a snack vending machine and cooks it in a microwave oven.

These traditional ways of serving popcorn are the major competition for our popcorn machine. We believe these methods do not deliver fresh cup of popcorn on demand in an oil free manner.

Management believes there may be perhaps two competitors that produce hot air popcorn vending machines. Neither of these competitors have the features of Pop N Go that combine the programmable cook process with the attract mode LED display. Management believes we have significant market advantages over these competitors in that (1) we are the only company with a programmable cooking process popcorn vending machine, and (2) management believes our popcorn machine design allows for placement of the machines in locations that would not accept competitive units.


The total popcorn vending marketing, at this stage, is quite small and is, therefore, impossible to determine the percentage of the market any particular popcorn vending competitor controls. Protec, a Canadian manufacturer of machines, is the only other manufacturer of which we are aware. Protect is privately owned and, therefore, it is impossible for us to determine what percentage of the market they control.


Inventory

We subcontract the manufacture of our circuit boards and other parts of the popcorn unit to outside manufacturers who produce parts to our specifications. Parts inventories consist primarily of small parts and supplies to be used in the manufacturing process of machines held for resale. Parts are valued at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method.

Our major supplier for period ending June 30, 2004 are American Popcorn and Iowa Concessions, for the purchase of supplies required for the revenue share locations that are serviced by the company and/or their operators.

Intangible Assets

Intangible assets consist primarily of consulting agreements and non-compete agreements acquired in connection with the acquisition of Branax, LLC.

Research And Development


We have continued to refine, retrofit, and improve the popcorn unit, and the unit's overall production and manufacturing processes. We have also had under development for some years our Hot Nuts Machine. We intend to complete a prototype of the Hot Nuts Machine by the fourth calendar quarter of 2005. We have completed preliminary drawings and specifications for the Hot Nuts Machines already. Completion of the prototype is dependent on the availability of funding to complete research and development. Of course, no assurance can be given as to whether such funds will be readily available for the completion of the prototype.


We are exploring the possible development of other food service and vending machines in the future. During the past two fiscal years ended September 30, 2004 and 2003, we spent an aggregate amount of approximately $71,873 on research and development.

Seasonal Factors

The consumption of popcorn is not subject to seasonality except in those locations that are dependent on tourism for much of their business.

Employees

We have 4 full time employees and 3 independent contractors. None of our employees belong to a union.

Government Regulations


Although we believe there are no "government" regulations, which apply to the mechanical electrical safety aspects of Pop N Go machines, we have obtained certification for the European Community and for Mexico, Normas Officialese Mexicana. We have obtained listing with Underwriters Laboratory for the United States and with Canadian Underwriters Laboratory. This means that we have undergone testing and compliance procedures, which allow us to export our machines to Mexico and Europe to use the Underwriters Laboratories' label in the United States.

                                   MANAGEMENT

Officers And Directors

As of March 28, 2005, our directors and executive officers, their age, positions, the dates of their initial election or appointment as directors or executive officers, and the expiration of the terms are as follows:


Name of Director/
Executive Officer    Age  Position	               Period Served
-------------------------------------------------------------------------
Melvin Wyman	     66	  Chairman,
                          Chief Executive Officer,
                          Secretary and  Principal   October 1996 to
                          Accounting Officer         September 30, 2005


Duties, Responsibilities And Experience

Melvin Wyman is Chief Executive Officer and sole Director of Pop N Go. Mr. Wyman holds a BA and Ph.D. from the University of California, Los Angeles. He has over 20 years of experience in the design and marketing of specialty vending and video game products. He has served as the CEO of Pop N Go since our inception in 1996. Prior to his involvement with Pop N Go, Mr. Wyman was the Director of US Operations for Sport Active, Inc. Sport Active is a Canadian based developer of an interactive game system developed for the hospitality industry.

Involvement In Legal Proceedings

None of our executive officers nor directors have been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring suspending or otherwise limiting him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

None of our executive officers nor directors have been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding or any other legal proceeding that is currently pending.

Audit Committee And Financial Expert

We do not have an audit committee. Melvin Wyman, our sole director, performs some of the same functions of an audit committee, such as: recommending a firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditors independence, the financial statements and their audit report; and reviewing management's administration of the system of internal accounting controls. We do not currently have a written audit committee charter or similar document.

We have no financial expert. We believe the cost related to retaining a financial expert at this time is prohibitive. Further, because of the stage of our operations, we believe the services of a financial expert are not warranted.

Code Of Ethics

We have not adopted a corporate code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions in that our sole officer and director serves in all the above capacities.

Our decision to not adopt such a code of ethics results from our having only one officer and director operating as the sole management for Pop N Go. We believe that as a result of the limited interaction, which occurs from having a sole officer/director, eliminates the current need for such a code, in that violations of such a code would be reported to the party generating the violation.

Executive Compensation

The following table sets forth, information regarding the compensation earned by our Chief Executive Officer and each of our most highly compensated executive officers whose aggregate annual salary and bonus exceeded $100,000, for each of the years indicated with respect to services rendered by such persons to Pop N Go and its subsidiaries.



                    SUMMARY COMPENSATION TABLE

                           Annual Compensation                 Long-Term Compensation
                         -----------------------             --------------------------
                                                          Restricted  Securities
Name and Principal                             Other         Stock    underlying    Other
Position            Year  Salary (1) Bonus  compensation    Awards      options  Compensation
------------------ -----  --------   -----  ------------  ----------  ---------- ------------

Melvin Wyman
CEO, Secretary      2004  $ 96,000      --         --          --          --         --
and Principal       2003  $150,000      --         --          --          --         --
Accounting          2002  $150,000      --         --          --          --         --
Officer             2001  $150,000      --         --          --          --         --


(1) Mr. Wyman's salary of $12,500 per month was reduced on October 1, 2003 to $8,000 per month. Mr. Wyman has no employment agreement with Pop N Go.

(2) We maintain a health insurance policy for Mr. Wyman for which it pays less than $10,000 annually. Option Grants



There were no stock options granted to the officers or directors for fiscal year
2004.

Compensation Of Directors

Directors do not receive compensation for their services as directors.


DESCRIPTION OF PROPERTY

We do not own any office space or facilities. We occupy 6,000 square feet in Whittier, California, where our corporate offices and manufacturing facilities are located.

We rent our Whittier office and manufacturing facilities at a rent of $1500 per month, pursuant to a lease, which expires on January 1, 2005. We believe we are paying at or below market rates for the facility. Management believes that other comparable space is available at similar rent and terms should we be required to move to another location.


LEGAL PROCEEDINGS



Jamie Karalis v. Pop N go, Inc., State of Minnesota, County of Hennepin District Court. The Plaintiff Karalis filed a complaint in July 2004. The complaint alleges that Pop N Go did not pay for services provided by Karalis to Pop N Go during 2004. Pop N Go denies these allegations and has asserted certain counterclaims. The Plaintiff is seeking $117,179 in damages.



PRINCIPAL STOCKHOLDERS

Security Ownership Of Certain Beneficial Owners And Management

The table below sets forth information with respect to the beneficial ownership of our common stock as of May 2, 2005 for (i) any person who we know is the beneficial owner of more than 5% of our outstanding common stock; (ii) each of our directors or those nominated to be directors, and executive officers; and
(iii) all of our directors and executive officers as a group.



                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Title 	  Name and Address          Amount and Nature         Percentage
of Class  of Beneficial Owner	    of Beneficial Ownership    of Class (1)
------------------------------------------------------------------------
Common   Melvin Wyman
         1154 Palms Boulevard
         Venice, California 90291       6,806,750	         5.55%

	 Mohammed Bilal Ruknuddeen
         3671 Sunswept Dr.
         Studio City, CA 91604          9,375,000	         7.65%

         Cornell Capital Partners,L.P.
         101 Hudson Street
         Suite 3606
         Jersey City, NJ 07302          8,666,666                7.08%
----------------------------------------------------------------------
                Total		       24,848,416	        20.28%

                                       ==========               ======

                        SECURITY OWNERSHIP OF MANAGEMENT

Title 	  Name and Address          Amount and Nature         Percentage
of Class  of Beneficial Owner	    of Beneficial Ownership    of Class (1)
------------------------------------------------------------------------
Common   Melvin Wyman
         1154 Palms Boulevard
         Venice, California 90291   6,806,750	              5.55%
	----------------------------------------------------------------
	 All Directors & Officers
	 and Beneficial Owners
	 as a Group	            6,806,750	              5.55%
	                            =========                 =====


(1) Applicable percentage of ownership is based on 122,479,060 shares of common stock outstanding as of May 2, 2005 for each stockholder. Beneficial ownership is determined in accordance within the rules of the Commission and generally includes voting of investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of May 2, 2005 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such persons, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We lease our primary offices and facilities from the Charles Moody Trust. Charles Moody, the beneficiary of the Trust, is the father of Dwight Moody, our operations director from September 1998 to March 2002. For the five years we have leased this space we have paid approximately $18,000 to $19,000 in rent annually. The lease expires on January 1, 2005. We believe we are paying at or below market rates for these facilities. We believe that other comparable space is available at similar rent and terms should we be required to move to another location.



At September 30, 2004, we owed a group of our shareholders $240,000 under a loan payable agreement. The loan bears interest at 10% per annum and was due September 2001 and is currently in default. During the year ended September 30, 2004, the company recorded imputed interest at 12%. For fiscal year ended 2004 and 2003, the Company recorded $28,800 and $24,000 respectively for the interest expenses on this loan. The shareholders we owe under the loan agreement are:
Brian Cox, Robert Hisaoka, Richard Patterson, Dick Hickman, Sheila Freeman and Rick Myerchalk



Accrued consulting fees- related party: Effective October 1, 2003, the company entered into an agreement with an officer for consulting services. The agreement calls for payment of $8,000 per month. At September 30, 2004, the Company has accrued consulting expenses to shareholders amounting $472,359. The company recorded $171,600 and $254,400 consulting fees in the fiscal year 2004 and 2003, respectively.

We did not give anything of value to, or receive anything of value from, any promoter during the fiscal years 2004 or 2003.

               MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                  COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

(a)	Market Information

Pop N Go's common stock has been traded on the Over-the-Counter Bulletin Board market since June 26, 2000, and has been subject to sporadic trading volume and pricing fluctuations since then. Prices for our common stock are published on the Over-the-Counter Bulletin Board under the trading symbol "POPN". From April 26, 1999 through June 25, 2000, our stock was traded in the Pink Sheets market.

The following table sets forth the quarterly high and low bid prices for our common stock for the past two fiscal years. The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not necessarily represent actual transactions.

	YEAR 2002	                High Bid	Low Bid
	-------------------------------------------------------
	Quarter Ended March 31, 2002	  $0.068   	$0.03
	Quarter Ended June 30, 2002	  $0.062  	$0.026
	Quarter Ended September 30, 2002  $0.03	        $0.015
	Quarter Ended December 31, 2002	  $0.027        $0.009

	YEAR 2003	               High Bid 	Low Bid
	---------------------------------------------------------
	Quarter Ended March 31, 2003	  $0.012  	$0.004
	Quarter Ended June 30, 2003	  $0.030	$0.008
	Quarter Ended September 30, 2003  $0.024     	$0.011
	Quarter Ended December 31, 2003	  $0.015	$0.009

	YEAR 2004	               High Bid	       Low Bid
	---------------------------------------------------------
	Quarter Ended March 31, 2004	  $0.018	$0.007
	Quarter Ended June 30, 2004	  $0.035	$0.025
	Quarter Ended September 30, 2004  $0.040     	$0.010
	Quarter Ended December 31, 2004	  $0.040   	$0.010

(b)	Holders Of Common Stock

As of March 28, 2005, we had approximately 1,300 shareholders and 122,479,060 shares of our common stock were issued and outstanding.

(c)	Dividends

We have not paid any dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future. We intend to retain any earnings to finance the growth of the business. We cannot assure you that we will ever pay cash dividends. Whether we pay any cash dividends in the future will depend on the financial condition, results of operations and other factors that the Board of Directors will consider.

(d)	Securities Authorized For Issuance Under Equity Compensation Plans

We established a Non-Qualified Stock Option Plan in August 1998. The maximum number of shares of common stock that may be issued under this Plan is 500,000. As of March 28, 2005 there were 200,000 shares of our common stock that could be issued upon exercise of the outstanding options under our Stock Option Plan. The following table summarizes information about our Non-Qualified Stock Option Plan.

                      EQUITY COMPENSATION PLAN INFORMATION



                                                                          Number of securities
                                                      Weighted-average  remaining available for
                          Number of securities to be   exercise price    future issuance under
                             issued upon exercise      of outstanding  equity compensation plans
                            of outstanding options,  options, warrants    (excluding securities
                              warrants and rights         and rights        reflected in column
Plan Category)                         (a)                    (b)                  (a)(c)
------------------------  -------------------------- ----------------- -------------------------
Equity compensation plans
approved by security holders          None                   None                   None

Equity compensation plans
not approved by
security holders                     100,000              $  0.05                  400,000
                                    --------              -------                 --------
Total                                100,000              $  0.05                  400,000
                                    ========              =======                 ========



                           DESCRIPTION OF SECURITIES

General

Our Articles of Incorporation authorize the issuance of 300,000,000 shares of common stock, $0.001 par value per share. As of March 28, 2005, there were 122,479,060 outstanding shares of common stock. We have no preferred stock. Set forth below is a description of certain provisions relating to our capital stock. For additional information, regarding our stock please refer to our Articles of Incorporation and By-Laws.

Common Stock

Each outstanding share of common stock has one vote on all matters requiring a vote of the stockholders. There is no right to cumulative voting; thus, the holder of fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors. In the event of a voluntary of involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock. Holders of common stock are entitled to dividends if, as and when declared by the Board out of the funds legally available therefore. It is our present intention to retain earnings, if any, for use in its business. The payment of dividends on the common stock are, therefore, unlikely in the foreseeable future.

Preferred Stock

We have no preferred stock.

Stock Purchase Warrants

As of January 28, 2005, we have outstanding warrants to purchase 14,655,000 shares of common stock. The exercise price of the warrants ranges from $0.01 to $0.50. We recognized expenses for these warrants on its financial statements based on their fair market value. The warrants vest immediately and have expiration dates ranging from one to five years. None of these warrants have been issued to the beneficial owners on Page 39.


State                                                                                         E xercise
Date      Expiration                Issued to              Issued for                  Shares    Price      $ Value(1)
--------  ----------    --------------------------------   --------------------       -------   --------  ----------
07/24/01   08/01/09     Beyla Potash(Tarishish),           Consultant for
                                                            Contract Services           3,500     0.100       350.00

12/28/02   12/31/07     Jack Vogel                         Consultant for
                                                           Contract Services           150,000    0.010      1,500.00

05/01/02   10/28/04     Mohammad Bilal Ruknudden,          Contract Agreement
                                                           on Cash Investments       9,375,000    0.016    150,000.00

07/24/01   08/01/06     Bransville Investment,             Consultant for
                                                           Contract Services            26,500    0.100      2,650.00

07/02/01   07/01/06	Bransville Investments	           Consultant for
                                                           Contract Services	       150,000	   0.30	    15,000.00

06/21/04   12/31/05     Howard Hedlund                     Investor Agreement
                                                           on Cash Investment        1,000,000     0.020    20,000.00

07/09/04   12/31/05     Horalek Family Trust UAD 2-93      Investor Agreement
                                                           on Cash Investment        5,000,000     0.020    10,000.00

07/19/04   12/31/05     David Hunter                       Investment Agreement
                                                           on Cash Investment          250,000     0.020     5,000.00

07/20/04   12/31/05     Mary Ducummon                      Investment Agreement
                                                           on Cash Investment          250,000     0.020     5,000.00

07/21/04   12/31/05     Alan R Anderson & Rebecca Davus    Investment Agreement
                                                           on Cash Investment          250,000     0.020     5,000.00

09/15/04   12/31/05     Duane R. Palumbo                   Investment Agreement
                                                           on Cash Investment          200,000     0.020     4,000.00

09/15/04   12/31/05     Howard S. Hedlund                  Investment Agreement
                                                           on Cash Investment           50,000     0.020     1,000.00

09/16/04   12/31/05     Ronald W. Cameron                  Investment Agreement
                                                           on Cash Investment           50,000     0.020     1,000.00

10/12/04   12/31/05     Richard A. Wood                    Investment Agreement
                                                           on Cash Investment           50,000     0.020     1,000.00

10/12/04   12/31/05     William E. Haynes                  Investment Agreement
                                                           on Cash Investment          100,000     0.020     2,000.00

08/24/04   12/05/05     Jessica Mayer                      Investment Agreement
                                                           on Cash Investment           50,000     0.020     1,000.00

11/23/04   12/31/05	Homer Chan                         Investor Agreement
                                                           on Cash Investment	       500,000	   0.020    10,000.00

12/17/04   12/31/05	Alan R Anderson & Rebecca Davis	  Investor Agreement
                                                          on Cash Investment	        50,000	   0.020     1,000.00
---------------------------------------------------------------------------------------------------------------------
		                                                                    13,005,000		  $235,500.00
			                                                            ===========          ============
			Weighted Average Exercise Price		                                  $0.018
		                                                                                 ========
*       Warrants were not issued a Benefical Owner
*	By $ Value, we mean the amount of cash Pop N go will receive from the warrants.
(1)	Dollar value means cash Pop N Go receives from the warrants.



Limitation Of Liability:  Indemnification

Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify our directors and officers of from and against certain claims arising from or related to future acts or omissions as a director or officer of Pop N Go. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Pop N Go pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Anti-Takeover Effects Of Provisions Of The Articles Of Incorporation

Authorized And Unissued Stock

The authorized but unissued shares of our common are available for future issuance without our stockholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with Pop N Go's Board of Directors' desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

                 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                      ON ACCOUNTING AND FINANCIAL MATTERS

On June 9, 2003 we engaged Kabani & Company, Inc., certified public accountants, as our independent accountants to report on our consolidated balance sheet for September 30, 2003, and the related consolidated statements of income, stockholders' equity and cash flows for the year then ended. The decision to appoint Kabani & Company, Inc. was approved by our Board of Directors.

Effective June 9, 2003, we dismissed Michael Deutchman who was our auditor since May 9, 2003. Michael Deutchman served as our independent auditor through the date of his dismissal. Michael Deutchman did not issue any report on our consolidated financial statements. During our association with Michael Deutchman his dismissal, there were no disagreements with Michael Deutchman within the meaning of item 304 of regulation S-B or any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure, which disagreements if not resolved to Michael Deutchman's satisfaction, would have caused Michael Deutchman to make reference to the subject matter of the disagreements in connection with its reports.

During our association with Michael Deutchman as our independent accountants until Michael Deutchman's dismissal, there were no "reportable events" (as such term is defined in item 304(a)(1)(IV)(B) of regulation S-B.

On May 9, 2003 we dismissed our prior independent auditors, Singer Lewak Greenbaum & Goldstein, LLP, and engaged Michael Deutchman, as our independent auditor for the year ended September 30, 2003. This decision was made by the Board of Directors on May 9, 2003. Singer Lewak Greenbaum & Goldstein, LLP served as our independent auditors' for the fiscal years ended September 30, 2002 and 2001. During the fiscal years ended September 30, 2002 and 2001, and until their dismissal, there were no disagreements with Singer Lewak Greenbaum & Goldstein, LLP within the meaning of item 304 of regulation S-B or any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure, which disagreements if not resolved to Singer Lewak Greenbaum & Goldstein, LLP satisfaction, would have caused Singer Lewak Greenbaum & Goldstein, LLP to make reference to the subject matter of the disagreements in connection with its reports.

During the fiscal years ended September 30, 2002 and 2001 and through the period until Singer Lewak Greenbaum & Goldstein, LLP's dismissal, there were no "reportable events" (as such term is defined in item 304(a)(1)(IV)(B) of regulation S-B.

During the two most recent fiscal years and any subsequent interim period prior to the engagement of Kabani & Company, Inc., neither Pop N Go nor anyone on Pop N Go's behalf consulted with Kabani & Company, Inc. regarding either (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on our financial statements or (ii) any matter that was either the subject of a "disagreement" or a "reportable event."


                                    EXPERTS

The consolidated financial statements for the year ended September 30, 2004 and the year ended September 30, 2003, included in this prospectus, and incorporated by reference in the registration statement, have been audited by Kabani & Company, Inc., our independent auditors, as stated in their reports appearing with the financial statements and incorporated by reference in this registration statement. These financial statements are included in reliance upon the report of Kabani & Company, Inc., given upon their authority as experts in accounting and auditing.

Transfer Agent

The transfer agent for our common stock is Liberty Transfer, Inc. Its address is Box 558, Huntington, New York 11743-0588, and its telephone number is (631) 385-1616.

                                 LEGAL MATTERS

Kirkpatrick & Lockhart Nicholson Graham, LLP will pass upon the validity of the shares of common stock offered hereby. Kirkpatrick & Lockhart Nicholson Graham is located at 201 S. Biscayne Blvd., Miami Center-20th Floor, Miami, Florida 33131.

                       HOW TO GET MORE INFORMATION

We have filed with the Securities and Exchange Commission in Washington, DC, a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the shares we are offering under this prospectus. This prospectus does not contain all of the information set forth in the registration statement, as permitted by the rules and regulations of the SEC. Reference is hereby made to the registration statement and exhibits thereto for further information with respect to Pop N Go and the shares to which this prospectus relates. Copies of the registration statement and other information we have filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC in Washington, DC at 450 Fifth Street, NW, Washington, DC 20549. In addition, the SEC maintains a World Wide Web site that contains reports, proxy statements and other information regarding registrants such as Pop N Go which filed electronically with the SEC at the following Internet address:
(http:www.sec.gov). We file reports with the SEC. We file quarterly reports on Form 10-QSB, annual reports on Form 10-KSB and current reports on Form 8-K.

                         POP N GO, INC. AND SUBSIDIARY
                       CONSOLIDATED FINANCIAL STATEMENTS
                               TABLE OF CONTENTS





     FINANCIAL STATEMENTS:
     As of December 31, 2004 (Unaudited):                           PAGE NO.
                                                                   ---------
         Condensed Consolidated Balance Sheets -
           December 31, 2004                                          F- 1

         Condensed Consolidated Statements of Operations -
           For the Quarter ended December 2004 and 2003               F- 2

        Condensed Consolidated Statements of Cash Flows -
           For the Quarter Ended December 31, 2004 and 2003           F- 3

        Notes to Condensed Consolidated Financial Statement           F-4-18
---------------------------------------------------------------------

      FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2004 (AUDITED)

       Report of Independent Registered Public Accounting Firm	       F-19

       Condensed consolidated Balance Sheet- September 30, 2004        F-20

       Condensed Consolidated Statements of Operations
         for the Years Ended September 30, 2004 and 2003	       F-21

       Condensed Consolidated Statements of Stock Holder Deficit
         for the Years Ended September 30, 2004 and 2003	       F-22-23

       Condensed Consolidated Statements of Cash Flows
         for the Years Ended September 30, 2004 and 2003	       F-24

      Notes to Condensed Consolidated Financial Statement	       F-25-45
==============================================================================


                               POP N GO, INC.
                           CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 2004
                                  (Unaudited)


                                     ASSETS

Current assets:
  Cash and cash equivalents	               $	39,424
  Accounts receivable, net of allowance for
    doubtful accounts of $1,059		869
  Prepaid expenses and other current assets		 6,351
		                                       -------
    Total current assets		                46,644

Rental inventory, net 		                       100,840
Note receivable		                                17,023
Furniture and equipment, net 		                 2,448
		                                       -------
Total assets	                               $       166,956
		                                       =======
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:

  Accounts payable	                       $       562,799
  Consulting payable-related party		       448,279
  Accrued liabilities		                     1,988,931
  Note payable 		                             1,106,626
  Loan payable - related party  		       240,000
  Convertible debt, net		                     3,473,465
  Customer deposits		                        50,125
  		                                     ---------
      Total current liabilities		             7,870,226
		                                     ---------
Stockholders' deficit:

Common stock, par value $.001 per share,
  authorized 300,000,000 shares, issued
  and outstanding 122,479,059 shares 	               122,479
Additional paid in capital 		            12,561,586

Stock to be issued -
 16,645,000 shares of common stock		       983,729

Accumulated deficit 		                   (21,371,065)
		                                   ------------
Total stockholders' deficit	                    (7,703,270)
		                                   ------------
Total liabilities and stockholders' deficit    $       166,956
                                                   ============
See accompanying notes to Unaudited financial statements.

                                 POP N GO, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
             FOR THE THREE MONTHS ENDED DECEMBER 31, 2004 and 2003
                                  (Unaudited)


		                                         2004		 2003
                                                       --------        --------
Equipment sales	                                   $	     -       $	  3,495
Revenue share sales		                         4,569 		 19,047
				                       --------        --------
     Total		                                 4,569 		 22,542

Cost of goods sold equipment		                     -           15,185
Cost of goods sold revenue share sales		         4,013 		 18,406
				                       --------        --------
     Total		                                 4,013           33,591

     Gross profit (loss)		                   556 	        (11,049)
				                       --------        --------
Operating expenses:
     Administrative and general		               367,382 		297,008
		 		                       --------         -------
Operating loss		                              (366,826)	       (308,057)

Non-operating income (expenses):
Interest expense		                      (198,228)	       (171,733)
Beneficial conversion feature		               (76,911)		      -
Loss on conversion of debenture		                     -          (33,591)
Recovery of inventory		                         2,059 		      -
Gain on sale of rental equipment 		           745 		    852
				                   -----------       ----------
Loss before income taxes		              (639,161)	       (512,529)
Provision for income taxes		                   800 		      -
				                   -----------       ----------
Net loss	                                   $  (639,961)	     $ (512,529)
				                   ===========       ==========
Loss per share: 	                           $	 (0.01)	     $	  (0.01)
				                   ===========       ==========
Basic and diluted weighted average number of
    common stock outstanding		           122,479,059 	     90,710,474
                                                   ===========       ==========

See accompanying notes to Unaudited financial statements.

                                 POP N GO, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
             FOR THE THREE MONTHS ENDED DECEMBER 31, 2004 and 2003
                                  (Unaudited)

	                                         	2004		  2003
					              --------          --------
Cash flows used in operating activities:
   Net loss	                               $      (639,961)	 $     (512,529)
   Adjustments to reconcile net loss to net
    cash used in operating activities:
   Depreciation and amortization		        18,490 		 17,643
   Allowance for bad debts 		                   996 		      -
   Beneficial conversion feature		        76,911                -
   Issuance of common stock for services	             -   	 39,500
   Shares to be issued for loan incentive		40,188 		 38,190
   Issuance of warrants		                         9,045 		      -
   Loss on conversion of debenture		             -   	 33,591
   Expense paid with rental equipment		         2,367 		      -
   Gain on sale of rental equipment 		          (745)	           (852)
   Recovery of inventory		                (2,059)		      -
(Increase) decrease in:
   Accounts receivable		                          (126)		   (726)
Increase (decrease) in:
   Accounts payable		                        28,519 		150,028
   Accrued liabilities		                       143,813 		 10,174
   Accrued consulting fee-related party		       (24,000)		 (5,135)
   Customer deposits		                       (11,201)		 (2,300)
		 		 	              ---------       ---------
Net cash used in operating activities		      (357,763)	       (232,416)

Cash flows from investing activities:		      ---------       ---------
   Proceeds from sale of rental equipment		     -   	  2,495
				 	              ---------       ---------
Cash flows from financing activities:
   Proceeds from sale of convertible Debentures, net   266,188 	        117,569
   Payments for notes receivable		       (17,023)		      -
   Proceeds from notes		                       178,500 	        140,000
   Payments of notes		                       (48,107)		 (2,000)
		 		 	              ---------       ---------
Net cash provided by financing activities	       379,558 	        255,569
				 	              ---------       ---------
Net increase in cash and cash equivalents		21,795 		 25,648

Cash and cash equivalents,
  beginning of period		                        17,629 		  2,286
				 	              ---------       ---------
Cash and cash equivalents,
  end of period	                                $	39,424 	$	 27,934
					              =========       =========
Supplemental disclosure of
  cash flow information:

   Cash paid during the period for:
     Interest                            	$	21,155 	$       133,543
					              =========       =========
     Income taxes	                        $	     -  $	      -
                                                      =========       =========
See accompanying notes to unaudited financial statements.

                                  POP N GO, INC.
               NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS


 1.      Summary of significant accounting policies:

 Basis of quarterly presentation: The accompanying quarterly financial statements of Pop N Go, Inc. (the "Company") have been prepared in conformity with generally accepted accounting principles and pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC") and, in the opinion of management, reflect all adjustments, which are necessary to present fairly the results of operations for the periods ended December 31, 2004 and 2003.

 Certain information and footnote disclosures normally included in financial principles have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading. This report should be read in conjunction with financial statements and footnotes therein included in the audited financial statements as of September 30, 2004.

 Principles of consolidation: The Company's consolidated financial statements include the accounts of the Pop N Go, Inc. and its wholly-owned subsidiaries, Nuts To Go, Inc and Branax, LLC. All inter-company balances and transactions have been eliminated.

 Issuance of shares for service

 The Company accounts for the issuance of equity instruments to acquire goods and services based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more reliably measurable.

 Major customer

 Two major customers provided 71% of the sales for the three month period ended December 31, 2004. The total account receivable balance for these customers as of December, 2004 was $696. Four major customers provided 63% of the sales for the three month period ended December 31, 2003 and total accounts receivable from them as of December 31, 2003 were $2,853.

 Major vendor

 One major vendor provided 64% of the purchase for the three month period ended December, 2004. The account payable balance for this vendor was $1,020 as of December 31, 2004. There was one major vendor who provided 45% of the purchase for the three month period ended December 31, 2003.

 Segment Reporting

 Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosure About Segments of an Enterprise and Related Information" requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. Currently, SFAS 131 has no effect on the Company's consolidated financial statements as substantially all of the Company's operations are conducted in one industry segment during the period ended December 31, 2004.

 Reclassifications

 For comparative purposes, prior period's consolidated financial statements have been reclassified to conform to report classifications of the current period.

 2.      Recent pronouncements:

 In March 2004, the Emerging Issues Task Force ("EITF") reached a consensus on Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments." The EITF reached a consensus about the criteria that should be used to determine when an investment is considered impaired, whether that impairment is other-than-temporary, and the measurement of an impairment loss and how that criteria should be applied to investments accounted for under SFAS No. 115, "ACCOUNTING IN CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES." EITF 03-01 also included accounting considerations subsequent to the recognition of other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. Additionally, EITF 03-01 includes new disclosure requirements for investments that are deemed to be temporarily impaired. In September 2004, the Financial Accounting Standards Board (FASB) delayed the accounting provisions of EITF 03-01; however, the disclosure requirements remain effective for annual reports ending after June 15, 2004. The Company will evaluate the impact of EITF 03-01 once final guidance is issued.

 In December 2004, the FASB issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No. 123R"). FAS No. 123R requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective beginning in the Company's second quarter of fiscal 2006. The Company believes that the adoption of this standard will have no material impact on its financial statements.

 In December 2004, the FASB issued SFAS Statement No. 153, "Exchanges of
 Non monetary Assets." The Statement is an amendment of APB Opinion No. 29 to eliminate the exception for non monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non monetary assets that do not have commercial substance. The Company believes that the adoption of this standard will have no material impact on its financial statements.

 3.     Note Receivable

 On December 31, 2004, the Company has a receivable on a promissory note, amounting $17,023. The note bears an interest rate of 10% per annum, due April 2, 2005 and is unsecured.

 4.    Debt financing:

 Short-term notes:

 Short-term notes payable at December 31, 2004 consisted of the following:


 Note payable dated May 2, 2000, bearing interest at 12%
   per annum and due in January 2001.  This note payable is
   currently in default.                                           $ 222,192

 Note payable dated June 26, 2001, bearing interest at 20%
  per annum and due June 26, 2002.  This note payable is
  currently in default.                                             $ 50,000

 Note payable dated July 5, 2001, bearing interest at 15%
  per annum and due in September 2001.  This note payable is
  currently in default.                                             $  8,076

 Note payable dated April 3, 2000 assumed in acquisition of
  Branax, bearing interest at 12% per annum and due in
  July 2000.  This note payable is currently in default.            $ 15,000

 Note payable dated December 29, 1998 assumed in acquisition of Branax, bearing interest at 7% per annum and due in
  March 1999.  This note payable is currently in default.           $ 28,083

 Note payable dated December 18, 2000 assumed in acquisition of Branax, bearing interest at 8% per annum and due in
  January 2002.  This note payable is currently in default.         $  3,000

 Note payable dated April 15, 2002, bearing no interest
  and due in October 2004.                                          $ 57,500

 Note payable dated April 24, 2002, bearing no interest
   and due in September 2002.  This note payable is
   currently in default.                                            $  8,000

 Note payable dated February 22, 2002, bearing interest at 17%
  per annum and due in December 2002.  This note
  payable is currently in default.                                  $  6,000

 Note payable dated December 12, 2002, bearing interest of $1,500 due at maturity in January 2003.  This note payable is currently
  in default.                                                       $ 25,000

 Note payable dated December 2, 2002, bearing interest of $2,000 due at maturity in February 2003.  This note payable is currently
  in default.                                                       $ 10,000

 Note payable dated December 16, 2002, bearing interest of $8,250 due at maturity in May 2003.  This note payable is currently
  in default.                                                       $ 25,000

 Notes payable dated Dec.19, Oct. 7, Oct. 28, 2002, bearing interest of $4,000 due at maturity in May and July 2003.  This note
  payable is currently in default.                                  $ 30,000

 Note payable dated January 23, 2003, bearing interest of $3,000 plus
  $1,950 for 60 day renewal, due in June 2003.  This note payable
  is currently in default.                                          $ 15,000

 Note payable dated October 10, 2002, bearing no interest,
  due on demand	                                                   $ 40,500

 Note payable dated Dec 18, 2002 and Feb 13, 2003, bearing interest of $5,000 plus $3,250 for 60 day renewal and $4,000, respectively,
  due in May 2003.  This note payable is currently in default.      $ 45,000

 Note payable dated June 1, 2003, bearing interest at 10%, due in December 2003. This note payable is currently in default. $ 17,509


 Note payable dated April 4, 2003, bearing interest at 10%, and due in June 2004. This note payable is currently in default. $ 15,000


 Note payable dated December 5, 2003, bearing interest of
  $1,750 plus $1,750 for a 90 day renewal, due June 2004.
  This note payable is currently in default.	                   $ 10,000

 Note payable dated December 9, 2003, bearing interest of
  $5,000 plus $5,000 for a 90 day renewal due June 2004.
  This note payable is currently in default	                   $ 30,000

 Note payable dated December 17, 2003, bearing interest of
  $2,500 due in March 16, 2004.  This note payable is
  currently in default	                                           $ 15,000

 Note payable dated December 18, 2003, bearing interest
  of $5,000 Plus $5,000 for a 90 day renewal due June 2004.
  This note payable is currently in default	                   $ 30,000

 Note payable dated December 24, 2003, bearing interest
  of $5,000 due March 23, 2004.  This note payable
  is currently in default	                                   $ 30,000

 Note payable dated January 29, 2004, bearing interest
  of $2,500 plus $2,500 for a 90 day renewal due
  July 2004.  This note payable is currently in default            $ 15,000

 Note payable dated January 27, 2004, bearing interest of
  $3,000, due March 27, 2004.  This note payable is
  currently in default	                                           $ 20,000

 Note payable dated February 25, 2004, April 27, 2004
  and June 8, bearing interest of $5,000, $1,250 and
  $2,500 due August 2004, July 2004 and October
  2004, respectively.  These note payables are currently
  in default	                                                   $ 37,500

 Note payable dated March 11, 2004 and May 7, 2004,
  bearing interest of $1,250 and $1,250, due June
  2004 and July 2004, respectively.  These
  note payables are currently in default.	                   $ 15,000

 Note payable dated March 28, 2004, bearing interest
  of $2,500 plus $2,500 for a 90 day renewal,
  due September 24, 2004.  This note payable is
  currently in default	                                           $ 15,000

 Note payable dated May 3, 2004, bearing interest
   of $1,250, due August 1, 2004.  This
   note is currently in default	                                   $  7,500

 Notes payable dated January 20, 2003, February 13,
   2003 and April 3, 2003, bearing interest
   of $11,680, $4,726, and $2,100
   respectively.  These notes were
   accelerated with a settlement agreement
   payable in full February 15, 2005.                              $ 40,000

 Note payable dated May 13, 1998, bearing
  interest at 15% per annum.  This note is
  currently in default.                                            $ 40,766

 Note payable dated November 29, 2004, bearing interest
 rate of 12% and 10% fee, due in 30 days, secured by
 all of the assets. This note is currently in default.	           $150,000

 Note payable dated December 18, 2004, bearing interest rate
 of 14%, due June 16, 2005					    $30,000
                                 			       ---------------
 		                                                 $1,106,626
                                                                ===============

 The Company agreed to issue 14,695,000 shares of common stock to the various note holders as a loan incentive. These shares valued at $239,663 were included in shares to be issued in the financial statements.


 Convertible Debts:

 2000 Notes

 During the year ended September 30, 2000, the Company raised capital through the placement of Convertible promissory notes in the amount of $923,213. The interest rates and due dates of the notes still outstanding at December 31, 2004 were as follows:

                    Due Date           Interest     Conversion
         Amount     Beginning          Rates        Rate Range
 -------------------------------------------------------------------
       $ 821,956	 October 1, 2000        15%	$0.05 - $1.40/share
 -------------------------------------------------------------------
 Total $ 821,956

 All of the 2000 notes are currently in default.

 2001 Notes

 During the year ended September 30, 2001, the Company raised capital through the placement of Convertible promissory notes in the amount of $454,500. The interest rates and due dates of the notes still outstanding at December 31, 2004 were as follows:

                          Due Date         Interest     Conversion
         Amount           Beginning        Rates        Rate Range
 -------------------------------------------------------------------------
       $ 60,035	     December 16, 2002       8%	       65% MV
       $297,002	     October 1, 2001	    15%	      $0.02 - $0.05/share
 -------------------------------------------------------------------------
 Total $357,037

 All of the 2001 notes are currently in default.

 2002 Notes

 During the year ended September 30, 2002, the Company raised capital through the placement of Convertible promissory notes in the amount of $848,100. The interest rates and due dates of the notes still outstanding at December 31, 2004 were as follows:

                      Due Date         Interest     Conversion
         Amount       Beginning        Rates        Rate Range
 ------------------------------------------------------------------------

      $  24,000    October 19, 2002	18%	    $0.03 - $0.035/share
      $  24,000    July 3, 2004       	17%         $0.10/share
      $ 464,500    September 30, 2004	15%	    $0.025 - $0.25/share
      $  11,000    December 11, 2002	12%	    $0.02/share
      $ 256,000    May 7, 2004	        12%	    $0.016 - $0.05/share
 ------------------------------------------------------------------------
 Total$ 779,500

 All of the 2002 notes are currently in default.

 2003 Notes

 During the year ended September 30, 2003, the Company raised capital through the placement of Convertible promissory notes in the amount of $402,250. The interest rates and due dates of the notes still outstanding at December 31, 2004 were as follows:

                   Due Date            Interest      Conversion
         Amount    Beginning           Rates         Rate Range
 -----------------------------------------------------------------------
       $100,000	December 31, 2002     18%	    $0.03/share
       $  5,000	April 15, 2003	      15%	    $0.02/share
       $ 10,000	August 26, 2004       14%	    $0.02/share
       $ 43,000	February 28, 2004     13%	    $0.02/share
       $ 62,000	January 2, 2003	      12%	    $0.02/share
 -----------------------------------------------------------------------
 Total $220,000

 2004 Notes

 During the year ended September 30, 2004, the Company raised capital through the placement of Convertible promissory notes in the amount of $1,053,500. The interest rates and due dates of the notes still outstanding at December 31, 2004 were as follows:

                  Due Date              Interest    Conversion
         Amount   Beginning             Rates       Rate Range
 ----------------------------------------------------------------------------
 $180,000	 September 20, 2004	  18%	   $0.015 - $0.02/share
 $ 37,500	 August 30, 2005	  17%	   $0.015 - $0.02/share
 $215,000	 October 24, 2004	  15%	   $0.015 - $0.02/share
 $272,000	 October 1, 2004	  14%	   $0.02/share
 $ 70,000	 October 1, 2004	  13%	   $0.015 - $0.02/share
 $261,500	 October 1, 2004	  12%	   $0.015 - $0.02/share
 $200,000	 October 15, 2004	  15%	   80% LCB
 ---------------------------------------------------------------------------
 Total  $1,236,000

 Period ended December 31, 2004 Notes


 During the three months period ended December 31, 2004, the Company raised capital through the placement of convertible promissory notes in the amount of $266, 188.

                  Due Date              Interest    Conversion
         Amount   Beginning             Rates       Rate Range
 ------------------------------------------------------------------------
        $27,500	 October 4, 2005	  12%	   	$0.02/share
        $35,000   October 19, 2005         12%		$0.05/share
        $57,500	 November 1, 2005	  12%	   	$0.02/share
        $42,500	 December 2, 2005         12%	   	$0.02/share
        $12,000	 February 13, 2005	  12%	        $0.02/share
        $75,000	 December 16, 2005	  14%	   	$0.02/share
        $ 1,688  June 30, 2004(addition)  15%	   	$0.02/share
         $5,000	 December 7,2004(addition)12%	        $0.02/share
        $10,000	 December 9, 2005         15%           $0.02/share
 ------------------------------------------------------------------------
 Total  $266,188

 Total balance at December 31, 2004 			$3,680,681
 Less: Discounts and beneficial conversion-unamortized     207,216
 Per the financial statements                           $3,473,465


 As of December 31, 2004, the company recorded $169,740 as beneficial conversion feature, which is being amortized over the period of debt. The beneficial conversion feature expense for current period amounted to $76,911, which is categorized as non-operating expense in the statement of operations.

 5.    Loss per share:

 Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), "Earnings per share". Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

 Weighted average number of shares used to compute basic and diluted loss per share is the same in this financial statement since the effect of dilutive securities is anti-dilutive.

 6.    Equity:

 Common Stock

 During the three months ended December 31, 2004, the Company did not issue any common stock.

 Stock to be issued

 During the period ended December 31, 2004, the Company recorded 1,600,000 shares to be issued as loan incentive amounting $32,000.

 A summary of committed stock at December 31, 2004 is as follows:

                                                     Shares            Amount
                                                   ---------         ---------
    Shares issuable under 2000 consulting agreement  95,000        $  133,000
    Shares issuable to officers under expired
       Consulting agreements                        333,000           466,200
    Shares issuable under Branax consulting
      agreement                                     326,880            88,258
    Shares issuable under Regulation "S" placement  667,527            21,751
    Shares issuable under 2003 loan agreement       975,000            10,773
    Shares issuable under 2004 loan agreement    12,920,000 	      214,890
    Shares issuable under 2004 consulting
      agreement                                   1,100,000	       15,000
    Shares issuable for cash received                50,000	        1,000
    Shares issuable period ending Dec 31, 2004    1,600,000 	       32,000

                                                 ----------           --------
                         Total                   18,067,407       $    982,872
                                                 ==========           ========

 Stock Option Plan

 The Company adopted the 1998 Non-Qualified Stock Option Plan (the "1998 Plan") on August 31, 1998. The purpose of the 1998 Plan is to promote the growth and profitability of the Company by enabling the Company to attract and retain the best available personnel for positions of substantial responsibility, to provide employees with an opportunity for investment in the Company, and to give employees an additional incentive to increase their efforts on behalf of the Company.

 Each employee or consultant as determined by the Board of Directors of the Company is eligible to be considered for the grant of awards under the 1998Plan. The maximum number of shares of common stock that may be issued pursuant to awards granted under the 1998 Plan is 500,000. Any shares of common stock subject to an award, which for any reason expires or terminates unexercised, are again available for issuance under the 1998 Plan. Under the 1998 Plan, incentive stock options must not be less than the per share par or stated value of the shares on the date the stock options are granted, subject to certain provisions.

 During the period ended December 31, 2004, no options were granted. The outstanding 100,000 options were expired on December 31, 2005.

 The following summarizes the Company's stock option transactions:

                                                           Weighted-
                                        1998 Stock         Average
                                        Option Plan        Exercise
                                        and Other           Price
                                       --------------    ------------


     Outstanding, September 30, 2004      100,000            0.05
     Expired/forfeited in QE 12/31/04    (100,000)     $     0.05
                                       -----------      -------------
     Outstanding, December 31, 2004             -      $        -
                                       ===========      =============
     Exercisable, December 31, 2004             -      $        -
                                       ===========      =============

 Stock Purchase Warrants

 During the period ended December 31, 2004, 15,912,500 warrants expired valued at $795,625 and the company granted warrants to purchase 700,000 shares of common stock to note-holders at the exercise price of the warrants of $0.02. The Company recognized the expense of $9,045 for these warrants based on the fair market value of warrants. The warrants vest immediately and have expiration dates ranging from one to five years.

 The following table summarizes information about the warrants outstanding at December 31, 2004:

                                                    Weighted-   Weighted-
                                        Weighted-   Average     Average
                                        Average     Exercise    Exercise
   Range of                             Remaining   Price of    Price of
   Exercise   Warrants     Warrants     Contractual Warrants    Warrants
   Prices     Outstanding  Exercisable  Life        Outstanding Exercisable
 --------------------------------------------------------------------------
 $ 0.02-0.10  13,005,000   13,005,000   1.99 years   $  0.04   $  0.04

 7. Supplemental disclosure of cash flows:

 The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

 The Company paid $0 for income tax and $21,155 for interest for the period ended December 31, 2004. The Company paid $0 for income tax and $133,543 for interest for the period ended December 31, 2003.

 The cash flow statements do not include following non-cash investing and financing activities:

 For the period ended December 31, 2004, the company recorded 1,600,000 shares to be issued per loan agreements amounting to $32,000.

 8. Related parties transactions:

 The Company borrowed $ 240,000 from a major shareholder of the Company in June 2001 with an interest rate at rate of 10% per annum payable annually and due in September 2001. The Company is accruing imputed interest at 12% and has recorded interest of $ 7,200 on the loan during the period ended December 31, 2004.

 The Company received services from an entity owned by one of the officers and has accrued $ 211,145 in consulting expenses through December 31, 2004.

 9.  Going Concern Issues

 The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, the Company has an accumulate deficit of $21,371,065 as of December 31, 2004 and during the three months period ended December 31, 2004 and 2003, the Company incurred losses of $639,161 and $512,529, respectively. In addition, the Company's cash flow requirements have been met by the proceeds of convertible debentures and notes and much of the Company's debt is currently in default. The Company owes delinquent payroll taxes of $168,721, which accrued prior to September 2002. Legal counsel is owed $131,388 as of December 2004 which is secured by a blanket security interest against all assets. Assurance cannot be given that this source of financing will continue to be available to the Company and demand for the Company's equity instruments will be sufficient to meet its capital needs. If the Company is unable to generate profits and unable to continue to obtain financing for its working capital requirements, it may have to curtail its business sharply or cease business altogether.

 The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to retain its current financing, to obtain additional financing, and ultimately to attain profitability.

 To meet these objectives, the Company has instituted the following plan:

 The Company is in process of increasing marketing activities to help generate sales sufficient to meet its cash flow obligations.

 - Management intends to continue to raise additional financing through private equity or debt financing to pay down Company debt and/or reduce the cost of debt service.

 10.   Subsequent events:

 Subsequent to the period ended December 31, 2004:

 The Company submitted a withdrawal of the form SB-2, Registration Statement under the Securities Act of 1933 on July 21, 2004 that was filed on September 28, 2004. The Company has submitted a new form SB-2 Registration Statement that shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 On February 8, 2004, the company signed a new promissory note for $350,000 that replaces the Convertible Debentures for Cornell Capital in amount of $200,000 and a 30-day note that expired on December 29, 2004.

 The Company issued a $5,000 convertible debenture. The debenture is due on January 11, 2006, bears interest at 12% per annum that is payable quarterly, and is convertible at the rate of 500,000 shares of common stock per $10,000 at any time before maturity.

 The Company issued a $5,000 convertible debenture. The debenture is due on January 13, 2006, bears interest at 12% per annum that is payable quarterly, and is convertible at the rate of 500,000 shares of common stock per $10,000 at any time before maturity.

 The Company issued a $30,000 convertible debenture. This debenture rolls a previous debenture of $10,000 and includes an additional $10,000 investment. The debenture is due on January 17, 2006, bears interest at 14% per annum that is payable quarterly, and is convertible at the rate of 500,000 shares of common stock per $10,000 at any time before maturity.

 The Company issued a $10,000 convertible debenture. The debenture is due on January 28, 2006, bears interest at 13% per annum that is payable quarterly, and is convertible at the rate of 500,000 shares of common stock per $10,000 at any time before maturity.

 The Company issued a $5,000 convertible debenture. The debenture is due on January 24, 2006, bears interest at 12% per annum that is payable quarterly, and is convertible at the rate of 500,000 shares of common stock per $10,000 at any time before maturity.

 The Company issued a $20,000 convertible debenture. This debenture rolls a previous debenture of $10,000 and includes an additional $10,000 investment. The debenture is due on January 30, 2006, bears interest at 13% per annum that is payable quarterly, and is convertible at the rate of 500,000 shares of common stock per $10,000 at any time before maturity.

 The Company issued a $5,000 convertible debenture. The debenture is due on February 1 2006, bears interest at 12% per annum that is payable quarterly, and is convertible at the rate of 500,000 shares of common stock per $10,000 at any time before maturity.

 On February 10, 2005, the Company issued 100,000 warrants to a note-holder with a conversion rate of $0.02 per share. The warrants will expire on December 31, 2005.

 11.  Commitments and contingencies

 Operating Leases

 The Company rented its facilities on a month-to-month basis.

 Litigation

 The Company may become involved in various litigation arising in the normal course of business.

 The Company is a defendant in several litigations filed by various vendors for the payment of the services. Total of the claims per the litigations is approximately $28,000, which have been accrued in the year ended September 30, 2003. In addition, two of debenture holders filed lawsuits against the Company for breach of promissory notes. The amounts of these claims are approximately $8,400 and $57,000. The Company has settled the case for $8,400 claim by agreeing to make monthly installment payments to satisfy the debt. The Company agreed to pay $130,000 for the case of $57,000. In addition, six debenture holders have threatened to file a lawsuit if a resolution cannot be reached regarding payment of their claims. The total amount of the principals owed is approximately $400,000.

 A lawsuit was filed by a former employee of the Company in July 2004. The lawsuit seeks damages for $117,179 based on the breach of contract.

 All of these amounts were included in the accompanying financial statements.

 Consulting Agreement

 Effective October 1, 2003, the Company entered into an agreement with an officer for consulting services. The agreement calls for payment of $8,000 per month.

 On September 24, 2003, the Company entered into an agreement with a financial advisor. The Company agreed to pay $5,000 per month starting November 1, 2003 and issue 2,500,000 shares of common stock per the agreement. These shares were issued during the year ended September 30, 2004.

 The Company entered into a consulting agreement for software design and development service on November 3, 2003. The Company agreed to pay $1,200 per week and this agreement terminates on June 30, 2005.

===============================================================================


REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders
Pop N Go, Inc.

We have audited the accompanying consolidated balance sheet of Pop N Go, Inc. as of September 30, 2004, and the related consolidated statements of operations, shareholders' deficit, and cash flows for the years ended September 30, 2004 and 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Pop N Go, Inc. as of September 30, 2004, and the consolidated results of their operations and cash flows for the years ended September 30, 2004 and 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. During the year ended September 30, 2004, the Company incurred net losses of $2,985,708. In addition, the Company's had negative cash flow in operating activities amounting $1,367,226 in the year ended September 30, 2004, and the Company's accumulated deficit was $21,371,065 as of December 31, 2004 as of September 30, 2004. In addition, the Company is in default on numerous of its debt obligations. These factors, among others, as discussed in Note 2 to the consolidated financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/
KABANI & COMPANY, INC.

CERTIFIED PUBLIC ACCOUNTANTS
Huntington Beach, California

December 30, 2004

                                 POP N GO, INC.
                          CONSOLIDATED  BALANCE SHEET
                               SEPTEMBER 30,2004



                                    ASSETS

Current assets
  Cash                                                           $      17,629
  Accounts receivable, net of allowance for
    doubtful accounts of $63                                             1,739
  Prepaid expenses and other current assets                              1,376
                                                                     ---------
      Total current assets                                              20,744

Rental equipment, net                                                  111,186
Furniture and equipment, net                                             2,902
Other assets                                                             4,975
                                                                     ---------
        Total assets                                             $     139,807
                                                                     =========

                     LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities
  Accounts payable                                               $     534,280
  Accrued liabilities                                                1,845,116
  Accrued consulting fees- related party                               472,359
  Notes payable                                                        973,239
  Loan payable - related party                                         240,000
  Convertible debt, net                                              3,157,092
  Customer deposits                                                     61,326
                                                                     ---------
    Total current liabilities                                        7,283,412
                                                                     ---------
Commitments and contingencies

Shareholders' deficit
  Common stock, $0.001 par value
   300,000,000 shares authorized;
   issued and outstanding 122,479,059 shares                           122,479
  Additional paid-in-capital                                        12,514,148
  Stock to be issued- 16,467,407 shares of common stock                950,872
  Accumulated deficit                                              (20,731,104)
                                                                    ----------
      Total shareholders' deficit                                   (7,143,605)
                                                                    ----------
      Total liabilities and shareholders' deficit                $     139,807
                                                                     =========
The accompanying notes are an integral part of these consolidated financial statements

                                 POP N GO, INC.
                     CONSOLIDATED  STATEMENTS OF OPERATIONS


                                                 Year ended September 30,
                                                  2004   	  2003
                                              -----------      ----------
Equipment sales                               $      - 	     $    115,730
Revenue share sales                             56,800	           92,015
                                              -----------      ----------
      Total                                     56,800	          207,745
                                              -----------      ----------
Impairment of Inventory                              -            102,533
Cost of goods sold - equipment sale                  -            112,881
Cost of goods sold - revenue share sales        60,635 	           86,151
                                             -----------       -----------
    Total                                       60,635 	          301,565
                                             -----------       -----------
     Gross profit (loss)                        (3,835)           (93,820)
                                             -----------       -----------
Operating expenses:
       Loss on Legal Settlement                 61,794                  -
       Litigation Expense                      117,179                  -
                                             ----------        ------------
    Total Operating expenses                 2,086,203          1,349,236
                                             ----------	       -----------
Operating loss                              (2,090,038)        (1,443,056)

Non-operating income (expense):
Loss on conversion of debt                     (33,591)           (16,200)
Interest expense                              (904,334)          (487,753)
Gain on sale of rental equipment                 5,555                  -
Other income                                    37,500	            1,672
                                             -----------       -----------
         Total                                (894,870)          (502,281)
                                             -----------       -----------
Loss  before income taxes                  $(2,984,908)       $(1,945,337)
Provision for income taxes                         800                  -
                                            -----------        -----------
Net loss                                   $(2,985,708)       $(1,945,337)
                                            ============       ===========
Loss per share:                                 ($0.03)            ($0.02)
                                            ============       ===========
Basic and diluted weighted
 average number common stock outstanding    103,036,085        85,651,264
                                            ============       ===========


The accompanying notes are an integral part of these consolidated financial statements

                                 POP N GO, INC
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
                FOR THE YEARS ENDED SEPTEMBER 30, 2004 AND 2003


                                                        Additional    Stock     Beneficial
                                      Common Stock       Paid-In      to be     Conversion
                                  Shares        Amount   Capital      Issued    Features
                               ------------    -------  ---------    --------   ----------
Balance, September 30, 2002     76,269,894    $ 76,269 $11,261,028   $709,209    $    -

Issuance of shares for service   6,300,000       6,300     153,300       -            -

Issuance of shares for
  settlement of debt             1,300,000       1,300      29,900       -            -

Issuance of shares for
  interest                       2,250,000       2,250      22,750       -            -

Issuance of shares for
  loan incentive                 2,000,000       2,000      38,000       -            -

Conversion of Convertible
  debenture                        250,000         250       4,750       -            -

975,00 shares to be issued
  for loan incentives                -              -          -      10,773          -

Deemed dividends (note 9)            -              -          -        -             -

Net loss for year ended
  September 30, 2003                 -              -          -        -             -
 --------------------------    ------------  ----------  ----------  ---------   ------------
Balance, September 30, 2003     88,369,894    $ 88,369 $11,509,728   $719,982         -

Issuance of shares for services 25,000,000      25,000     480,750       -            -

Issuance of shares for cash      1,000,000       1,000      14,000       -            -

Issuance of shares for
  settlement of debt             4,000,000       4,000      56,000       -            -

Issuance of share for equipment
  purchases                      1,000,000       1,000      29,000       -            -

Issuance of stock warrants            -            -        65,588       -            -

Conversion of convertible
  debentures                     3,209,166       3,209      81,233       -            -

Beneficial conversion Features        -            -          -          -            -

Amortization of beneficial
  conversion feature                  -            -          -          -            -

12,920,000 shares to be issued
  for loan incentives                 -            -          -        214,890        -

1,100,000 shares to be issued
  for service                         -            -          -         15,000        -

50,000 shares to be issued for
  cash                                -            -          -          1,000        -

Purchase and cancellation of
  shares                         (100,001)       (100)     (3,900)         -          -

Net loss for the year ended
  September 30, 2004                  -            -          -            -          -
---------------------------    -------------   -------- ----------  ----------   ---------
Balance, September 30, 2004    122,479,059     122,479  12,514,148    950,872     (207,401)
===========================    =============   ======== ==========  ==========   =========


                                 POP N GO, INC
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
                FOR THE YEARS ENDED SEPTEMBER 30, 2004 AND 2003
                                  (Continued)

                                                                  Total
                             	Subscription     Accumulated   Stockholders'
                                Receivable         Deficit        Deficit
                       	        -----------      -----------    ---------
Balance, September 30, 2002       (173,644)     (15,626,415)   (3,753,553)

Issuance of shares for service        -              -            159,600

Issuance of shares for
  settlement of debt         	      -              -             31,200

Issuance of shares for
  interest                            -      	     -             25,000

Issuance of shares for
  loan incentive             	      -              -             40,000

Conversion of Convertible
  debenture                  	      -              -              5,000

975,00 shares to be issued
  for loan incentives        	      -              -             10,773

Deemed dividends (note 9)           173,644        (173,644)            -

Net loss for year ended
  September  30, 2003        	      -          (1,945,337)   (1,945,337)
----------------------------   	 -----------    ------------  -------------

Balance, September 30, 2003      $    -        $(17,745,396)  $(5,427,317)

Issuance of shares for services	      -              -            505,750

Issuance of shares for cash           -              -             15,000

Issuance of shares for
  settlement of debt                  -              -             60,000

Issuance of share for equipment
  purchases                           -              -             30,000

Issuance of stock warrants            -              -             65,588

Conversion of convertible
  debentures                          -              -             84,442

Beneficial conversion Features        -              -                -

Amortization of beneficial
  conversion feature                  -              -                -

12,920,000 shares to be issued
  for loan incentives                 -              -            214,890

1,100,000 shares to be issued
  for service                         -              -             15,000

50,000 shares to be issued for
  cash                                -              -              1,000

Purchase and cancellation of
  shares                              -              -             (4,000)

Net loss for the year ended
  September 30, 2004                  -          (2,985,708)   (2,985,708)
---------------------------     -----------    -------------- --------------
Balance, September 30, 2004           -         (20,731,104)   (7,143,605)
===========================     ===========    ============== ==============

The accompanying notes are an integral part of these consolidated financial statements




                                 POP N GO, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                FOR THE YEARS ENDED SEPTEMBER 30, 2004 AND 2003

                                                       2004            2003
                                                   -----------     -----------
Cash flows used in operating activities
   Net loss                                         $(2,985,708)   $(1,945,337)
   Adjustments to reconcile net loss to net
    cash used in operating activities:
   Depreciation and amortization                       148,594         156,837
   Issuance of common stock for services               505,750         159,600
   Impairment of Inventory                                   -         102,533
   Issuance of shares for interest and loan incentive        -          65,000
   Issuance of warrants                                 65,588               -
   Shares to be issued for loan incentive              214,890          10,773
   Shares to issued for services	                15,000               -
   Deemed dividends                                          -         173,644
   Recovery of rental equipment                        (37,500)              -
   Loss on conversion of debenture                      33,591          16,200
   Gain on sale of rental equipment                     (5,555)              -
Increase (decrease):
   Accounts receivable                                    (807)          5,045
   Inventories                                               -          87,357
   Prepaid expenses and other current assets               500           8,813
Increase (decrease) in:
   Accounts payable                                    239,959         (15,519)
   Accrued liabilities                                 272,237         574,226
   Accrued consulting fees- related party              156,725          91,038
   Customer deposits                                     9,510          13,464
                                                   ------------    -----------
Net cash used in operating activities               (1,367,226)       (496,326)
                                                   ------------    -----------
Cash flows from investing activities:
   Proceeds from sale of rental equipment                8,485               -
   Purchase of rental inventory                         (5,000)              -
                                                   ------------   ------------
Net cash provided by investing activities                3,485               -
                                                   -----------    ------------
Cash flows from financing activities:
   Proceeds from sale of Convertible debentures, net 1,050,018          417,899
   Net proceeds from notes payable                     317,066          231,429
   Purchase of common stock                             (4,000)               -
   Proceeds from shares to be issued                     1,000                -
   Proceeds from sale of common stock                   15,000                -
                                                    ----------     ------------
Net cash provided by financing activities            1,379,084          649,328
                                                    ----------     ------------
Net increase (decrease) in cash and cash equivalents    15,343           (2,280)
Cash and cash equivalents,
  beginning of year                                      2,286            4,566
                                                   -----------      -----------
Cash and cash equivalents,
  end of year                                     $     17,629            2,286
                                                   ===========     ============
Supplemental disclosure of
  cash flow information:

   Cash paid during the year for:
     Interest                                     $    65,428      $       262
                                                   ===========     ============
     Income taxes                                 $         -      $         -
                                                   ===========     ============

The accompanying notes are an integral part of these consolidated financial statements

                                 POP N GO, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Pop N Go, Inc., incorporated in the State of Delaware on October 21, 1996, and its subsidiaries, Nuts to Go, Inc. and Branax, LLC, (collectively, the "Company") manufacture and develop coin-operated popcorn machines which they sell to distributors and retail establishments. The Company also intends to own and operate these machines for its own account on a revenue-sharing basis. In addition, the Company has developed prototype coin-operated machines for outside customers on a contract basis. Nuts To Go, Inc. and Branax, LLC were dormant companies for the years ended September 30, 2004 and 2003.

NOTE 2 - GOING CONCERN MATTERS

The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, during the years ended September 30, 2004 and 2003, the Company incurred losses of $2,985,708 and $1,945,337, respectively. In addition, the Company's cash flow requirements have been met by the generation of capital through private placements of the Company's common stock, and much of the Company's debt is currently in default. Assurance cannot be given that this source of financing will continue to be available to the Company and demand for the Company's equity instruments will be sufficient to meet its capital needs. If the Company is unable to generate profits and unable to continue to obtain financing for its working capital requirements, it may have to curtail its business sharply or cease business altogether.

The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to retain its current financing, to obtain additional financing, and ultimately to attain profitability.

To meet these objectives, the Company has instituted the following plan:

- The Company has increased marketing activities to help generate sales sufficient to meet its cash flow obligations.

- Management intends to continue to raise additional financing through private equity or debt financing to pay down Company debt and/or reduce the cost of debt service.

NOTE 3 - CONSULTING AGREEMENT ON ACQUISITION OF BRANAX, LLC

In connection with the purchase agreement of Branax, the Company entered into a two-year consulting agreement with the former President and Chief Executive Officer of Branax. The agreement expired in July 1, 2003 and extended verbally to June 30, 2004 and calls for the issuance of 326,880 shares of the Company's common stock. The value of the shares, which were immediately issuable, was $88,258 and has been fully capitalized as of September 30, 2003. The unpaid compensation was accrued through June 30, 2004. (Note 11)

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of Pop N Go, Inc. and its wholly owned subsidiaries, Nuts to Go, Inc. and Branax, LLC. All significant inter-company transactions and balances have been eliminated in consolidation.

Revenue Recognition

The Company recognizes its revenue in accordance with the Securities and Exchange Commissions ("SEC") Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101"). The Company is recognizing revenue from two sources; sale of equipment and the owner operated revenue share program. Equipment sales are recognized when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. Revenues from the revenue sharing program are recognized upon monthly collections of proceeds from the machines. Generally, the Company extends credit to its customers and does not require collateral. The Company performs ongoing credit evaluations of its customers and historic credit losses have been within management's expectations.

Accounts Receivable

Accounts receivable consist primarily of short and long-term amounts due from customers and franchisees. The Company has provided for an allowance in the aggregate of $63 and $2,485 for the year ended September 30, 2004 and 2003, respectively for accounts it considers uncollectible. Management believes this to be sufficient to account for all uncollectible accounts.

Inventories

Inventories consist of small parts and supplies to be used in the manufacturing process of machines held for resale, work in process, and finished goods. Inventories are valued at the lower of cost or market. Cost is determined by the first-in, first-out method. The Company's management determined that inventory, based upon its condition, has been impaired as of September 30, 2003, amounting $102,533.

Rental equipment

Rental equipment is stated at cost. Depreciation is computed using the straight- line method over an estimated useful life of seven years. Depreciation expense was $17,012 and $12,843 for the years ended September 30, 2004 and 2003, respectively.

Furniture and Equipment

Furniture and equipment are stated at cost. Depreciation is computed using the straight-line method over an estimated useful life of five years. Depreciation expense was $6,942 and $9,865 for the years ended September 30, 2004 and 2003, respectively. Included in furniture and equipment at September 30, 2003 is equipment, which was financed under capital leases. The amounts capitalized under capital leases were not material at September 30, 2004.

Customer Deposits

As of September 30, 2004, customers had paid deposits totaling $61,326 to the Company for machines which had not been delivered as of that date. Revenue on the sale of these machines will be recognized when the equipment is shipped.

Impairment or disposal of long-lived assets

In August 2001, the FASB issued Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("FAS 144"). FAS 144 clarifies the accounting for the impairment of long-lived assets and for long-lived assets to be disposed of, including the disposal of business segments and major lines of business. The Company has implemented FAS 144 for this fiscal year. Long-lived assets are reviewed when facts and circumstances indicate that the carrying value of the asset may not be recoverable. When necessary, impaired assets are written down to estimated fair value based on the best information available. Estimated fair value is generally based on either appraised value or measured by discounting estimated future cash flows. Considerable management judgment is necessary to estimate discounted future cash flows. Accordingly, actual results could vary significantly from such estimates.

Advertising

The Company expenses advertising costs as incurred. Advertising expenses for the years ended September 30, 2004 and 2003 were insignificant.

Segment reporting

Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosure About Segments of an Enterprise and Related Information" requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. The Company operates under two business units, as disclosed in note 12.

Fair Value of Financial Instruments

For certain of the Company's financial instruments, including cash, accounts receivable, prepaid expenses and other current assets, intangible assets, other assets, short-term notes payable, loan payable - related party, Convertible debt, accounts payable, accrued liabilities, and customer deposits, the carrying amounts approximate fair value due to their short maturities.

Income Taxes

The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.


Net Loss per Share

Net loss per share is calculated in accordance with Statement of Financial Accounting Standards 128, Earnings Per Share ("SFAS 128"). Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive
 Convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Weighted average number of shares used to compute basic and diluted loss per share is the same in these financial statements since the effect of dilutive securities is anti-dilutive. As of September 30, 2004 and 2003, the Company had the following anti-dilutive securities outstanding:

2004	                       Dilutive Shares
----------------------------------------------
Convertible notes payable	124,055,172
Committed Shares	         16,467,407
Common sock options	            100,000
Warrants	                 28,217,500
---------------------------------------------
2003
----
Convertible notes payable	 60,357,933
Committed Shares	          2,397,407
Common sock options	            180,000
Warrants	                 25,592,500
-------------------------------------------


Stock-based compensation

In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with proforma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company uses the intrinsic value method prescribed by APB 25 and has opted for the disclosure provisions of SFAS No.123.

Issuance of shares for service

The Company accounts for the issuance of equity instruments to acquire goods and services based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more reliably measurable.

Comprehensive Income

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Certain statements, however, require entities to report specific changes in assets and liabilities, such as gain or loss on foreign currency translation, as a separate component of the equity section of the balance sheet. Such items, along with net income, are components of comprehensive income. The provisions of this statement had no impact on the accompanying consolidated financial statements.

Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Risk Concentrations

Substantially all of the Company's revenue is generated from the sale of one product. The loss of, or an economic event related to this product, most likely would have a substantial impact on the Company's revenue. The Company purchased 76% from four major vendors and 58% from two major vendors during the year ended September 30, 2004 and 2003, respectively.

The Company maintains cash balances at a financial institution in California. Accounts at this institution are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company did not maintain any uninsured balances at September 30, 2004.

Reclassifications

The Company reviewed certain classifications of expenses and determined that certain expenses should be classified as cost of goods sold and operating expenses. As a result, the Company has reclassified certain expenses. The reclassification has no effect on the Company's total loss or earnings per share


Statement of operations for the year ended September 30, 2003:

                                     As Originally          As
                                       Reported  	Reclassified
                                     ---------------------------------
       Total Sales	         $      207,745	    $      207,745
       Total Cost of Goods Sold	        199,032	           301,565
                                      ----------         ----------
       Gross Profit (Loss)	          8,713            (93,820)
                                      ----------         ----------
       Total Operating Expense	      1,451,769	         1,349,236
                                      ----------         ----------
       Operating Loss	         $   (1,443,056)    $   (1,443,056)
                                     ===========         ==========

Statement of operations for the year ended September 30, 2004:

                                     As Originally          As
                                       Reported  	Reclassified
                                     ---------------------------------
       Total Sales	         $      207,745	    $      207,745
       Total Cost of Goods Sold	        199,032	           301,565
                                      ----------         ----------
       Gross Profit (Loss)	          8,713             (7,669)
                                      ----------         ----------
       Total Operating Expense	      1,451,769	         1,349,236
                                      ----------         ----------
       Operating Loss	         $   (1,443,056)    $   (1,443,056)
                                     ===========         ==========



Cost of Goods Sold

The Company records all costs of related to its products in costs of goods sold. These include commission payments to operators, rents, shipping expenses and machine maintenance.



Recently Issued Accounting Pronouncements

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity, ("SFAS No. 150"). SFAS No. 150 establishes standards for how an issuer classifies and measurers in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. In accordance with SFAS No. 150, financial instruments that embody obligations for the issuer are required to be classified as liabilities. SFAS No. 150 shall be effective for financial instruments entered into or modified after May 31, 2003, and otherwise shall be effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS 150 does not have a material effect on the earnings or financial position of the Company.

In December 2003, the Financial Accounting Standards Board (FASB) issued a revised Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46R). FIN 46R addresses consolidation by business enterprises of variable interest entities and significantly changes the consolidation application of consolidation policies to variable interest entities and, thus improves comparability between enterprises engaged in similar activities when those activities are conducted through variable interest entities. The Company does not hold any variable interest entities.

In March 2004, the Emerging Issues Task Force ("EITF") reached a consensus on Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments." The EITF reached a consensus about the criteria that should be used to determine when an investment is considered impaired, whether that impairment is other-than-temporary, and the measurement of an impairment loss and how that criteria should be applied to investments accounted for under SFAS No. 115, ACCOUNTING IN CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES." EITF 03-01 also included accounting considerations subsequent to the recognition of other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. Additionally, EITF 03-01 includes new disclosure requirements for investments that are deemed to be temporarily impaired. In September 2004, the Financial Accounting Standards Board (FASB) delayed the accounting provisions of EITF 03-01; however, the disclosure requirements remain effective for annual reports ending after June 15, 2004. The Company will evaluate the impact of EITF 03-01 once final guidance is issued.

In April of 2004, the EITF reached consensus on the guidance provided in EITF Issue No. 03-6, "Participating Securities and the Two-Class Method under SFAS No. 128 Earnings Per Share" ("EITF 03-6"). EITF 03-6 clarifies whether a security should be considered a "participating security" for purposes of computing earnings per share ("EPS") and how earnings should be allocated to a "participating security" when using the two-class method for computing basic EPS. The adoption of EITF 03-6 does not have a significant impact on the Company's financial position or results of operations.

In May of 2004, the FASB revised FASB Staff Position ("FSP") No. 106-1, "Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003" and issued FSP No. 106-2, "Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003" ("FSP No. 106-2"). FSP 106-2 provides accounting guidance to the employers who sponsor post retirement health care plans that provide prescription drug benefits; and the prescription drug benefit provided by the employer is "actuarially equivalent" to Medicare Part D and hence qualifies for the subsidy under the Medicare amendment act. The adoption of FSP 106-2 does not have a significant impact on the Company's financial position or results of operations.

SEC Staff Accounting Bulletin (SAB) No. 105, "APPLICATION OF ACCOUNTING PRINCIPLES TO LOAN COMMITMENTS," summarizes the views of the staff of the SEC regarding the application of generally accepted accounting principles to loan commitments accounted for as derivative instruments. SAB No.105 provides that the fair value of recorded loan commitments that are accounted for as derivatives under SFAS No. 133, "ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES," should not incorporate the expected future cash flows related to the associated servicing of the future loan. In addition, SAB No. 105 requires registrants to disclose their accounting policy for loan commitments. The provisions of SAB No. 105 must be applied to loan commitments accounted for as derivatives that are entered into after March 31, 2004. The adoption of this accounting standard does not have a material impact on the Company's financial statements.


NOTE 5 - ACCRUED LIABILITIES

        Accrued liabilities at September 30, 2004 consisted of the following:

                Accrued consulting expense              $   99,706
                Accrued litigation                         117,179
                Accrued interest                         1,391,382
                Payroll tax payable                        173,319
                Other accrued liabilities                   63,530
                	                                 ----------
                	Accrued liabilities              1,845,116
                                                         ==========
               Accrued consulting-
                       related party(Note 11)           $  472,359
                                                         ==========
NOTE 6 - NOTES PAYABLE

Short-term notes payable at September 30, 2004 consisted of the following:


Note payable dated May 2, 2000, bearing interest at 12%
  per annum and due in January 2001.  This note payable is
  currently in default.                                           $ 222,192

Note payable dated June 26, 2001, bearing interest at 20%
 per annum and due June 26, 2002.  This note payable is
 currently in default.                                             $ 50,000

Note payable dated July 5, 2001, bearing interest at 15%
 per annum and due in September 2001.  This note payable is
 currently in default.                                             $  8,076

Note payable dated April 3, 2000 assumed in acquisition of
 Branax, bearing interest at 12% per annum and due in
 July 2000.  This note payable is currently in default.            $ 15,000

Note payable dated December 29, 1998 assumed in acquisition
 of Branax, bearing interest at 7% per annum and due in
 March 1999.  This note payable is currently in default.           $ 28,083

Note payable dated December 18, 2000 assumed in acquisition
 of Branax, bearing interest at 8% per annum and due in
 January 2002.  This note payable is currently in default.         $  3,000

Note payable dated April 15, 2002, bearing no interest
 and due in October 2004.                                          $ 57,500

Note payable dated April 24, 2002, bearing no interest
  and due in September 2002.  This note payable is
  currently in default.                                            $  8,000

Note payable dated February 22, 2002, bearing interest at 17%
 per annum and due in December 2002.  This note
 payable is currently in default.                                  $  6,000

Note payable dated December 12, 2002, bearing interest of $1,500 due at maturity in January 2003.  This note payable is currently
 in default.                                                       $ 25,000

Note payable dated December 2, 2002, bearing interest of $2,000 due at maturity in February 2003.  This note payable is currently
 in default.                                                       $ 10,000

Note payable dated December 16, 2002, bearing interest of $8,250 due at maturity in May 2003.  This note payable is currently
 in default.                                                       $ 25,000

Notes payable dated Dec.19, Oct. 7, Oct. 28, 2002, bearing interest of $4,000 due at maturity in May and July 2003.  This note
 payable is currently in default.                                  $ 30,000

Note payable dated January 23, 2003, bearing interest of $3,000 plus
 $1,950 for 60 day renewal, due in June 2003.  This note payable
 is currently in default.                                          $ 15,000

Note payable dated October 10, 2002, bearing no interest,
 due on demand	                                                   $ 22,000

Note payable dated Dec 18, 2002 and Feb 13, 2003, bearing interest of $5,000 plus $3,250 for 60 day renewal and $4,000, respectively,
 due in May 2003.  This note payable is currently in default.      $ 45,000

Note payable dated June 1, 2003, bearing interest at 10%, due in December 2003. This note payable is currently in default. $ 17,622


Note payable dated April 4, 2003, bearing interest at 10%, and due in June 2004. This note payable is currently in default. $ 15,000


Note payable dated December 5, 2003, bearing interest of
 $1,750 plus $1,750 for a 90 day renewal, due June 2004.
 This note payable is currently in default.	                   $ 10,000

Note payable dated December 9, 2003, bearing interest of
 $5,000 plus $5,000 for a 90 day renewal due June 2004.
 This note payable is currently in default	                   $ 30,000

Note payable dated December 17, 2003, bearing interest of
 $2,500 due in March 16, 2004.  This note payable is
 currently in default	                                           $ 15,000

Note payable dated December 18, 2003, bearing interest
 of $5,000  Plus $5,000 for a 90 day renewal due June 2004.
 This note payable is currently in default	                   $ 30,000

Note payable dated December 24, 2003, bearing interest
 of $5,000 due March 23, 2004.  This note payable
 is currently in default	                                   $ 30,000

Note payable dated January 29, 2004, bearing interest
 of $2,500 plus $2,500 for a 90 day renewal due
 July 2004.  This note payable is currently  in default            $ 15,000

Note payable dated January 27, 2004, bearing interest of
 $3,000, due March 27, 2004.  This note payable is
 currently in default	                                           $ 20,000

Note payable dated February 25, 2004, April 27, 2004
 and June 8, bearing interest of $5,000, $1,250 and
 $2,500 due August 2004, July 2004 and October
 2004, respectively.  These note payables are currently
 in default	                                                   $ 37,500

Note payable dated March 11, 2004 and May 7, 2004,
 bearing interest of $1,250 and $1,250, due June
 2004 and July 2004, respectively.  These
 note payables are currently in default.	                   $ 15,000

Note payable dated March 28, 2004, bearing interest
 of $2,500 plus $2,500 for a 90 day renewal,
 due September 24, 204.  This note payable is
 currently in default	                                           $ 15,000

Note payable dated May 3, 2004, bearing interest
  of $1,250, due August 1, 2004.  This
  note is currently in default	                                   $  7,500

Notes payable dated January 20, 2003, February 13,
  2003 and April 3, 2003, bearing interest
  of $11,680, $4,726, and $2,100
  respectively.  These notes were
  accelerated with a settlement agreement
  payable in full February 15, 2005.                               $105,000

Note payable dated May 13, 1998, bearing
 interest at 15% per annum.  This note is
 currently in default                                              $ 40,766
                                				---------------
		                                                   $973,239
                                                               ===============

The Company has a total 13,695,000 shares of common stock to the various note holders as a loan incentive. The Company agreed to issue 1,272,000 shares valued at $210,890 for the year ended September 30, 2044 and 975,000 shares valued at $10,773 for the year ended September 30, 2003. These shares were treated as an interest expense.

NOTE 7- Convertible DEBT


2000 Notes

During the year ended September 30, 2000, the Company raised capital through the placement of Convertible promissory notes in the amount of $923,213. The interest rates and due dates of the notes still outstanding at September 30, 2004 were as follows:

                   Due Date           Interest     Conversion
        Amount     Beginning          Rates        Rate Range
    -----------------------------------------------------------
      $ 821,956	 October 1, 2000        15%	$0.05 - $1.40/share
    ----------------------------------------------------------
Total $ 821,956

All of the 2000 notes are currently in default.

2001 Notes

During the year ended September 30, 2001, the Company raised capital through the placement of Convertible promissory notes in the amount of $454,500. The interest rates and due dates of the notes still outstanding at September 30, 2004 were as follows:
                         Due Date         Interest     Conversion
        Amount           Beginning        Rates        Rate Range
    ---------------------------------------------------------------------
      $ 60,035	     December 16, 2002       8%	       65% MV
      $297,002	     October 1, 2001	    15%	      $0.02 - $0.05/share
 ------------------------------------------------------------------------
Total $357,037

All of the 2001 notes are currently in default.

2002 Notes

During the year ended September 30, 2002, the Company raised capital through the placement of Convertible promissory notes in the amount of $848,100. The interest rates and due dates of the notes still outstanding at September 30, 2004 were as follows:
                     Due Date         Interest     Conversion
        Amount       Beginning        Rates        Rate Range
    -----------------------------------------------------------

     $  24,000    October 19, 2002	18%	    $0.03 - $0.035/share
     $  24,000    July 3, 2004       	17%         $0.10/share
     $ 464,500    September 30, 2004	15%	    $0.025 - $0.25/share
     $  11,000    December 11, 2002	12%	    $0.02/share
     $ 256,000    May 7, 2004	        12%	    $.016 - $0.05/share
-------------------------------------------------------------------
Total$ 779,500

All of the 2002 notes are currently in default.

2003 Notes

During the year ended September 30, 2003, the Company raised capital through the placement of Convertible promissory notes in the amount of $402,250. The interest rates and due dates of the notes still outstanding at September 30, 2004 were as follows:
                  Due Date            Interest      Conversion
        Amount    Beginning           Rates         Rate Range
    -----------------------------------------------------------
      $100,000	December 31, 2002	18%	    $0.03/share
      $  5,000	April 15, 2003	        15%	    $0.02/share
      $ 10,000	August 26, 2004     	14%	    $0.02/share
      $ 43,000	February 28, 2004	13%	    $0.02/share
      $ 62.000	January 2, 2003	        12%	    $0.02/share
-------------------------------------------------------------
Total $220,000

2004 Notes

During the year ended September 30, 2004, the Company raised capital through the placement of Convertible promissory notes in the amount of $1,053,500. The interest rates and due dates of the notes still outstanding at September 30, 2004 were as follows:

                 Due Date              Interest    Conversion
        Amount   Beginning             Rates       Rate Range
    -------------------------------------------------------------------
       $180,000	 September 20,2004	18%	   $0.015 - $0.02/share
       $ 37,500	 August 30,2005	        17%	   $0.015 - $0.02/share
       $215,000	 October 24,2004	15%	   $0.015 - $0.02/share
       $272,000	 October 1, 2004	14%	   $0.02/share
       $ 70,000	 October 1, 2004	13%	   $0.015 - $0.02/share
       $261,500	 October 1, 2004	12%	   $0.015 - $0.02/share
       $200,000	 October 15,2004	5%	   80% LCB
------------------------------------------------------------------------
Total  $1,236,000


Series A Debentures

On July 20, 2001, the Company entered into an agreement to sell up to $1,000,000 in 8%, senior, subordinated, Convertible, redeemable debentures. The notes are due in July 2003 and are immediately Convertible into common stock at a conversion price equal to 65% of the lowest closing bid price of the common stock for the first $100,000 of the debenture and 70% of the lowest closing bid price of the common stock for the remaining amount, subject to certain limitations. During the year ended September 30, 2003, the company increased the debt by $27,550 for additional consideration for the note and converted $17,550 of this amount into 1,500,000 shares of common stock. Through September 30, 2004 and 2003, $339,854 and $289,854 respectively, of the debentures have been converted into 17,229,494 and 14,020,328 shares, respectively, of common stock. In accordance with accounting principles generally accepted in the United States of America, the Company has recorded interest expense of $74,349 during the year ended September 30, 2004 and $12,450 related to the beneficial conversion feature during the year ended September 30, 2003.

In connection with these notes, in July 2001, the Company issued 4,500,000 shares of common stock to be held in trust and disbursed in the event the Company defaults on its obligations under the debentures. The Series A Debentures were in default as of July 2004.

General

 The amounts raised and converted during the year ended September 30, 2004 were as follows:

	   Outstanding     Rolled Forward      Raised   Principal paid   Converted into
	    9-30-04	   to Subsequent Year	2004	 during 2004	common stock 2004  Total
-------------------------------------------------------------------------------------------------
2000 Notes   848,941 	      (25,502)	                     (1,483)		          821,956
2001 Notes   293,150 	        5,852 	                     (2,000)		          297,002
2002 Notes   811,100 	        8,400 	                                  (40,000)	  779,500
2003 Notes   401,250 	     (171,250)	                                  (10,000)	  220,000
2004 Notes         -   	      182,500 	        1,053,500 			        1,236,000
Series A
Debentures    60,035 	 	 	 	 	                                   60,035
-------------------------------------------------------------------------------------------------
Totals	    2,414,476 	         -   	        1,053,500    (3,483)      (50,000)      3,414,493
	    =====================================================================================
				                                   LESS DISCOUNT ON DEBT  -50,000
				                                                        ----------
				                                       ADJUSTED TOTAL $ 3,364,493
                                                                                       ===========

NOTE 8 - COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company rented its facilities on a month-to-month basis. Rent expense was $18,000 and $23,990 for the years ended September 30, 2004 and 2003, respectively.

Consulting Agreement

Effective October 1, 2003, the Company entered into an agreement with an officer for consulting services. The agreement calls for payment of $8,000 per month.

On September 24, 2003, the Company entered into an agreement with a financial advisor. The Company agreed to pay $5,000 per month starting November 1, 2003 and issue 2,500,000 shares of common stock per the agreement. These shares were issued during the year ended September 30, 2004.

The Company entered into a consulting agreement for software design and development service on November 3, 2003. The Company agreed to pay $1,200 per week and this agreement terminates on June 30, 2005.

Litigation

The Company may become involved in various litigation arising in the normal course of business.

The Company is a defendant in several litigations filed by various vendors for the payment of the services. Total of the claims per the litigations is approximately $28,000, which have been accrued in the year ended September 30, 2003. In addition, two of debenture holders filed lawsuits against the Company for breach of promissory notes. The amounts of these claims are approximately $8,400 and $57,000. The Company has settled the case for $8,400 claim by agreeing to make monthly installment payments to satisfy the debt. The Company agreed to pay $130,000 for the case of $57,000. In addition, six debenture holders have threatened to file a lawsuit if a resolution cannot be reached regarding payment of their claims. The total amount of the principals owed is approximately $400,000. Discussions are currently being held to satisfy their claims by making installment payments.

A lawsuit was filed by a former employee of the Company in July 2004. The lawsuit seeks damages for $117,179 based on the breach of contract.

All of these amounts were included in the accompanying financial statements.

NOTE 9 - SHAREHOLDERS' DEFICIT

Common Stock

During the year ended September 30, 2004, the Company issued 25,000,000 shares of common stock for services amounting $505,750.

During the year ended September 30, 2004, the Company issued 1,000,000 shares of common stock in exchange for cash totaling $15,000.

During the year ended September 30, 2004, the Company issued 4,000,000 shares of common stock for settlement of debt of $60,000.

During the year ended September 30, 2004, the Company issued 1,000,000 shares of common stock in exchange for equipment valued at $30,000.

During the year ended September 30, 2004, holders of the Company's Convertible debentures converted $84,442 of debentures into 3,209,166 of common stock.

During the year ended September 30, 2004, the Company repurchased 100,001 shares of common stock for $4,000 cash. These shares were subsequently cancelled.


During the year ended September 30, 2004, the Company issued warrants to consultants for services valued at $85,588.


During the year ended September 30, 2004, the Company recorded $281,750 for beneficial conversion feature on the Convertible notes. $74,349 of this amount was amortized to interest in the year ended September 30, 2004.

During the year ended September 30, 2003, the Company issued 6,300,000 shares of common stock for services amounting $159,600.

During the year ended September 30, 2003, the Company issued 1,300,000 shares of common stock for settlement of debt of $31,200.

During the year ended September 30, 2003, the Company issued 2,250,000 shares of common stock for interest amounting $25,000.

During the year ended September 30, 2003, the Company issued 2,000,000 shares of common stock for loan incentive amounting $40,000.

During the year ended September 30, 2003, holders of the Company's Convertible debentures converted $5,000 of debentures into 250,000 of common stock.

Stock to be issued

During the year ended September 30, 2003, the Company recorded 975,000 shares to be issued per loan agreement amounting $10,773.

During the year ended September 30, 2004, the Company recorded 12,920,000 shares to be issued per loan agreement amounting $214,890. The Company recorded 1,100,000 shares to be issued for consulting services amounting $15,000. The Company received $1,000 cash for 50,000 shares to be issued.

Under the terms of a consulting agreement, the Company committed to issue 200,000 shares of common stock for services. The agreement called for 50,000 shares to be issued on March 1, 2000, 75,000 on May 1, 2000, and 75,000 on July 1, 2000. As of September 30, 2002, 95,000 shares remained unissued. Total expense associated with the agreement was $280,000, which was charged to operations during the year ended September 30, 2000. As of September 30, 2002, the Company recorded $133,000 in committed stock for the unissued shares.

Under the terms of two expired consulting agreements, the Company committed to issue 333,000 shares of common stock for services. These shares remain unissued at September 30, 2004.

A summary of committed stock at September 30, 2004 is as follows:

                                                    Shares            Amount
                                                  ---------         ---------
   Shares issuable under 2000 consulting agreement  95,000       $    133,000
   Shares issuable to officers under expired
      onsulting agreements                         333,000            466,200
   Shares issuable under Branax consulting
     agreement                                     326,880             88,258
   Shares issuable under Regulation "S" placement  667,527             21,751
   Shares issuable under 2003 loan agreement       975,000             10,773
   Shares issuable under 2004 loan agreement    12,920,000 	      214,890
   Shares issuable under 2004 consulting
     agreement                                   1,100,000	       15,000
   Shares issuable for cash received                50,000	        1,000
                                                 ----------          --------
                        Total                   16,467,407       $    950,872
                                                 ==========          ========
Stock Option Plan

The Company adopted the 1998 Non-Qualified Stock Option Plan (the "1998 Plan") on August 31, 1998. The purpose of the 1998 Plan is to promote the growth and profitability of the Company by enabling the Company to attract and retain the best available personnel for positions of substantial responsibility, to provide employees with an opportunity for investment in the Company, and to give employees an additional incentive to increase their efforts on behalf of the Company.

Each employee or consultant as determined by the Board of Directors of the Company is eligible to be considered for the grant of awards under the 1998 Plan. The maximum number of shares of common stock that may be issued pursuant to awards granted under the 1998 Plan is 500,000. Any shares of common stock subject to an award, which for any reason expires or terminates unexercised, are again available for issuance under the 1998 Plan. Under the 1998 Plan, incentive stock options must not be less than the per share par or stated value of the shares on the date the stock options are granted, subject to certain provisions.

During the years ended September 30, 2003, the Company did not grant options to employees or consultants. These options expire upon certain events.

During the year ended September 30, 2004, 100,000 options were granted and these options expire on December 31, 2005.

The following summarizes the Company's stock option transactions:

                                                          Weighted-
                                       1998 Stock         Average
                                       Option Plan        Exercise
                                       and Other           Price
                                      --------------    ------------
    Outstanding, September 30, 2003            -      $        -
    Granted in FY 2003                         -      $        -
    Expired/forfeited in FY 2003               -      $        -
                                       ----------       ------------
    Outstanding, September 30, 2003            -      $        -

    Granted in FY 2004                   100,000            0.05
    Expired/forfeited in FY 2003               -      $        -
                                      -----------      -------------
    Outstanding, September 30, 2004      100,000      $     0.05
                                      ===========      =============
    Exercisable, September 30, 2004      100,000      $     0.05
                                      ===========      =============

At September 30, 2004, the Company's options outstanding had a weighted-average contractual life of 1.25 years.

The Company has adopted only the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." It applies Accounting Principles Bulletin ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its plans and recognized compensation expense for its stock-based compensation plans based on the excess of the fair market value of the Company's stock over the exercise price of the employee option. Pro forma information is not presented since the difference between the fair market value of the options issued and the expense recognized is not material.

Stock Purchase Warrants

As of the year ended September 30, 2003, the Company granted warrants to purchase 25,772,500 shares of common stock to consultants in exchange for services valued at $1,354,780. During the year ended September 30, 2004, 255,000 warrants expired valued at $3,205 and the company granted warrants to purchase 2,700,000 shares of common stock to consultants in exchange for services at
$65,588.   The exercise price of the warrants ranges from $0.01 to $0.30. The
Company recognized consulting expense for these warrants based on the fair market value of warrants. The warrants vest immediately and have expiration dates ranging from one to five years.

The following table summarizes information about the warrants outstanding at September 30, 2004:

                                                   Weighted-   Weighted-
                                       Weighted-   Average     Average
             Weighted-    Weighted-    Average     Exercise    Exercise
  Range of   Average      Average      Price of    Price of    Price of
  Exercise   Warrants     Warrants     Contractual Warrants    Warrants
  Prices     Outstanding  Exercisable  Life        Outstanding Exercisable
--------------------------------------------------------------------------
$ 0.01-0.30  28,217,500   28,217,500   1.06 years   $  0.05   $  0.05
==========================================================================

Deemed Dividends

The Company had subscription receivable of $173,644 on the shares issued in the prior years. At September 30, 2003, the Company determined this amount to be uncollectible. The Company wrote off this amount and recorded it as deemed dividends in the year ended September 30, 2003.

NOTE 10 - INCOME TAXES

Significant components of the Company's deferred tax assets for federal and state income taxes as of September 30, 2004 consisted of the following:

        Deferred tax asset
                Net operating loss carry-forwards  $ 6,348,000
                Valuation allowance                  6,348,000
                                                  ------------
                        Net deferred tax asset    $         -
                                                  =============
A reconciliation of the provision for (benefit from) income tax expense with the expected income tax computed by applying the federal statutory income tax rate to income before provision for (benefit from) income taxes for the years ended September 30, 2004 and 2003 was as follows:
                                                            2004      2003
                                                           -------   ------
       Income tax provision computed at federal statutory
                tax rate                                    34.0%      34.0%
        State taxes, net of federal benefit                  6.0        6.0
        Change in deferred income tax valuation reserve
                and other                                  (40.0)     (40.0)
                                                           -------    ------
                                        Total                -  %       -  %
                                                           =======    =======

As of September 30, 2004, the Company had federal net operating loss carry-forwards of approximately $15,869,000 which expire through 2018.

During the year ended September 30, 2004, the Company did not utilize its federal net operating loss carry-forwards.

NOTE 11 - RELATED PARTY TRANSACTIONS

Loan payable - related party: At September 30, 2004, the Company owed a shareholder of the Company $240,000 under a loan payable agreement. The loan bears interest at 10% per annum and was due September 2001 and is currently in default. During the year ended September 30, 2004, the company recorded imputed interest at 12%. For fiscal year ended 2004 and 2003, the Company recorded $28,800 and $24,000 respectively for the interest expenses on this loan.


Accrued consulting fees- related party: Effective October 1, 2003, the Company entered into an agreement with an officer for consulting services. The agreement calls for payment of $8,000 per month. At September 30, 2004, the Company has accrued consulting expenses to shareholders amounting $472,359. The Company recorded $171,600 and $254,400 consulting fees in the fiscal year 2004 and 2003, respectively.


In 2001, the Company entered into a two-year consulting agreement with the former President and Chief Executive Officer of Branax. The agreement expired in July 1, 2003 and extended verbally to June 30, 2004 and calls for the issuance of 326,880 shares of the Company's common stock. The value of the shares, which were immediately issuable, was $88,258 and has been fully capitalized as of September 30, 2003.

At September 30, 2004, the Company has accrued consulting expenses to shareholders amounting $472,359. The Company recorded $171,600 and $254,400 consulting fees in the fiscal year 2004 and 2003, respectively.

NOTE 12 - SEGMENT INFORMATION

Prior to October 1, 2002, the Company operated under two business units which have separate management and reporting infra-structures that offer different products and services. The business units have been aggregated into two reportable segments (machine sales and flavorings). During the year ended September 30, 2004, the Company did not operate the flavoring segment.

The Company operates domestically as well as internationally. The Company sells its machines to Australia, North America, Europe, Asia and South America. The Company operates its revenue sharing program at this time domestically and currently has no long lived assets outside of the United States.

The accounting policies of the reportable segments are the same as those described in Note 4. The Company evaluates the performances of its operating segments based on loss from operations before income taxes, accounting changes, non-recurring items, and interest income and expense.

Summarized financial information concerning the Company's reportable segments is shown in the following table for the years ended September 30, 2004 and 2003:

2004		 No Sales of equipment and/or Flavoring

2003          MACHINE SALES AND RENTALS     FLAVORING        TOTALS
----------------------------------------------------------------------
Total Assets             82,597                               82,597
Domestic Revenue        190,820                              190,820
Int'l Revenue:
England                  12,980                               12,980
Korea                     3,945                                3,945
                        -------                               ------
                         16,925                               16,925
                    --------------                       --------------
Loss from Operations -1,459,256                           -1,459,256
                    ==============                       ==============


NOTE 13 - SUBSEQUENT EVENTS


On December 10, 2004, the Company filed Schedule 14A Information Proxy Statement pursuant to Section 14(A) of The Securities Exchange Act Of 1934 seeking approval by a majority in capital interest, of a proposed amendment of the company's Certificate of Incorporation to increase authorized capital stock from 300,000,000 to 800,000,000 shares.

Subsequent to the year ended September 30, 2004, the Company received $150,000 in a secured, non negotiable Promissory Note that holder receives a 10% fees as well as interest of 12%. The note is secured by all of the asset of the Company and due December 23, 2004.

Subsequent to the year ended September 30, 2004, the Company issued a $30,000 short-term promissory note. The note is due Jun 30, 2005 and bears 14% interest plus 1,000,000 shares of restricted common stock.

Subsequent to the year ended September 30, 2004, the Company received a Promissory Note for $21,000 due February 1, 2005 earning interest at 10%.

Subsequent to the year ended September 30, 2004, the Company issued a $5,000 convertible debenture. The debenture is due on October 3, 2005, bears interest at 12% per annum payable quarterly, and convertible at the rate of 500,000 shares of common stock per $10,000 at any time before maturity.

Subsequent to the year ended September 30, 2004, the Company issued a $2,000 and $3,000 convertible debenture. The debenture is due on October 3, 2005 and October 13, 2005, respectively, and bear interest at 12% per annum payable quarterly, and convertible at the rate of 500,000 shares of common stock per $10,000 at any time before maturity. Warrants were granted in amount of 100,000 shares of common stock and exercisable at $0.02 through December 31, 2005.

Subsequent to the year ended September 30, 2004, the Company issued a $5,000 convertible debenture. The debenture is due on October 3, 2005, bears interest at 12% per annum payable quarterly, and convertible at the rate of 500,000 shares of common stock per $10,000 at any time before maturity.

Subsequent to the year ended September 30, 2004, the Company issued a $5,000 convertible debenture. The debenture is due on October 7, 2005, bears interest at 12% per annum payable quarterly, and convertible at the rate of 500,000 shares of common stock per $10,000 at any time before maturity. Warrants were granted in amount of 50,000 shares of common stock and exercisable at $0.02 through December 31, 2005.

Subsequent to the year ended September 30, 2004, the Company issued a $2,500 Convertible debenture. The debenture is due on October 12, 2005, bears interest at 12% per annum payable quarterly, and Convertible at the rate of 500,000 shares of common stock per $10,000 at any time before maturity.

Subsequent to the year ended September 30, 2004, the Company issued a $5,000 Convertible debenture. The debenture is due on October 18, 2005, bears interest at 12% per annum payable quarterly, and Convertible at the rate of 500,000 shares of common stock per $10,000 at any time before maturity.

Subsequent to the year ended September 30, 2004, the Company issued a $5,000 Convertible debenture. The debenture is due on October 14, 2005, bears interest at 12% per annum payable quarterly, and Convertible at the rate of 500,000 shares of common stock per $10,000 at any time before maturity.

Subsequent to the year ended September 30, 2004, the Company issued a $20,000 Convertible debenture. The debenture is due on October 28, 2005, bears interest at 12% per annum payable quarterly, and Convertible at the rate of 500,000 shares of common stock per $10,000 at any time before maturity.

Subsequent to the year ended September 30, 2004, the Company issued a $10,000 Convertible debenture. The debenture is due on October 27, 2005, bears interest at 12% per annum payable quarterly, and Convertible at the rate of 500,000 shares of common stock per $10,000 at any time before maturity.

Subsequent to the year ended September 30, 2004, the Company issued a $20,000 Convertible debenture. The debenture is due on November 1, 2005, bears interest at 12% per annum payable quarterly, and Convertible at the rate of 500,000 shares of common stock per $10,000 at any time before maturity.

Subsequent to the year ended September 30, 2004, the Company issued a $2,500 Convertible debenture. The debenture is due on November 8, 2005, bears interest at 12% per annum payable quarterly, and Convertible at the rate of 500,000 shares of common stock per $10,000 at any time before maturity.

Subsequent to the year ended September 30, 2004, the Company issued a $20,000 Convertible debenture. The debenture is due on November 14, 2005, bears interest at 12% per annum payable quarterly, and Convertible at the rate of 500,000 shares of common stock per $10,000 at any time before maturity. Subsequent to the year ended September 30, 2004, the Company issued a $12,000 Convertible debenture. The debenture is due on February 13, 2005, bears interest at 12% per annum payable quarterly, and Convertible at the rate of 500,000 shares of common stock per $10,000 at any time before maturity.

Subsequent to the year ended September 30, 2004, the Company issued a $10,000 Convertible debenture. The debenture is due on November 15, 2005, bears interest at 12% per annum payable quarterly, and Convertible at the rate of 500,000 shares of common stock per $10,000 at any time before maturity. Warrants were granted in amount of 500,000 shares of common stock and exercisable at $0.02 through December 31, 2005.

Subsequent to the year ended September 30, 2004, the Company issued a $5,000 Convertible debenture. The debenture is due on November 22, 2005, bears interest at 12% per annum payable quarterly, and Convertible at the rate of 500,000 shares of common stock per $10,000 at any time before maturity.

Subsequent to the year ended September 30, 2004, the Company issued a $20,000 Convertible debenture. The debenture is due on December 3, 2005, bears interest at 12% per annum payable quarterly, and Convertible at the rate of 500,000 shares of common stock per $10,000 at any time before maturity.

Subsequent to the year ended September 30, 2004, the Company issued a $5,000 Convertible debenture. The debenture is due on December 7, 2005, bears interest at 12% per annum payable quarterly, and Convertible at the rate of 500,000 shares of common stock per $10,000 at any time before maturity.

Subsequent to the year ended September 30, 2004, the Company issued a $20,000 Convertible debenture that includes an additional investment of $10,000 combined with previous Convertible debentures of $10,000. The debenture is due on December 9, 2005, bears interest at 15% per annum payable quarterly, and Convertible at the rate of 500,000 shares of common stock per $10,000 at any time before maturity. An additional 100,000 shares of restricted common stock was granted as incentive.

Subsequent to the year ended September 30, 2004, the Company issued a $50,000 Convertible debenture. The debenture is due on December 16, 2005, bears interest at 14% per annum payable quarterly, and Convertible at the rate of 500,000 shares of common stock per $10,000 at any time before maturity. An additional 150,000 shares of restricted common stock was granted as incentive.

Subsequent to the year ended September 30, 2004, the Company issued a $25,000 Convertible debenture. The debenture is due on December 16, 2005, bears interest at 14% per annum payable quarterly, and Convertible at the rate of 500,000 shares of common stock per $10,000 at any time before maturity. An additional 300,000 shares of restricted common stock was granted as incentive.

Subsequent to the year ended September 30, 2004, the Company issued a $6,000 Convertible debenture that includes an additional investment of $1,000 combined with previous Convertible debentures of $5,000. The debenture is due on December 16, 2005, bears interest at 12% per annum payable quarterly, and Convertible at the rate of 500,000 shares of common stock per $10,000 at any time before maturity. Warrants were granted in amount of $50,000 shares of common stock and exercisable at $0.02 through December 31, 2005.

Subsequent to the year ended September 30, 2004, the Company issued a $6,500 Convertible debenture. The debenture is due on December 22, 2005, bears interest at 12% per annum payable quarterly, and Convertible at the rate of 500,000 shares of common stock per $10,000 at any time before maturity.

Subsequent to the year ended September 30, 2004, the Company issued a $5,000 Convertible debenture. The debenture is due on December 22, 2005, bears interest at 12% per annum payable quarterly, and Convertible at the rate of 500,000 shares of common stock per $10,000 at any time before maturity.

Subsequent to the year ended September 30, 2004, the Company issued a $10,000 convertible debenture. The debenture is due on December 23, 2005, bears interest at 12% per annum payable quarterly, and convertible at the rate of 500,000 shares of common stock per $10,000 at any time before maturity. The holder has option to purchase up to an additional $90,000 in convertible debenture at the same convertible rate through March 31, 2005.

-----------------------------------------------------------------------------
We have not authorized any dealer, salesperson or other person to provide any information or make any representations about Pop N Go, Inc., except the information or representations contained in this prospectus. You should not rely on any additional information or representations if made.

-----------------------------------------------------------------------------

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities:

[]  except the common stock offered by this prospectus;

[] in any jurisdiction in which the offer or solicitation is not authorized;

[] any jurisdiction where the dealer or other salesperson is not qualified to make the offer or solicitation;

[] to any person to whom it is unlawful to make the offer or solicitation;
   or

[] to any person who is not a United States resident or who is outside the jurisdiction of the United States.

The delivery of this prospectus or any accompanying sale does not imply that:

[] there have been no changes in the affairs of Pop N Go after the date of this prospectus; or

[] the information contained in this prospectus is correct
   after the date of this prospectus.
--------------------------------------------------------------------------------

                                   PROSPECTUS



                       107,542,499 Shares of Common Stock



                                 POP N GO, INC.





                               May___, 2005

-----------------------

Until _________, 2005, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.


                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


Indemnification Of Directors And Officers

Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify our directors and officers from and against certain claims arising from or related to future acts or omissions as a director or officer of Pop N Go. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Other Expenses Of Issuance And Distribution


The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. We will pay all of the expenses in connection with this offering.

	Securities and Exchange Commission Registration Fee	$	204.80
	Printing and Engraving Expenses	                        $     2,500.00
	Accounting Fees and Expenses	                        $    15,000.00
	Legal Fees and Expenses	                                $    50,000.00
	Miscellaneous	                                        $    17,078.81
				                               ----------------
	                               TOTAL	                $    85,000.00
                                                               ================



RECENT SALES OF UNREGISTERED SECURITIES

We have issued the following securities in the past three years without registering them under the Securities Act of 1933:


-----------------------------------------------------------------------------
         Title &                       Nature           Underwriting    Exemption
         Amount of     Principal       & of Amount      Discounts &     Relied
Date     Securities    Underwriters    Consideration    Commissions     Upon
-----------------------------------------------------------------------------


01/03/02 Common Stock                  Offshore Cash
         3,636,363 Shares  None        Purchaser $100,000     None       Reg S
                                       Offshore Person
-----------------------------------------------------------------------------
01/03/02 Warrants                      Contract Services
         1,000,000 Shares  None        $0.01 per share        None        4(2)
                                       of common stock

01/03/02 Warrants                      Contract Services
         1,000,000 Shares  None        $0.02 per share
                                       of common Stock        None        4(2)
------------------------------------------------------------------------------
01/07/02 Common Stock    Citizen Asia  Offshore Stock
         45,122 Shares   Pacific Ltd.  Sales $505              40%       Reg S
------------------------------------------------------------------------------
01/14/02 Common Stock                  Offshore Cash
         1,430,000 Shares   None       Purchaser $31,460       None       Reg S
                                       Offshore Person
------------------------------------------------------------------------------
01/14/02 Common Stock
         540,000 Shares     None       Services Rendered       None       Reg S
                                       $4,200 Offshore
                                       Consultant
------------------------------------------------------------------------------
01/25/02 Common Stock                 Services Rendered
         1,000,000 Shares   None      $22,000 Consultant        None       4(2)

------------------------------------------------------------------------------
02/22/02 Promissory Note             Loan to the Company
         $6,000             None     $6,000                     None       4(2)
------------------------------------------------------------------------------
02/25/02 Common Stock                 Services Rendered
         326,800 Shares     None     $9,804 Consultants         None       4(2)
------------------------------------------------------------------------------
02/25/02 Common Stock                Conversion of
         2,800,000 Shares   None     Convertible                None       4(2)
                                     Debenture $140,000
------------------------------------------------------------------------------
3/28/02 Common Stock                 Employee Incentive
        600,000 Shares      None     $12,000                    None       4(2)
------------------------------------------------------------------------------
3/28/02 Common Stock                 Deferred Income
        2,000,000 Shares    None     Debt Reduction/Officer
                                     $40,000                    None       4(2)
------------------------------------------------------------------------------
03/28/02 Common Stock                Add'l Consideration
         500,000 Shares     None      of Inventory Purchase     None       4(2)
------------------------------------------------------------------------------
04/01/02 Promissory Note
         $8,017             None     Note Agreement to return   None       4(2)
                                     Convertible Debenture
                                     Principle on installments
                                     with 15% Interest
---------------------------------------------------------------------------------
04/15/02 Promissory Note    None     Note Agreement to buy back None       4(2)
         $57,500.00                  Inventory Machines
                                     In installments
---------------------------------------------------------------------------------
04/24/02 Promissory Note    None      Note Agreement to         None       4(2)
         $10,000.00                   buy Inventory Machines
                                      and 500,000 shares common
                                      Stock
---------------------------------------------------------------------------------
05/01/02 Warrants           None      Investment Contract       None       4(2)
         13,812,500 Shares            Agreement for Cash
                                      $0.02 per share of
                                      common stock
---------------------------------------------------------------------------------
05/11/02 Warrants           None      Investment Contract       None      4(2)
         9,375,000 Shares             Agreement for Cash
                                      $0.02 per share of
                                      common stock
----------------------------------------------------------------------------------
06/07/02 Common Stock       None      Offshore Cash Purchaser   None     Reg S
         1,000,000 Shares             $14,000 Offshore Person
----------------------------------------------------------------------------------
06/14/02 Convertible        None     Combines previous cash     None      4(2)
         Debenture                   investments of $20,000 and
         $50,000                     additional $30,000
                                     investment, earning 15%
                                     quarterly and Convertible at
                                     $0.03 per share of common
                                     stock
-----------------------------------------------------------------------------------



----------------------------------------------------------------------------------
06/27/02  Common Stock   None        Convertible Debenture      None       4(2)
          1,200,000 Shares           Conversion Adjustment
                                     $42,000
-----------------------------------------------------------------------------------
06/28/02  Common Stock   None        Services Rendered          None       Reg  S
          1,000,000 Shares           $15,000
-----------------------------------------------------------------------------------
07/02/02  Common Stock   None        Warrant exercised          None        4(2)
          125,000 Shares             $2,500
-----------------------------------------------------------------------------------
07/02/02  Common Stock   None        Services Rendered          None        4(2)
          360,000 Shares             $5,400
                                     Consultants
-----------------------------------------------------------------------------------
07/02/02  Common Stock   None        Conversion of Convertible  None        4(2)
          600,000 Shares             Debenture
                                     $21,000
-----------------------------------------------------------------------------------
08/22/02  Common Stock   None        Services Rendered          None        4(2)
          5,000,000 Shares           $125,000
                                     Consultants
-----------------------------------------------------------------------------------
09/06/02  Common Stock   None        Investment-Cash Stock      None        4(2)
          416,667 Shares             Purchase $10,000
                                     Accredited Person
-----------------------------------------------------------------------------------
09/14/02  Common Stock   None        Services Rendered          None        4(2)
          400,000 Shares             $12,000
                                     Consultants
-----------------------------------------------------------------------------------
10/07/02  Promissory Note None       Short Term Note for cash   None        4(2)
          $10,000                    with fixed interest of
                                     $1,000
-----------------------------------------------------------------------------------
10/10/02  Loan Agreement  None       Verbal Agreement for cash  None        4(2)
          $10,000                    with 1,000,000 shares
                                     common stock
-----------------------------------------------------------------------------------
10/28/02  Promissory Note None       Short Term Note for cash   None        4(2)
          $10,000                    with fixed interest of
                                     $1,000
-----------------------------------------------------------------------------------
11/12/02  Common Stock    None       Services Rendered          None        4(2)
          540,000 Shares             $16,200
                                     Consultants
-----------------------------------------------------------------------------------
12/02/02  Promissory Note None       Short Term Note for cash   None        4(2)
          $10,000                    with fixed interest of
                                     $2,000 and 100,000
                                     Shares of Common Stock
-----------------------------------------------------------------------------------
12/12/02  Promissory Note None       Short Term Note for cash   None        4(2)
          $25,000                    with fixed interest of
                                     $1,500 and 25,000
                                     Shares of Common Stock
-----------------------------------------------------------------------------------



-----------------------------------------------------------------------------------

12/13/02  Promissory Note None       Short Term Note for cash   None        4(2)
          $25,000                    with fixed interest of
                                     $5,000 and 250,000
                                     Shares of Common Stock
-----------------------------------------------------------------------------------
12/16/02  Promissory Note None       Short Term Note for cash   None        4(2)
          $25,000                    with fixed interest of
                                     $5,000 and 250,000
                                     Shares of Common Stock
-----------------------------------------------------------------------------------
12/19/02  Promissory Note None       Short Term Note for cash   None        4(2)
          $10,000                    with fixed interest of
                                     $2,000
-----------------------------------------------------------------------------------
12/28/02  Warrants        None       Contract Services          None        4(2)
          150,000 Shares             $0.01 per share
-----------------------------------------------------------------------------------

------------------------------------------------------------------------------------
         Title &                       Nature                  Underwriting      Exemption
         Amount of     Principal       & of Amount              Discounts &      Relied
Date     Securities    Underwriters    Consideration            Commissions      Upon
------------------------------------------------------------------------------------------


01/20/03     Promissory Note   None      Short Term Note for cash      None        4(2)
             $30,000                    with fixed interest of
                                        $6,000 and 300,000
                                        Shares of Common Stock
------------------------------------------------------------------------------------------
01/23/03    Convertible       None      Cash investment earning       None        4(2)
            Debenture                   14% quarterly and
            $15,000                     convertible at $0.02 per
                                        share of common stock
------------------------------------------------------------------------------------------
01/23/03   Promissory Note   None      Short Term Note for cash       None        4(2)
           $15,000                     with fixed interest of
                                       $3,000 and 150,000
                                       Shares of Common Stock
------------------------------------------------------------------------------------------
02/13/03   Convertible        None     Cash Investment earning        None        4(2)
           Debenture                   15% quarterly and
           $10,000                     Convertible at $0.02 per
                                       share of common stock
-----------------------------------------------------------------------------------------

2/13/03    Promissory
           Note              None      Short Term Note for cash       None        4(2)
           $17,000                     with fixed interest of
                                       $3,400 and 170,000
                                       Shares of Common Stock
-----------------------------------------------------------------------------------------
2/13/03     Promissory
            Note              None     Short Term Note for cash       None        4(2)
            $20,000                    with fixed interest of
                                       $4,000 and 200,000
                                       Shares of Common Stock
-----------------------------------------------------------------------------------------
03/16/03    Promissory        None     Renewal of expired note with   None        4(2)
            Renewal Note               additional fixed interest of
            $25,000                    $3,250
-----------------------------------------------------------------------------------------
03/18/03    Promissory        None     Renewal of expired note with   None        4(2)
            Renewal Note               additional fixed interest of
            $25,000                    $3,250
-----------------------------------------------------------------------------------------
04/03/03    Promissory Note   None     Short Term Note for cash       None        4(2)
            $10,000                    with fixed interest of
                                       $1,000 and 100,000
                                       Shares of Common Stock
-----------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------
04/20/03    Promissory        None   Renewal of expired note with     None        4(2)
            Renewal Note             additional fixed interest of
            $30,000                  $4,680
-----------------------------------------------------------------------------------------
04/20/03    Promissory        None   Renewal of expired note with     None        4(2)
            Renewal Note             additional fixed interest of
            $10,000                  $1,100
-----------------------------------------------------------------------------------------
04/23/03    Promissory        None     Renewal of expired note with   None        4(2)
            Renewal Note               additional fixed interest of
            $15,000                    $1,950
-----------------------------------------------------------------------------------------
04/29/2003  Promissory        None     Renewal of expired note with   None
            Renewal Note               additional fixed interest of
            $17,000                    $1,326                                     4(2)
-----------------------------------------------------------------------------------------
06/01/03    Note Agreement    None     Loan Agreement with 10%        None        4(2)
            $15,000                    interest
-----------------------------------------------------------------------------------------
06/12/03    Common Stock      None     Add'l Compensation for         None        4(2)
            2,000,000 Shares           Renewal of Debt Terms
                                       $20,000
-----------------------------------------------------------------------------------------
06/12/03    Common Stock
            800,000 Shares    None     Services Rendered $8,000
                                       Consultant                     None        4(2)
-----------------------------------------------------------------------------------------
06/12/03    Common Stock
            250,000 Shares    None     Additional Compensation for
                                       Renewal of Debt Terms $3,750   None        4(2)
-----------------------------------------------------------------------------------------
06/19/03    Convertible       None     Cash Investment earning        None        4(2)
            Debenture                  12% quarterly and
            $5,000                     Convertible at $0.02 per
                                       share of common stock
-----------------------------------------------------------------------------------------
06/25/03   Common Stock       None     Conversion of Convertible      None        4(2)
           250,000 Shares              Debenture  $5,000

-----------------------------------------------------------------------------------------
06/27/03   Convertible        None    Cash Investment earning         None        4(2)
           Debenture                  12% quarterly and
           $5,000                     Convertible at $0.02 per
                                      share of common stock
-----------------------------------------------------------------------------------------
07/02/03   Convertible        None    Cash Investment earning        None         4(2)
           Debenture                  14% quarterly and
           $10,000                    Convertible at $0.02 per
                                      share of common stock
-----------------------------------------------------------------------------------------
07/05/03    Note Agreement    None    Note Agreement to buy back     None         4(2)
            15,000                    Inventory Machines in
                                      installments with 10%
                                      Interest
-----------------------------------------------------------------------------------------
07/10/03    Convertible        None    Cash Investment earning        None         4(2)
            Debenture                 12% quarterly and
            $10,000                   convertible at $0.02 per
                                      share of common stock
-----------------------------------------------------------------------------------------
07/14/03    Convertible        None     Cash Investment earning        None        4(2)
            Debenture                  12% quarterly and
            $5,000                     convertible at $0.02 per
                                       share of common stock
-----------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------
07/15/03   Convertible        None    Cash Investment earning         None        4(2)
           Debenture                  12% quarterly and
           $2,500                     convertible at $0.02 per
                                      share of common stock
-----------------------------------------------------------------------------------------
07/18/03   Convertible        None    Cash Investment earning          None       4(2)
           Debenture                  12% quarterly and
           $5,000                     convertible at $0.02 per
                                      share of common stock
-----------------------------------------------------------------------------------------
07/21/03   Convertible        None    Cash Investment earning         None        4(2)
           Debenture                  14% quarterly and
           $10,000                    convertible at $0.02 per
                                      share of common stock
-----------------------------------------------------------------------------------------
08/15/03   Convertible        None    Cash Investment earning         None        4(2)
           Debenture                  14% quarterly and
           $15,000                    convertible at $0.02 per
                                      share of common stock
-----------------------------------------------------------------------------------------
08/25/03   Convertible         None   Cash Investment earning         None        4(2)
           Debenture                  14% quarterly and
           $10,000                    convertible at $0.02 per
                                      share of common stock
-----------------------------------------------------------------------------------------
08/26/03   Convertible         None   Cash Investment earning         None        4(2)
           Debenture                  15% quarterly and
           $10,000                    convertible at $0.02 per
                                      share of common stock
-----------------------------------------------------------------------------------------
09/05/03   Convertible         None   Combines previous cash          None        4(2)
           Debenture Addition         investments of $10,000 and
           $20,000                    additional $10,000
                                      investment, earning 15%
                                      quarterly and convertible at
                                      $0.02 per share of common stock
-----------------------------------------------------------------------------------------
09/10/03   Convertible         None   Cash Investment earning         None        4(2)
           Debenture                  12% quarterly and
           $2,500                     convertible at $0.02 per
                                      share of common stock
-----------------------------------------------------------------------------------------
09/12/03   Convertible         None   Combines previous cash          None        4(2)
           Debenture Addition         investments of $20,000 and
           $30,000                    additional $10,000
                                      investment, earning 14%
                                      quarterly and convertible at
                                      $0.02 per share of common stock
-----------------------------------------------------------------------------------------
09/18/03   Convertible         None   Cash Investment earning         None        4(2)
           Debenture                  12% quarterly and
           $5,000                     convertible at $0.02 per
                                      share of common stock
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
09/24/03  Convertible        None    Combines previous cash           None        4(2)
          Debenture Addition         investments of $20,000 and
          $50,000                    additional $30,000
                                     investment, earning 15%
                                     quarterly and convertible at
                                     $0.02 per share of common stock
------------------------------------------------------------------------------------------
09/30/03  Convertible         None   Combines previous cash           None       4(2)
          Debenture Renewal          investment of $50,000 and
          Rate Change                $10,000 investment, earning
                                     15% quarterly and
                                     convertible at $0.02 per
                                     share of common stock
-----------------------------------------------------------------------------------------
10/02/03   Convertible        None     Cash Investment earning        None      4(2)
           Debenture                   14% quarterly and
           $10,000                     Convertible at $0.02 per
                                       share of common stock
-----------------------------------------------------------------------------------------
10/06/03   Convertible        None    Combines previous cash          None      4(2)
           Debenture Addition         investments of $30,000 and
           $50,000                    additional $20,000
                                      investment, earning 14%
                                      quarterly and convertible at
                                      $0.02 per share of common stock
-----------------------------------------------------------------------------------------
10/07/03   Warrant            None    Investment Incentive            None      4(2)
           100,000 Shares             $0.01 per share
-----------------------------------------------------------------------------------------
10/12/03   Stock Option       None    Employee Incentive              None      4(2)
           100,000 Shares             $0.01 per share
-----------------------------------------------------------------------------------------
10/14/03   Convertible        None    Cash Investment earning         None      4(2)
           Debenture                  12% quarterly and
           $2,000                     convertible at $0.02 per
                                      share of common stock
-----------------------------------------------------------------------------------------
10/15/03   Convertible        None    Combines previous cash          None      4(2)
           Debenture Addition         investments of $5,000 and
           $10,000                    additional $5,000
                                      investment, earning 13%
                                      quarterly and Convertible at
                                      $0.02 per share of common stock
-----------------------------------------------------------------------------------------
10/17/03   Convertible         None  Combines previous cash           None      4(2)
           Debenture Addition        investments of $15,000 and
           $25,000                   additional $10,000
                                     investment, earning 14%
                                     quarterly and Convertible at
                                     $0.02 per share of common stock
-----------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------
10/23/03   Convertible        None   Cash Investment earning          None     4(2)
           Debenture                 12% quarterly and
           $5,000                    convertible at $0.015 per
                                     share of common stock
-----------------------------------------------------------------------------------------
10/24/03   Convertible        None   Combines previous cash           None     4(2)
           Debenture Addition        investments of $20,000 and
           $25,000                   additional $5,000
                                     investment, earning 15%
                                     quarterly and convertible at
                                     $0.02 per share of common stock
-----------------------------------------------------------------------------------------
10/27/03    Convertible        None  Combines previous cash           None     4(2)
            Debenture Addition       investments of $50,000 and
            $70,000                  additional $20,000
                                     investment, earning 15%
                                     quarterly and convertible at
                                     $0.02 per share of common stock
-----------------------------------------------------------------------------------------
11/05/03    Convertible        None  Cash Investment earning          None     4(2)
            Debenture                12% quarterly and
            $5,000                   convertible at $0.02 per
                                     share of common stock
-----------------------------------------------------------------------------------------
11/07/03    Convertible        None   Cash Investment earning         None     4(2)
            Debenture                 12% quarterly and
            $5,000                    convertible at $0.015 per
                                      share of common stock
-----------------------------------------------------------------------------------------
11/17/03    Convertible        None   Cash Investment earning         None     4(2)
            Debenture                 12% quarterly and
            $3,000                    convertible at $0.02 per
                                      share of common stock
-----------------------------------------------------------------------------------------
11/17/03    Convertible        None    Cash Investment earning        None     4(2)
            Debenture                  14% quarterly and
            $10,000                    convertible at $0.02 per
                                       share of common stock
------------------------------------------------------------------------------------------
11/19/03    Common Stock      None     Services Rendered              None     4(2)
            3,000,000 Shares           $30,000
                                       Consultants
------------------------------------------------------------------------------------------
11/21/03    Convertible        None    Cash Investment earning        None     4(2)
            Debenture                  14% quarterly and
            $10,000                    convertible at $0.02 per
                                       share of common stock
------------------------------------------------------------------------------------------
11/24/03    Common Stock      None     Conversion of convertible      None     4(2)
            2,666,666 Shares           debentures $40,000
------------------------------------------------------------------------------------------
12/02/03   Convertible        None     Cash Investment earning        None     4(2)
           Debenture                   13% quarterly and
           $5,000                      convertible at $0.015 per
                                       share of common stock
------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------
12/03/03   Convertible        None     Cash Investment earning       None      4(2)
           Debenture                   12% quarterly and
           $2,000                      convertible at $0.02 per
                                       share of common stock
-----------------------------------------------------------------------------------------
12/03/03   Convertible        None     Cash Investment earning       None      4(2)
           Debenture                   12% quarterly and
          $1,000                       convertible at $0.02 per
                                       share of common stock
-----------------------------------------------------------------------------------------
12/05/03  Promissory Note     None     Short Term Note for cash      None      4(2)
          10,000                       with fixed interest of
                                       $1,750 and 200,000
                                       Shares of Common Stock
-----------------------------------------------------------------------------------------
12/08/03  Promissory Note     None     Short Term Note for cash      None      4(2)
          15,000                       with fixed interest of
                                       $2,500 and 250,000
                                       Shares of Common Stock
-----------------------------------------------------------------------------------------
12/09/2003  Promissory Note   None     Short Term Note for cash      None      4(2)
            30,000                     with fixed interest of
                                       $5,000 and 1,000,000
                                       Shares of Common Stock
-----------------------------------------------------------------------------------------
12/17/ 03  Promissory Note    None     Short Term Note for cash      None      4(2)
           15,000                      with fixed interest of
                                       $2,500 and 250,000
                                       Shares of Common Stock
-----------------------------------------------------------------------------------------
12/18/03  Promissory Note   None       Short Term Note for cash      None      4(2)
          30,000                       with fixed interest of
                                       $5,000 and 1,000,000
                                       Shares of Common Stock
-----------------------------------------------------------------------------------------
12/19/03  Convertible        None      Cash Investment earning      None       4(2)
          Debenture                    12% quarterly and
          $2,000                       convertible at $0.02 per
                                       share of common stock
-----------------------------------------------------------------------------------------
12/24/03  Promissory Note   None       Short Term Note for cash     None       4(2)
          30,000                       with fixed interest of
                                       $5,000 and 1,000,000
                                       Shares of Common Stock
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
         Title &                       Nature                  Underwriting      Exemption
         Amount of     Principal       & of Amount             Discounts &       Relied
Date     Securities    Underwriters    Consideration           Commissions       Upon
------------------------------------------------------------------------------------------


01/19/04  Convertible      None      Cash Investment earning      None            4(2)
          Debenture                  14% quarterly and
          $20,000                    convertible at $0.02 per
                                     share of common stock
------------------------------------------------------------------------------------------
01/27/04  Promissory Note None       Short Term Note for cash     None            4(2)
          $20,000                    with fixed interest of
                                     $3,000 and 500,000
                                     Shares of Common Stock
------------------------------------------------------------------------------------------
01/29/04  Promissory Note None       Short Term Note for cash     None            4(2)
          $15,000                    with fixed interest of
                                     $2,500 and 500,000
                                     Shares of Common Stock
------------------------------------------------------------------------------------------
02/05/04  Promissory Note None       Short Term Note for cash     None            4(2)
          $15,000                    with fixed interest of
                                     $2,500 and 500,000
                                     Shares of Common Stock
------------------------------------------------------------------------------------------
02/12/04 Convertible    None         Cash Investment earning      None            4(2)
          Debenture                  15% quarterly and
          $20,000                    convertible at $0.02 per
                                     share of common stock
------------------------------------------------------------------------------------------
02/16/04 Convertible    None         Cash Investment earning      None            4(2)
          Debenture                  14% quarterly and
          $10,000                    convertible at $0.02 per
                                     share of common stock
------------------------------------------------------------------------------------------
02/19/04 Convertible    None         Cash Investment earning      None            4(2)
          Debenture                  13% quarterly and
          $5,000                     convertible at $0.015 per
                                     share of common stock
------------------------------------------------------------------------------------------
02/19/04  Convertible   None         Combines previous cash       None            4(2)
          Debenture                  investments of $5,000 and
          Addition                   additional $5,000
          $10,000                    investment, earning
                                     13% quarterly and
                                     convertible at $0.02
                                     per share of common
                                     stock
------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------
02/23/04  Convertible     None         Cash Investment earning    None            4(2)
          Debenture                    14% quarterly and
          $5,000                       convertible at $0.02
                                       per share of common stock
-----------------------------------------------------------------------------------------
02/24/04  Convertible     None         Cash Investment earning    None            4(2)
          Debenture                    14% quarterly and
          $5,000                       convertible at $0.02 per
                                       share of common stock
-----------------------------------------------------------------------------------------
02/25/04  Promissory      None         Short Term Note for cash   None            4(2)
          Note $15,000                 with fixed interest of
                                       $2,500 and 500,000
                                       Shares of Common Stock
-----------------------------------------------------------------------------------------
03/03/04  Convertible     None         Cash Investment earning    None            4(2)
          Debenture                    15% quarterly and
          $10,000                      convertible at $0.015 per
                                       share of common stock
-----------------------------------------------------------------------------------------
03/04/04  Convertible     None         Cash Investment earning    None            4(2)
          Debenture                    15% quarterly and
          $15,000                      Convertible at $0.02
                                       per share of common stock
-----------------------------------------------------------------------------------------
03/04/04  Promissory      None         Renewal of expired note    None            4(2)
          Renewal Note                 with additional fixed
          10,000                       interest of $1,750 and
                                       200,000 Shares of
                                       Common Stock
-----------------------------------------------------------------------------------------
03/08/04  Promissory      None         Renewal of expired note   None             4(2)
          Renewal Note                 with additional fixed
          30,000                       interest of $5,000 and
                                       1,000,000 Shares of
                                       Common Stock
-----------------------------------------------------------------------------------------
03/11/04  Promissory Note None         Short Term Note for       None             4(2)
          $7,500                       cash with fixed interest
                                       of $1,250 and 100,000
                                       Shares of Common Stock
-----------------------------------------------------------------------------------------
03/17/04  Convertible     None         Cash Investment earning   None             4(2)
          Debenture                    12% quarterly and
          $10,000                      convertible at $0.02 per
                                       share of common stock
-----------------------------------------------------------------------------------------
03/17/04  Promissory      None         Renewal of expired note   None
          Renewal                      with additional fixed
          Note 30,000                  interest of $5,000 and
                                       1,000,000 Shares of
                                       Common Stock
-----------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------
03/22/04  Convertible     None         Combines previous cash    None             4(2)
          Debenture                    investments of $5,000
          Addition                     and additional $5,000
          $10,000                      investment, earning 15%
                                       quarterly and convertible
                                       at $0.02 per share of
                                       common stock
-----------------------------------------------------------------------------------------
03/25/04  Convertible     None         Cash Investment earning   None             4(2)
          Debenture                    15% quarterly and
          $20,000                      convertible at $0.02 per
                                       share of common stock
-----------------------------------------------------------------------------------------
03/28/04  Common Stock    None         Collateral of             None             4(2)
          1,000,000                    convertible Debenture
          Shares                       $20,000
-----------------------------------------------------------------------------------------
03/28/04  Promissory      None         Short Term Note for       None             4(2)
          Note                         cash with fixed interest
          $15,000                      of $2,500 and 500,000
                                       Shares of Common Stock
-----------------------------------------------------------------------------------------
03/30/04  Convertible    None          Combines previous cash    None             4(2)
          Debenture                    investments of $2,000
          Addition                     and additional $20,000
          $22,000                      investment, earning 14%
                                       quarterly and convertible
                                       at $0.02 per share of
                                       common stock
-----------------------------------------------------------------------------------------
04/06/04  Convertible    None          Cash Investment earning   None             4(2)
          Debenture                    14% quarterly and
          $10,000                      convertible at $0.02
                                       per share of
                                       common stock
-----------------------------------------------------------------------------------------
04/21/04  Convertible    None          Cash Investment earning   None             4(2)
          Debenture                    12% quarterly and
          $5,000                       convertible at $0.02
                                       per share of
                                       common stock
-----------------------------------------------------------------------------------------
04/22/04  Convertible    None          Cash Investment earning   None             4(2)
          Debenture                    14% quarterly and
          $10,000                      convertible at $0.02
                                       per share of common
                                       stock and issuance
                                       of 100,000 Shares of
                                       Common Stock
-----------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------
04/27/04  Promissory     None          Short Term Note for       None             4(2)
          Note $7,500                  cash with fixed interest
                                       of $1,250 and 150,000
                                       Shares of Common Stock
-----------------------------------------------------------------------------------------
04/28/04  Promissory     None          Renewal of expired note   None             4(2)
          Renewal                      with additional fixed
          Note 15,000                  interest of $2,500 and
                                       500,000 Shares of
                                       Common Stock
-----------------------------------------------------------------------------------------
05/03/04  Promissory   None            Short Term Note for       None             4(2)
          Note $7,500                  cash with fixed interest
                                       of $1,250 and 150,000
                                       Shares of Common Stock
-----------------------------------------------------------------------------------------
05/07/04  Convertible    None          Cash Investment earning   None             4(2)
          Debenture                    15% quarterly and
          $20,000                      Convertible at $0.02
                                       per share of
                                       common stock
-----------------------------------------------------------------------------------------
05/07/04  Promissory     None          Short Term Note for cash  None             4(2)
          Note $7,500                  with fixed interest of
                                       $1,250 and 250,000
                                       Shares of Common Stock
-----------------------------------------------------------------------------------------
05/14/04  Common Stock   None          Services Rendered         None            4(2)
          2,240,000                    $64,800
          Shares                       Consultants
-----------------------------------------------------------------------------------------
05/14/04  Common Stock   None          Penalty Compensation      None            Reg S
          300,000 Shares               $6,000 Offshore
                                       Persons
-----------------------------------------------------------------------------------------
05/14/04  Common Stock   None          Equity Distribution       None            4(2)
          4,000,000                    Fees $140,000
          Shares                       For Funding
-----------------------------------------------------------------------------------------
05/14/04  Secured        None          Cash Investment           None            4(2)
          Convertible                  earning 5% annually
          Debenture                    and convertible at a
          $70,000                      conversion price equal
                                       to the lower of 120%
                                       of closing bid price
                                       on closing date or 80%
                                       of lowest closing bid
                                       price the 5 trading
                                       days preceding
                                       conversion date with
                                       a 3 year maturity
------------------------------------------------------------------------------------------
5/18/04   Convertible    None          Combines previous cash    None            4(2)
          Debenture                    investments of $10,000
          Addition                     and additional $10,000
          $20,000                      investment, earning
                                       15% quarterly and
                                       Convertible at $0.02
                                       per share of
                                       common stock
-----------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------
05/18/04  Convertible    None          Cash Investment earning   None           4(2)
          Debenture                    12% quarterly and
          $10,000                      Convertible at $0.02
                                       per share of
                                       common stock

-----------------------------------------------------------------------------------------
05/21/04  Convertible    None          Cash Investment earning   None           4(2)
          Debenture                    12% quarterly and
          $2,500                       convertible at $0.02
                                       per share of
                                       common stock
-----------------------------------------------------------------------------------------
05/24/04  Convertible    None          Combines expired          None           4(2)
          Debenture                    Promissory Note of
          $25,000                      $15,000 and additional
                                       $10,000 investment,
                                       earning 14% quarterly
                                       and convertible at $0.02
                                       per share of common stock
-----------------------------------------------------------------------------------------
05/25/04  Promissory     None          Renewal of expired note   None           4(2)
          Renewal                      with additional fixed
          Note 15,000                  interest of $2,500 and
                                       500,000 Shares of
                                       Common Stock
-----------------------------------------------------------------------------------------
05/26/04  Convertible    None          Cash Investment earning   None           4(2)
          Debenture                    12% quarterly and
          $10,000                      convertible at $0.02 per
                                       share of common stock
-----------------------------------------------------------------------------------------
05/26/04  Convertible    None          Cash Investment earning   None           4(2)
          Debenture                    12% quarterly and
          $10,000                      convertible at $0.02
                                       per share of
                                       common stock
-----------------------------------------------------------------------------------------
05/28/04  Convertible    None          Combines expired          None           4(2)
          Debenture                    Debenture of $10,000
          Addition                     convertible at $1.40
          $25,000                      per share and 15% interest
                                       with new cash investment
                                       of $15,000, for 18%
                                       quarterly and convertible
                                       at $0.02 per share of
                                       common stock
-----------------------------------------------------------------------------------------
05/28/04  Convertible    None          Cash Investment earning   None          4(2)
          Debenture                    13% quarterly and
          $25,000                      convertible at $0.02
                                       per share of
                                       common stock
-----------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------
05/31/04  Convertible    None          Cash Investment earning   None          4(2)
          Debenture                    14% quarterly and
          $15,000                      convertible at $0.02
                                       per share of
                                       common stock
-----------------------------------------------------------------------------------------
06/08/04  Convertible    None          Cash Investment earning   None          4(2)
          Debenture                    12% quarterly and
          $5,000                       convertible at $0.02
                                       per share of
                                       common stock
-----------------------------------------------------------------------------------------
06/08/04  Promissory     None          Short Term Note for       None          4(2)
          Note                         cash with fixed
          $15,000                      interest of $2,500
                                       and 500,000 Shares
                                       of common Stock
-----------------------------------------------------------------------------------------
06/15/04  Convertible    None          Cash Investment earning   None          4(2)
          Debenture                    12% quarterly and
          $10,000                      Convertible at $0.02
                                       per share of
                                       common stock
-----------------------------------------------------------------------------------------
06/16/04  Convertible    None          Cash Investment earning   None          4(2)
          Debenture                    14% quarterly and
          $10,000                      Convertible at $0.02
                                       per share of
                                       common stock
-----------------------------------------------------------------------------------------
06/16/04  Convertible    None          Cash Investment earning  None           4(2)
          Debenture                    13% quarterly and
          $20,000                      convertible at $0.02 per
                                       share of common stock
-----------------------------------------------------------------------------------------
06/17/04  Convertible    None          Combines previous cash   None           4(2)
          Debenture                    investments of $5,000
          Addition                     and additional $5,000
          $10,000                      investment, earning 14%
                                       quarterly and convertible
                                       at $0.02 per share of
                                       common stock
-----------------------------------------------------------------------------------------
 06/19/04 Common         None          Placement Agent Fee      None           4(2)
          Stock                        $7,500 Investment
          250,000                      Bankers
          Shares
-----------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------
06/21/04  Convertible    None          Cash Investment earning  None           4(2)
          Debenture                    12% quarterly and
          $20,000                      convertible at $0.02
                                       per share of common
                                       stock and 1,000,000
                                       warrants at $0.02
                                       per share
------------------------------------------------------------------------------------------
6/21/04   Warrant        None          Investment Incentive     None           4(2)
          1,000,000                    $0.02 per shares
          Shares
-----------------------------------------------------------------------------------------
06/22/04  Convertible    None          Combines expired         None           4(2)
          Debenture                    Debenture of $20,000
          Addition                     convertible at $1.40
          $120,000                     per share and 15%
                                       interest, past
                                       interest earned of
                                       $10,000 and new cash
                                       investment of $90,000,
                                       for 18% interest
                                       quarterly and
                                       convertible at $0.02
                                       per share of
                                       common stock
------------------------------------------------------------------------------------------
06/29/04  Common Stock   None          Services Rendered        None           4(2)
          13,000,000                   $195,000
          Shares                       Consultants
------------------------------------------------------------------------------------------
06/29/04  Common Stock   None          Conversion of            None           4(2)
          542,500 Shares               Convertible
                                       Debentures/Interest
                                       $10,850
-----------------------------------------------------------------------------------------
06/29/04  Common Stock   None          Debt Reduction of        None           4(2)
          4,000,000                    Legal Expenses
          Shares                       $60,000 For
                                       Services Provide
-----------------------------------------------------------------------------------------
06/29/04  Common Stock   None          Investment - Cash        None           4(2)
          1,000,000                    Stock Purchase
          Shares                       $10,000 Accredited
                                       Person
-----------------------------------------------------------------------------------------
06/29/04  Common Stock   None          Equity Distribution      None           4(2)
          2,500,000                    Fees $75,000
          Shares                       For Funding
-----------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------
07/07/04  Convertible    None          Combines previous cash       None       4(2)
          Debenture Addition           investments of $25,000 and
          $35,000                      additional $10,000
                                       investment earning 18%
                                       quarterly and Convertible at
                                       $0.02 per share of common
                                       stock
-----------------------------------------------------------------------------------------
07/07/04  Convertible    None          Combines previous cash       None       4(2)
          Debenture Addition           investments of $20,000 and
          $25,000                      additional $5,000
                                       investment earning 12%
                                       quarterly and convertible at
                                       $0.02 per share of common
                                       stock
-----------------------------------------------------------------------------------------
07/09/04  Common Stock   None          Equity Distribution           None      4(2)
          2,166,666                    Fees $25,000 For
          Shares                       Funding
-----------------------------------------------------------------------------------------
07/09/04  Common Stock   None          Placement Agent Fee           None      4(2)
          83,334                       $2,500 Investment
          Shares                       Bankers
-----------------------------------------------------------------------------------------
07/09/04  Convertible    None          Cash Investment earning       None      4(2)
          Debenture                    12% quarterly and
          $20,000                      convertible at $0.02 per
                                       share of common stock
-----------------------------------------------------------------------------------------
07/09/04  Warrant        None          The right to purchase         None      4(2)
          500,000                      common shares at a price of
          Shares                       $0.02 per share granted as
                                       incentive for cash
                                       investment
-----------------------------------------------------------------------------------------
07/12/04  Convertible    None          Cash Investment earning       None      4(2)
          Debenture                    12% quarterly and
          $20,000                      convertible at $0.02 per
                                       share of common stock
-----------------------------------------------------------------------------------------
07/19/04  Convertible    None          Cash Investment earning       None      4(2)
          Debenture                    12% quarterly and
          $10,000                      convertible at $0.02
                                       per share of common
                                       stock and 500,000
                                       warrants at $0.02
                                       per share
------------------------------------------------------------------------------------------
07/19/04  Convertible    None          Cash Investment earning       None     4(2)
          Debenture                    14% quarterly and
          $10,000                      convertible at $0.02 per
                                       share of common stock
-----------------------------------------------------------------------------------------
07/19/04  Convertible    None          Cash Investment earning       None     4(2)
          Debenture                    12% quarterly and
          $5,000                       convertible at $0.02
                                       per share of common
                                       stock and 250,000
                                       warrants at $0.02
                                       per share
-----------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------
07/19/04  Convertible    None          Combines previous cash         None   4(2)
          Debenture Addition           investments of $10,000 and
          $17,500                      rolling $5,000 earned interest
                                       with an additional $2,500
                                       cash investment earning 12%
                                       quarterly and Convertible at
                                       $0.02 per share of common
                                       stock
------------------------------------------------------------------------------------------
07/20/04  Warrant        None          The right to purchase          None    4(2)
          250,000                      common shares at a price of
          Shares                       $0.02 per share granted as
                                       incentive for cash
                                       investment
-----------------------------------------------------------------------------------------
07/21/04  Convertible    None          Cash Investment earning        None    4(2)
          Debenture                    12% quarterly and
          $5,000                       convertible at $0.02
                                       per share of common
                                       stock and 250,000
                                       warrants at $0.02
                                       per share
-----------------------------------------------------------------------------------------
07/21/04  Convertible    None          Cash Investment earning        None    4(2)
          Debenture                    12% quarterly and
          $5,000                       convertible at $0.02
                                       per share of common
                                       stock and 250,000
                                       warrants at $0.02
                                       per share
-----------------------------------------------------------------------------------------
07/21/04  Convertible    None          Cash Investment earning        None    4(2)
          Debenture                    12% quarterly and
          $2,500                       convertible at $0.02 per
                                       share of common stock
-----------------------------------------------------------------------------------------
07/21/04  Warrant        None          The right to purchase          None    4(2)
          250,000                      common shares at a price of
          Shares                       $0.02 per share granted as
                                       incentive for cash
                                       investment
-----------------------------------------------------------------------------------------
07/23/04  Secured         None         Cash Investment earning 5%     None    4(2)
          Convertible                  annually and convertible at a
          Debenture                    conversion price equal to the
          $70,000                      lower of 120% of closing bid
                                       price on closing date or 80%
                                       of lowest closing bid price the
                                       5 trading days preceding
                                       conversion date with a 3 year
                                       maturity

-----------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------
07/26/04  Convertible    None          Cash Investment earning         None    4(2)
          Debenture                    12% quarterly and
          $5,000                       convertible at $0.02 per
                                       share of common stock
-----------------------------------------------------------------------------------------
07/26/04  Common Stock   None          For purchase of buy back        None    4(2)
          1,000,000                    equipment of 9 machines and
                                       6 bases @ .021 per share or
                                       $21,000
-----------------------------------------------------------------------------------------
07/28/04  Convertible    None          Cash Investment earning         None    4(2)
          Debenture                    15% quarterly and
          $10,000                      convertible at $0.02 per
                                       share of common stock
-----------------------------------------------------------------------------------------
07/28/04  Convertible    None          Cash Investment earning         None    4(2)
          Debenture                    12% quarterly and
          $5,000                       convertible at $0.02 per
                                       share of common stock
-----------------------------------------------------------------------------------------
07/29/04  Convertible    None          Cash Investment earning         None   4(2)
          Debenture                    12% quarterly and
          $5,000                       Convertible at $0.02 per
                                       share of common stock
-----------------------------------------------------------------------------------------
08/04/04  Convertible    None          Cash Investment earning        None    4(2)
          Debenture                    12% quarterly and
          $5,000                       convertible at $0.02 per
                                       share of common stock
-----------------------------------------------------------------------------------------
08/08/04  Convertible    None          Cash Investment earning        None    4(2)
          Debenture                    12% quarterly and
          $5,000                       convertible at $0.02 per
                                       share of common stock
-----------------------------------------------------------------------------------------
08/10/04  Convertible    None          Cash Investment earning        None    4(2)
          Debenture                    12% quarterly and
          $6,000                       convertible at $0.02 per
                                       share of common stock
-----------------------------------------------------------------------------------------
08/12/04  Convertible    None          Cash Investment earning        None    4(2)
          Debenture                    12% quarterly and
          $2,500                       convertible at $0.02 per
                                       share of common stock
-----------------------------------------------------------------------------------------
08/19/04  Convertible    None          Cash Investment earning        None    4(2)
          Debenture                    14% quarterly and
          $5,000                       Convertible at $0.02
                                       per share of common
                                       stock and 50,000
                                       warrants at $0.02
                                       per share
-----------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------
08/20/04  Convertible    None          Cash Investment earning        None    4(2)
          Debenture                    12% quarterly and
          $10,000                      convertible at $0.02 per
                                       share of common stock
-----------------------------------------------------------------------------------------
08/23/04  Convertible    None          Combines previous cash         None    4(2)
          Debenture Addition           investments of $10,000 with
          $10,000                      an additional $10,000
                                       investment earning 14%
                                       quarterly and convertible at
                                       $0.02 per share of common
                                       stock
-----------------------------------------------------------------------------------------
08/24/04  Warrant        None          The right to purchase          None    4(2)
          50,000                       common shares at a price of
          Shares                       $0.02 per share granted as
                                       incentive for cash
                                       investment
-----------------------------------------------------------------------------------------
09/02/04  Convertible    None          Combines new cash investments  None     4(2)
          Debenture 		       of $15,000 with note that
          Addition		       expired in amount of $15,000 and
          $15,000                      $7,500 earned interest for total of
                                       $37,500 investment earning 17/%
                                       quarterly and convertible at
                                       $0.02 per share of common stock
-----------------------------------------------------------------------------------------
09/10/04  Convertible    None          Cash Investment earning        None     4(2)
          Debenture                    12% quarterly and
          $5,000                       convertible at $0.02 per
                                       share of common stock
-----------------------------------------------------------------------------------------
09/15/04  Convertible    None          Cash Investment earning        None     4(2)
          Debenture                    12% quarterly and
          $20,000                      convertible at $0.02 per
                                       share of common stock
-----------------------------------------------------------------------------------------
09/15/04  Convertible    None          Cash Investment earning        None     4(2)
          Debenture                    12% quarterly and
          $10,000                      convertible at $0.02 per
                                       share of common stock
-----------------------------------------------------------------------------------------
09/16/04  Secured        None          Cash Investment earning        None     4(2)
          Convertible                  5% annually and convertible
          Debenture                    at a conversion price equal
          $60,000                      to the lower of 120% of
                                       closing bid price on closing
                                       date or 80% of lowest closing
                                       bid price the 5 trading days
                                       preceding conversion date
                                       with a 3 year maturity
------------------------------------------------------------------------------------------
09/17/04  Warrant        None          The right to purchase         None      4(2)
          50,000                       common shares at a price of
          Shares                       $0.02 per share granted as
                                       incentive for cash
                                       investment
-----------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------
 09/17/04 Warrant        None          The right to purchase           None    4(2)
          200,000                      common shares at a price of
          Shares                       $0.02 per share granted as
                                       incentive for cash
                                       investment
-----------------------------------------------------------------------------------------
09/17/04  Warrant        None          The right to purchase           None    4(2)
          50,000                       common shares at a price of
          Shares                       $0.02 per share granted as
                                       incentive for cash
                                       investment
-----------------------------------------------------------------------------------------
09/20/04  Convertible    None          Cash Investment earning         None    4(2)
          Debenture                    13% quarterly and
          $5,000                       convertible at $0.02 per
                                       share of common stock
-----------------------------------------------------------------------------------------
09/27/04  Convertible    None          Cash Investment earning         None    4(2)
          Debenture                    12% quarterly and
          $2,500                       convertible at $0.02 per
                                       share of common stock
-----------------------------------------------------------------------------------------
09/28/04  Convertible    None          Cash Investment earning         None    4(2)
          Debenture                    12% quarterly and
          $1,500                       convertible at $0.02 per
                                       share of common stock
-----------------------------------------------------------------------------------------
10/04/04  Convertible    None          Cash Investment earning         None    4(2)
          Debenture                    12% quarterly and
          $5,000                       convertible at $0.02 per
                                       share of common stock
-----------------------------------------------------------------------------------------
10/04/04  Convertible    None          Cash Investment earning         None    4(2)
          Debenture                    12% quarterly and
          $2,000                       convertible at $0.02 per
                                       share of common stock
-----------------------------------------------------------------------------------------
10/04/04  Convertible    None          Cash Investment earning         None    4(2)
          Debenture                    12% quarterly and
          $5,000                       convertible at $0.02 per
                                       share of common stock
-----------------------------------------------------------------------------------------
10/08/04  Convertible    None          Cash Investment earning         None    4(2)
          Debenture                    12% quarterly and
          $5,000                       convertible at $0.02 per
                                       share of common stock
-----------------------------------------------------------------------------------------
10/12/04  Warrant        None          The right to purchase           None    4(2)
          50,000                       common shares at a price of
          Shares                       $0.02 per share granted as
                                       incentive for cash
                                       investment
-----------------------------------------------------------------------------------------
10/12/04  Warrant        None          The right to purchase           None   4(2)
          100,000                      common shares at a price of
          Shares                       $0.02 per share granted as
                                       incentive for cash
                                       investment
-----------------------------------------------------------------------------------------
10/13/04  Convertible    None          Cash Investment earning        None    4(2)
          Debenture                    12% quarterly and
          $3,000                       convertible at $0.02 per
                                       share of common stock
-----------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------
10/13/04  Convertible   None          Cash Investment earning        None     4(2)
          Debenture                    12% quarterly and
          $2,500                       Convertible at $0.02 per
                                       share of common stock
-----------------------------------------------------------------------------------------
10/21/04  Convertible   None          Cash Investment earning        None     4(2)
          Debenture                    12% quarterly and
          $5,000                       Convertible at $0.02 per
                                       share of common stock
-----------------------------------------------------------------------------------------
10/21/04  Promissory    None           Commitment Fees               None     4(2)
          Note
          $100,000
-----------------------------------------------------------------------------------------
10/26/04 Convertible    None           Cash Investment earning       None     4(2)
         Debenture                     12% quarterly
         $20,000		       and convertible at $0.02
                                       per share of common stock.
-----------------------------------------------------------------------------------------
10/26/04 Convertible    None           Cash Investment earning        None    4(2)
         Debenture                     12% quarterly and convertible
         $12,000                       at $0.02 per share of common
                                       stock.
------------------------------------------------------------------------------------------
10/28/04 Convertible    None           Cash Investment earning 12%    None    4(2)
         Debenture                     quarterly and convertible at
         $10,000		       $0.02 per share of common stock.
------------------------------------------------------------------------------------------
11/02/04 Convertible    None           Cash Investment earning 12%    None    4(2)
         Debenture                     quarterly and convertible at
         $20,000		       $0.02 per share of common stock.
------------------------------------------------------------------------------------------
11/09/04 Convertible    None           Cash Investment earning 12%    None    4(2)
         Debenture	               quarterly and convertible at
         $2,500			       $0.02 per share of common stock.
------------------------------------------------------------------------------------------
11/15/04 Convertible    None           Cash Investment earning 12%    None    4(2)
         Debenture	               quarterly and convertible at
         $20,000		       $0.02 per share of common stock.
------------------------------------------------------------------------------------------
11/16/04 Convertible    None           Cash Investment earning 12%    None    4(2)
         Debenture	               quarterly and convertible at
         $10,000		       $0.02 per share of common stock.
-----------------------------------------------------------------------------------------
11/23/04 Convertible    None           Cash Investment earning 12%    None    4(2)
         Debenture	               quarterly and convertible at
         $5,000			       $0.02 per share of common stock.
-----------------------------------------------------------------------------------------
11/29/04 Promissory     None           Short Term Note earning 12%
         Note                          interest                       None    4(2)
         $150,000
-----------------------------------------------------------------------------------------

12/03/04 Convertible    None           Cash Investment earning 12%    None    4(2)
         Debenture	               quarterly and convertible at
         $20,000		       $0.02 per share of common stock.
-----------------------------------------------------------------------------------------
12/8/04	 Warrant        None           The right to purchase common   None    4(2)
         500,000                       shares at a price of $0.02
         Shares                        per share granted as
                                       incentive for cash investment.
-----------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------
12/08/04 Convertible    None           Cash Investment earning 12%    None    4(2)
         Debenture                     quarterly and Convertible at
         $5,000		               $0.02 per share of common stock.
-----------------------------------------------------------------------------------------
12/10/04 Convertible   None            Combines previous cash         None    4(2)
         Debenture                     investments of $10,000 with
         Addition                      an additional $10,000 cash
         $10,000		       investment earning 15/%
                                       quarterly and Convertible at
                                       $0.02 per share of common stock
-----------------------------------------------------------------------------------------
12/17/04 Convertible   None            Cash Investment earning 14%    None    4(2)
         Debenture                     quarterly and Convertible at
         $50,000		       $0.02 per share of common stock.
-----------------------------------------------------------------------------------------
12/17/04 Convertible   None            Cash Investment earning 14%    None    4(2)
         Debenture                     quarterly and Convertible at
         $25,000	               $0.02 per share of common stock.
-----------------------------------------------------------------------------------------
12/17/04 Convertible   None	       Combines previous cash         None    4(2)
         Debenture                     investments of $6,000 with an
         Addition                      additional $1,000 cash investment
         $1,000                        earning  12/% quarterly and Convertible
                                       at $0.02 per share of common stock
-----------------------------------------------------------------------------------------
12/17/04 Warrant       None            The right to purchase common    None   4(2)
         50,000                        shares at a price of $0.02
         Shares                        per share granted as incentive
                                       for cash investment
-----------------------------------------------------------------------------------------		 .
12/18/04 Promissory    None            Short Term Note for cash
         Note                          earning 14% interest and
         $30,000                       1,000,000 Shares of Common
                                       Stock                           None   4(2)
-----------------------------------------------------------------------------------------
12/22/04 Convertible   None            Cash Investment earning 12%     None   4(2)
         Debenture                     quarterly and Convertible at
         $5,000	                       $0.02 per share of common stock.
-----------------------------------------------------------------------------------------
12/23/04 Convertible   None            Cash Investment earning 12%     None   4(2)
         Debenture                     quarterly and Convertible at
         $6,500	                       $0.02 per share of common stock.
-----------------------------------------------------------------------------------------
12/24/04 Convertible   None           Cash Investment earning 12%      None   4(2)
         Debenture                    quarterly and Convertible at
         $10,000                      $0.02 per share of common stock.
-----------------------------------------------------------------------------------------
01/12/05 Convertible   None          Cash Investment earning 13%       None   4(2)
         Debenture                   quarterly and convertible at
         $5000		             $0.02 per share of common stock
-----------------------------------------------------------------------------------------
01/14/05 Convertible   None          Cash Investment earning 12%       None   4(2)
         Debenture                   quarterly and convertible at
         $5000		             $0.02 per share of common stock
-----------------------------------------------------------------------------------------
01/14/05 Promissory    None          Loan from Cornell Capital         None   4(2)
         Note                        Partners
        $350,000
----------------------------------------------------------------------------------------

With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 Act"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding Pop N Go so as to make an informed investment decision. More specifically, we had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in our securities.


INDEX TO EXHIBITS

EXHIBIT       DESCRIPTION                         LOCATION
-------     ---------------                   ----------------

2.1       Plan of Merger with             Incorporated by reference
          Pop N Go Acquisition Corp.,     to the Company's Report filed
          dated July 19, 2001             on Form 8-K filed August 13, 2001

3.(i).1   Articles of Incorporation       Incorporated by reference to
          of the Company                  the Company's Registration
                                          Statement filed on Form SB-2
                                          filed February 11, 2000

3.(i).2   Certificate of Amendment        Incorporated by reference to
          of Articles of Incorporation    the Company's Annual Report
          dated July 23, 2001             filed on Form 10-KSB filed
                                          February 15, 2002

3.(i).3   Certificate of Amendment        Incorporated by reference to
          of Articles of Incorporation    the Company's Annual Report
          dated February 5, 2000          filed on Form 10-KSB filed
                                          February 15, 2002

3.(i).4   Certificate of Amendment
          of Articles of Incorporation    Incorporated by reference to
          dated June 8, 2004              the Company's Annual Report
                                          filed on Form 10KSB on June
                                          21, 2004

3.(ii).1  Bylaws of Pop N Go              Incorporated by reference to
                                          the Company's Registration
                                          Statement filed on Form SB-2
                                          filed February 11, 2000

5.1       Opinion of Kirkpatrick
          & Lockhart, LLP re: Legality    Provided by Amendment

10.1	  Lease Agreement with the        Incorporated by reference
          Charles Moody Trust dated       to the Company's Annual
          February 25, 1999 	          Report filed on Form 10-KSB filed
                                          January 16, 2001

10.2	  Membership Purchase Agreement   Incorporated by reference to the
          with Branax, LLC, dated         Company's Form 8-K filed on
          July 13, 2001                   August 13, 2001



10.3	Escrow Agreement with Cornell     Incorporated by reference
        Capital Partners, LP and Butler   to Exhibit 10.3 to
        Gonzalez, LLP dated May 14, 2004  the Company's Form SB-2 filed on February 10, 2005


10.4	Standby Equity Distribution       Incorporated by reference
        Agreement, dated May 14, 2004,    to Exhibit 10.4 to the Company's
        with Cornell Capital Partners,LP  Form SB-2 filed on February 10, 2005

10.5	Registration Rights Agreement,    Incorporated by reference
        dated May 14, 2004, with Cornell  to Exhibit 10.5 to the
        Capital Partners, LP	          Company's Form SB-2 filed on
                                          February 10, 2005

10.6	Escrow Agreement, dated May       Incorporated by reference
        14, 2004, with Cornell Capital    to Exhibit 10.6 to the
        Partners, LP	                  Company's Form SB-2 filed on
                                          February 10, 2005

10.7	Placement Agent Agreement, dated  Incorporated by reference
        May 14, 2004, with Spencer-       to Exhibit 10.7 to the
        Clarke LLC                        Company's Form SB-2 filed
                                          on February 10, 2005

10.8	Promissory Note for $350,000      Incorporated by reference to
        to Cornell Capital Partners	  Exhibit 10.8 to the Company's
                                          Form SB-2 filed on February 10, 2005

10.9	Pledge and Escrow Agreement	  Incorporated by reference to
                                          Exhibit 10.9 to the Company's Form
                                          SB-2 filed on February 10, 2005

10.10	Irrevocable Transfer              Incorporated by reference to
        Agent Agreement	                  Exhibit 10.10 to the Company's
                                          Form SB-2 filed on February 10, 2005

10.11	Security Agreement	          Incorporated by reference to
                                          Exhibit 10.11 to the Company's
                                          Form SB-2 filed on February 10, 2005

10.12	Stock Option Plan dated           Incorporated by reference
        August 31, 1998	                  to Exhibit 10.12 to the Company's
                                          Form SB-2 filed on February 10, 2005

10.13	Revenue Sharing Agreement         Incorporated by reference to
        dated August 5, 2004	          Exhibit 10.13 to the Company's
                                          Form SB-2 filed on February 10, 2005

16.1	Letter re: Change of Accountants  Incorporated by reference to the
                                          Company's Report on Form 8-K filed
                                          on June 9, 2003

23.1	Consent of Kirkpatrick	          Incorporated by reference
        & Lockhart, LLP                   to Exhibit 5.1

23.2	Consent of Kabani & Company, Inc. Provided herewith

Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i)	Include any prospectus required by Sections 10(a)(3) of the
     Securities Act of 1933 (the "Act");

     (ii)	Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

     (iii)	Include any additional or changed material information on the plan of distribution;

(2)	That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2/A and authorized this registration statement to be signed on our behalf by the undersigned, on May 11, 2005.

Date:	May 11, 2005	POP N GO, INC.


	By:/s/Melvin Wyman
	---------------------------
	Name:	Melvin Wyman
	Title:	President, Chief Executive Officer, Secretary and
		Principal Accounting Officer


In accordance with the Securities Exchange Act, this report has been signed below by the following person on behalf of the registrant and in the capacities and on the dates indicated.

/s/Melvin Wyman
----------------------------
Melvin Wyman, Chairman and Sole Director	Date:	May 11, 2005